     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1998
                                                    Registration No. 333-_____

==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        THE MILLBURN WORLD RESOURCE TRUST
             (Exact name of registrant as specified in its charter)


        DELAWARE                       6799                  06-6415-583
 ---------------------     ---------------------------      ---------------
(State of Organization)   (Primary Standard Industrial     (I.R.S. Employer
                              Classification Number)     Identification Number)

                       C/O MILLBURN RIDGEFIELD CORPORATION
                             411 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830
                                  203/625-7554
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                GEORGE E. CRAPPLE
                         MILLBURN RIDGEFIELD CORPORATION
                             411 WEST PUTNAM AVENUE
                          GREENWICH, CONNECTICUT 06830
                                  203/625-7554
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------
                                    COPY TO:
                                 JAMES B. BIERY
                                 SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                             CHICAGO, ILLINOIS 60603

                       APPROXIMATE DATE OF COMMENCEMENT OF
                     PROPOSED SALE TO THE PUBLIC: AS SOON AS
                     PRACTICABLE AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.
                               -------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            ----------------------------

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Title of Each Class of
Securities                         Amount             Maximum Offering        Maximum Aggregate          Amount of
to be Registered             being Registered          Price Per Unit         Offering Price         Registration Fee*
-------------------------------------------------------------------------------------------------------------------------
Units of Beneficial             $ 63,461,000          Net Asset Value           $ 63,461,000             $ 18,721
Interest
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

     * AS OF THE DATE HEREOF, UNDER REGISTRANT'S PREVIOUS REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-90756), REGISTRANT HAS $13,461,000 OF REGISTERED BUT UNSOLD UNITS AND HAS PAID $34,490 IN REGISTRATION FEES TO THE SECURITIES AND EXCHANGE COMMISSION. THIS REGISTRATION STATEMENT CARRIES FORWARD THE UNSOLD BALANCE OF $13,461,000 OF UNITS FROM REGISTRATION NO. 33-90756 AND REGISTERS AN ADDITIONAL $50,000,000 OF UNITS OF BENEFICIAL INTEREST. PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-90756) DECLARED EFFECTIVE JULY 12, 1995 AND CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 6 THERETO.

                              SUBJECT TO COMPLETION

                        THE MILLBURN WORLD RESOURCE TRUST

                                   $63,400,000

                          UNITS OF BENEFICIAL INTEREST

            INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THE MILLBURN WORLD RESOURCE TRUST (THE "TRUST") is a Delaware business trust engaged in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agricultural products, metals and stock indices. The Trust applies systematic, technical strategies and risk control policies to these diverse market sectors. MILLBURN RIDGEFIELD CORPORATION (THE "MANAGING OWNER" OR "MILLBURN RIDGEFIELD") acts as the manager and trading advisor of the Trust. Millburn Ridgefield and its principals have been trading in the futures, futures options and forward markets pursuant to systematic quantitative trading strategies and risk management methods for over 25 years, and as of February 28, 1998 had approximately $783 million of client and proprietary capital under management in these markets; of which approximately $169 million was being managed pursuant to the World Resource Portfolio used for the Trust. See "Millburn Ridgefield Corporation," at page 29. The Trust places greater emphasis on the non-financial market sectors (in particular, energy and metals) than the other funds sponsored to date by the Managing Owner, although employing the same trading systems used by the other Millburn Ridgefield portfolios. The Trust's objective is substantial capital appreciation. THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.

     The Trust began trading September 13, 1995 with an initial capitalization of $15,297,069. As of February 28, 1998, the Trust's capitalization was $74,645,216 and the Net Asset Value of a unit of beneficial interest ("Unit") in the Trust initially sold for $1,000 was $1,204.22.

     Units are sold on a continuous basis as of the first day of each month at Net Asset Value. The Net Asset Value per Unit equals the Net Assets of the Trust divided by the number of Units outstanding. Units are sold in fractions calculated to three decimal places. The Trust trades in highly liquid markets, and its Net Assets are readily quantified from third-party pricing sources.

     As the Trust is an operating entity, there is no minimum number of Units which must be sold as of the beginning of a month for any Units then to be sold. As of the date of this Prospectus, there are approximately $63.4 million of Units registered for public offering and available for sale. Millburn Ridgefield anticipates, however, that, if there is adequate demand, the Trust will in the future make the necessary regulatory filings to register additional Units for sale to the public.

     The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Subscriptions in excess of these minimums may be made in $100 increments. Additional subscriptions by existing Unitholders are permitted in $1,000 minimums, also with $100 increments.

     There is no market for the Units and none will develop. Units may, however, be redeemed at Net Asset Value, as of the end of any calendar month upon 10 business days' notice to Millburn Ridgefield. Early redemption charges, payable to Millburn Ridgefield, of 4% and 3% of the redemption value of each Unit are assessed on Units redeemed on or prior to the end of the sixth and after the end of the sixth but on or prior to the end of the twelfth month after issuance, respectively.

                          --------------------------

       THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

- INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS:
     AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE
     OF RISK.

- FUTURES AND FORWARD TRADING IS SPECULATIVE, VOLATILE AND LEVERAGED, AND INVOLVES A HIGH DEGREE OF RISK; TRADING ON FOREIGN FUTURES AND INTERBANK FORWARD MARKETS MAY INVOLVE ADDITIONAL RISKS.

- THE TRUST HAS TO DATE EXHIBITED, AND IS EXPECTED TO CONTINUE TO EXHIBIT, CONSIDERABLE PERFORMANCE VOLATILITY. THE UNITS ARE SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTMENT PORTFOLIO.

- THE TRUST HAS BEEN THE FIRST MILLBURN RIDGEFIELD CLIENT ACCOUNT TO TRADE THE "WORLD RESOURCE PORTFOLIO" OF MARKETS.

- SINGLE-ADVISOR FUNDS SUCH AS THE TRUST ARE TYPICALLY CONSIDERED -- EVEN AMONG SPECULATIVE MANAGED FUTURES FUNDS -- UNUSUALLY HIGH RISK. MOREOVER, THE TRUST IS VULNERABLE TO ADVERSE CHANGES AFFECTING MILLBURN
     RIDGEFIELD WHICH COULD DIRECTLY IMPACT THE TRUST'S ABILITY TO CONTINUE TRADING.

- THE TRUST IS SUBJECT TO SUBSTANTIAL CHARGES, PAYABLE IRRESPECTIVE OF PROFITABILITY, AS WELL AS TO QUARTERLY PROFIT SHARES. THE MANAGING OWNER ESTIMATES THAT THE TRUST NEEDS TO ACHIEVE TRADING PROFITS IN THE FIRST TWELVE MONTHS AFTER A UNIT IS ISSUED OF APPROXIMATELY 5.75% TO OFFSET EXPENSES AND OF APPROXIMATELY 8.85% TO OFFSET BOTH EXPENSES AND THE 3% REDEMPTION CHARGES DUE ON UNITS REDEEMED AS OF THE END OF THE TWELFTH MONTH AFTER ISSUANCE, ASSUMING THE TRUST CONTINUES TO EARN INTEREST ON ITS ASSETS AT CURRENT RATES.

- THE TRUST MAY BE ADVERSELY AFFECTED BY INCREASES IN THE AMOUNT OF FUNDS MANAGED BY MILLBURN RIDGEFIELD.

- MILLBURN RIDGEFIELD IS ALMOST EXCLUSIVELY A SYSTEMATIC, TREND-FOLLOWING TRADER. MARKET CONDITIONS IN WHICH STRONG PRICE TRENDS DO NOT DEVELOP TYPICALLY RESULT IN SUBSTANTIAL LOSSES FOR TREND-FOLLOWING TRADERS.

- UNLESS THE TRUST IS SUCCESSFUL, OF WHICH THERE CAN BE NO ASSURANCE, IT CANNOT SERVE AS A BENEFICIAL DIVERSIFICATION FOR AN INVESTOR'S PORTFOLIO.


             SEE "RISK FACTORS" BEGINNING AT PAGE 11 OF THIS PROSPECTUS.

                             --------------------------
    THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
        PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE
                ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                              --------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.

                            PRICE TO PUBLIC (1)        SELLING COMMISSIONS (4)(5)(6)     PROCEEDS TO TRUST (2)(3)(4)(5)
---------------------   ---------------------------   --------------------------------   -----------------------------
PER UNIT ............        NET ASSET VALUE                      NONE                          NET ASSET VALUE
---------------------   ---------------------------   --------------------------------   -----------------------------
     SEE NOTES ON PAGES (I)-(II).
                                                    THE DATE OF THIS PROSPECTUS IS APRIL __, 1998

NOTES TO COVER PAGE

       (1)   The Units are sold at Net Asset Value.

       The Units are offered on a "best efforts" basis without any firm underwriting commitment through PaineWebber Incorporated ("PaineWebber" or the "Principal Selling Agent"), as well as certain Additional Selling Agents selected by Millburn Ridgefield with the consent of the Principal Selling Agent (the Principal Selling Agent and the Additional Selling Agents being hereinafter collectively referred to as the "Selling Agents"). Through April 30, 1998, Prudential Securities Incorporated ("Prudential Securities") served as a principal Selling Agent of the Trust.

       This Prospectus will first be used to solicit investors on or about the date hereof.

       Units are sold as of the first day of each month. Millburn Ridgefield may, upon sufficient notice to subscribers, cause the Trust to sell Units at intra-month closings as well as at the beginning of the month.

       Millburn Ridgefield may suspend, limit or terminate the offering at any time.

       (2) Interest actually earned on subscriptions while held in escrow is invested in the Trust, and investors are issued additional Units reflecting each investor's attributable share of such interest. All subscription funds, plus all interest earned on such funds, are promptly returned to subscribers in the event that their subscriptions are rejected.

       (3) The costs of the ongoing offering of the Units, including the costs of updating this Prospectus, are paid by the Trust.

       (4) PaineWebber and Prudential Securities are the clearing brokers and forward dealers (the "Clearing Brokers") for the Trust, and in such capacity receive brokerage commissions from Millburn Ridgefield (which receives the Brokerage Fees paid by the Trust) and dealers' spreads from the Trust. The Trust allocates its trades among the Clearing Brokers on the basis of the amount of outstanding Units sold through each in their capacities as Selling Agents.

       The Managing Owner, with the consent of the Principal Selling Agent, appoints certain Additional Selling Agents to distribute the Units.

       See "Plan of Distribution -- Subscription Procedure" at page 66 for information relating to certain indemnification arrangements with respect to the Selling Agents.

       PaineWebber distributes certain Units through correspondent "introducing brokers," in which case PaineWebber shares with such correspondents the selling commissions and ongoing compensation described in Notes (5) and (6) below due in respect of such Units. Such correspondents must either be registered as broker-dealers or exempt from such registration, and must satisfy the same eligibility requirements as the Selling Agents themselves in order to receive ongoing compensation. Units sold through such "introducing brokers" are considered to have been sold through PaineWebber for purposes of allocating the Trust's trading transactions between the Clearing Brokers.

       (5) No selling commissions are paid from the proceeds of subscriptions. The Selling Agents receive, from Millburn Ridgefield, selling commissions equal to 5% of the subscription price of all Units sold by them. Because Millburn Ridgefield, not the Trust or the investors, pays the selling commissions, 100% of all subscriptions is invested in the Units. The Trust is not a "no load" fund; early redemption charges apply, and the Managing Owner is reimbursed over time for the selling commissions advanced by it through receipt of the Brokerage Fees paid by the Trust. However, the Trust's fees have been structured so that all the capital invested by subscribers is available for trading from the date of their subscription.

       (6) Selling Agents, provided that they (i) are registered with the Commodity Futures Trading Commission (the "CFTC") as "futures commission merchants" or "introducing brokers," and (ii) sell Units through Registered Representatives who are themselves registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Futures Managed Funds Examination and agree to provide certain ongoing services to clients, are eligible to receive ongoing compensation in the form of "trailing commissions." Such "trailing commissions" equal 4% per annum of the average month-end Net Asset Value per Unit, beginning with the thirteenth month after a particular Unit is issued and continuing for as long as such Unit remains outstanding. These "trailing commissions" may be deemed to constitute "underwriting compensation."

       Registered Representatives who are not registered with the CFTC, have not passed the Series 3 or Series 31 Examination or do not agree to provide ongoing services to clients in respect of their Units are not eligible to receive "trailing commissions." Rather, such Registered Representatives and their Selling Agents are restricted to receiving installment selling commissions. Such installment selling commissions are paid, also by Millburn Ridgefield, in the same manner as "trailing commissions." However, installment selling commissions are limited, when added to the 5% initial selling commissions, to a total of no more than 9.5% of the initial subscription price of each Unit.

                              -----------------------

       NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, MILLBURN RIDGEFIELD, ANY SELLING AGENT OR ANY OTHER PERSON.

       SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

                              -----------------------

       THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                              -----------------------

       MILLBURN RIDGEFIELD SENDS ALL UNITHOLDERS ANNUAL AND MONTHLY REPORTS COMPLYING WITH CFTC AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS CONTAIN CERTIFIED AND AUDITED, AND THE MONTHLY REPORTS UNAUDITED, FINANCIAL INFORMATION.

       THIS PROSPECTUS MUST BE ACCOMPANIED BY A RECENT MONTHLY REPORT OF THE TRUST.

       THE SELLING AGENTS MUST DELIVER ANY SUPPLEMENTED OR AMENDED PROSPECTUS ISSUED BY THE TRUST.

                              -----------------------

       THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE SET FORTH PROMINENTLY
HEREIN: "THE MILLBURN WORLD RESOURCE TRUST IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

                              -----------------------

       NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF SUCH SUBSCRIBER'S READILY MARKETABLE ASSETS IN THE TRUST.

       THE TRUST IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER IN FORMATION WITH THE COMMISSION. REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE TRUST, CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, DC 20549 AND AT ITS NORTHEAST REGIONAL OFFICE AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND AT ITS MIDWEST REGIONAL OFFICE AT CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL

CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549 AT PRESCRIBED RATES. THE TRUST IS AN ELECTRONIC FILER. THE SEC MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, AT HTTP://WWW.SEC.GOV.

                       COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

       YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

       FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 36 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO "BREAKEVEN," THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

       THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 11 TO 17.

       YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

              THE MILLBURN WORLD RESOURCE TRUST

                     TABLE OF CONTENTS

PROSPECTUS SECTION                                       PAGE

SUMMARY................................................     4
     GENERAL...........................................     4
     PERFORMANCE OF THE TRUST..........................     4
     OVERVIEW..........................................     5
     RISK FACTORS......................................     5
     CERTAIN INVESTMENT CONSIDERATIONS.................     6
     REDEMPTIONS.......................................     7
     CHARGES...........................................     7
     "BREAKEVEN TABLE".................................     8
     FEDERAL INCOME TAX ASPECTS........................     9
     THE OFFERING......................................     9
     GENERAL...........................................    10

RISK FACTORS...........................................    11
     (1)   ALL OR SUBSTANTIALLY ALL OF AN
              INVESTMENT COULD BE LOST; PAST
              PERFORMANCE IS NOT NECESSARILY
              INDICATIVE OF FUTURE RESULTS.............    11
     (2)   VOLATILE MARKETS; HIGHLY
              LEVERAGED TRADING........................    11
     (3)   HIGHLY VOLATILE PERFORMANCE.................    11
     (4)   RECENTLY DEVELOPED PORTFOLIO................    12
     (5)   PARTICULAR RISKS ASSOCIATED WITH
              A SINGLE-ADVISOR PORTFOLIO...............    12
     (6)   SUBSTANTIAL CHARGES PAYABLE
              IRRESPECTIVE OF PROFITABILITY............    13
     (7)   POSSIBLE ADVERSE EFFECTS OF
              INCREASING MILLBURN RIDGEFIELD'S
              ASSETS UNDER MANAGEMENT..................    13
     (8)   MILLBURN RIDGEFIELD'S TECHNICAL,
              TREND-FOLLOWING SYSTEMS..................    13
     (9)   NON-CORRELATED AS OPPOSED TO
              NEGATIVELY CORRELATED
              PERFORMANCE..............................    14
     (10)  POSSIBLY ILLIQUID MARKETS...................    14
     (11)  "ZERO-SUM" TRADING..........................    15
     (12)  TRADING ON COMMODITY EXCHANGES
              OUTSIDE THE UNITED STATES................    15
     (13)  LIMITED ABILITY TO LIQUIDATE AN
              INVESTMENT IN THE UNITS..................    15
     (14)  THE TRUST IS SUBJECT TO CONFLICTS
              OF INTEREST..............................    15
     (15)  UNITHOLDERS HAVE NO ROLE
              IN MANAGEMENT............................    16
     (16)  UNITHOLDERS ARE TAXED ON TRUST
              PROFITS ALTHOUGH NOT DISTRIBUTED.........    16
     (17)  TAXATION OF INTEREST INCOME IRRESPECTIVE
              OF TRADING LOSSES .......................    16
     (18)  LIMITATIONS ON THE DEDUCTIBILITY OF
              "INVESTMENT ADVISORY FEES"...............    16

              THE MILLBURN WORLD RESOURCE TRUST

                      TABLE OF CONTENTS

PROSPECTUS SECTION                                       PAGE

RISK FACTORS (CONT'D)
     (19)  NONDEDUCTIBILITY OF "SYNDICATION
              EXPENSES"................................    17
     (20)  POSSIBILITY OF TAX AUDIT OF BOTH THE
              TRUST AND INDIVIDUAL UNITHOLDERS.........    17
     (21)  BANKRUPTCY OF CLEARING BROKERS AND
              CURRENCY DEALERS ........................    17
     (22)  UNREGULATED MARKETS; POSSIBLE FUTURE
              REGULATORY CHANGES ......................    17

INVESTMENT FACTORS.....................................    18

PERFORMANCE OF THE TRUST...............................    21
     MONTHLY RATES OF RETURN...........................    21
     SELECTED FINANCIAL INFORMATION....................    22
     MANAGING OWNER'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF
        OPERATIONS.....................................    23

THE TRUST AND ITS OBJECTIVES...........................    26
     PERFORMANCE POTENTIAL ............................    26
     INVESTMENT DIVERSIFICATION........................    26
     MARKET DIVERSIFICATION............................    26
     THE MANAGING OWNER................................    28

MILLBURN RIDGEFIELD CORPORATION........................    29
     MILLBURN RIDGEFIELD CORPORATION ..................    29
     BACKGROUND AND MANAGEMENT.........................    29
     TRADING STRATEGIES IN GENERAL.....................    31
     MILLBURN RIDGEFIELD TRADING STRATEGY..............    32

FIDUCIARY OBLIGATIONS OF MILLBURN RIDGEFIELD...........    34
     NATURE OF FIDUCIARY OBLIGATIONS;
       CONFLICTS OF INTEREST...........................    34
     REMEDIES AVAILABLE TO THE UNITHOLDERS.............    34

USE OF PROCEEDS........................................    35
     PROCEEDS OF SUBSCRIPTIONS.........................    35
     MAINTENANCE OF ASSETS.............................    35
     STRATEGIES IMPLEMENTED............................    36

CHARGES................................................    36
     BROKERAGE FEES....................................    38
     PROFIT SHARES.....................................    40
     GENERAL...........................................    41
     DISTRIBUTION COSTS................................    41
     REDEMPTION CHARGES................................    42

              THE MILLBURN WORLD RESOURCE TRUST

                      TABLE OF CONTENTS

PROSPECTUS SECTION                                       PAGE

REDEMPTIONS; NET ASSET VALUE ..........................    43
     REDEMPTION PROCEDURE..............................    43
     NET ASSET VALUE...................................    43

THE CLEARING BROKERS ..................................    44
     PAINEWEBBER INCORPORATED..........................    44
     PRUDENTIAL SECURITIES INCORPORATED................    48

CONFLICTS OF INTEREST..................................    51
     GENERAL...........................................    51
     THE MANAGING OWNER................................    51
     THE CLEARING BROKERS..............................    52
     THE SELLING AGENTS................................    53
     PROPRIETARY TRADING AND TRADING
        FOR OTHER ACCOUNTS.............................    53
     INDEMNIFICATION AND STANDARD
        OF LIABILITY...................................    53

THE TRUST AND THE TRUSTEE..............................    54
     PRINCIPAL OFFICE; LOCATION OF RECORDS.............    54
     CERTAIN ASPECTS OF THE TRUST......................    54
     THE TRUSTEE.......................................    55
     MANAGEMENT OF TRUST AFFAIRS;
        VOTING BY UNITHOLDERS..........................    55
     RECOGNITION OF THE TRUST IN CERTAIN STATES........    56
     POSSIBLE REPAYMENT OF DISTRIBUTIONS
        RECEIVED BY UNITHOLDERS; INDEMNIFICATION
        OF THE TRUST BY UNITHOLDERS....................    56
     TRANSFERS OF UNITS RESTRICTED.....................    56
     REPORTS TO UNITHOLDERS............................    56
     GENERAL...........................................    57

FEDERAL INCOME TAX ASPECTS.............................    57

THE FUTURES AND FORWARD MARKETS........................    63
     FUTURES AND FORWARD CONTRACTS.....................    63
     HEDGERS AND SPECULATORS...........................    63
     COMMODITY EXCHANGES...............................    63
     SPECULATIVE POSITION AND DAILY LIMITS.............    64
     MARGIN............................................    64

PURCHASES BY EMPLOYEE BENEFIT PLANS....................    64
     GENERAL...........................................    64
     "PLAN ASSETS".....................................    65
     INELIGIBLE PURCHASERS.............................    65

PLAN OF DISTRIBUTION...................................    66
     SUBSCRIPTION PROCEDURE............................    66
     THE SELLING AGENTS................................    67

LEGAL MATTERS..........................................    68

EXPERTS................................................    68

REPORTS ...............................................    68

ADDITIONAL INFORMATION.................................    68

INDEX OF DEFINED TERMS.................................    69

INDEX TO FINANCIAL STATEMENTS..........................    70

PERFORMANCE OF THE
     MILLBURN RIDGEFIELD CLIENT FUNDS
     AND TRADING PROGRAMS..............................    86

ANNUAL RATES OF RETURN SINCE INCEPTION
     OF THE MILLBURN RIDGEFIELD CLIENT FUNDS...........    97

APPENDIX -- "BLUE SKY"
     GLOSSARY............................................APP-1

EXHIBIT A--SECOND AMENDED AND
     RESTATED DECLARATION OF TRUST
     AND TRUST AGREEMENT..................................TA-1

EXHIBIT B--SUBSCRIPTION REQUIREMENTS......................SR-1

EXHIBIT C--SUBSCRIPTION AGREEMENT
     AND POWER OF ATTORNEY................................SA-1

                        --------------------

    THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND
        POWER OF ATTORNEY ACCOMPANIES THIS PROSPECTUS.

                    --------------------


               MILLBURN RIDGEFIELD CORPORATION
                    411 West Putnam Avenue
                 Greenwich, Connecticut 06830
                        (203) 625-7554
                        MANAGING OWNER

                          THE MILLBURN WORLD RESOURCE TRUST

                                      SUMMARY

GENERAL

     The Millburn World Resource Trust, a Delaware business trust (the "Trust"), engages in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agricultural products, metals and stock indices. Millburn Ridgefield Corporation, a Delaware corporation (the "Managing Owner" or "Millburn Ridgefield"), acts as the managing owner (the functional equivalent of a general partner in a limited partnership), commodity pool operator and trading advisor of the Trust. Units of beneficial interest ("Units") in the Trust are continuously offered, at Net Asset Value, pursuant to the terms of this Prospectus.

PERFORMANCE OF THE TRUST

     - The Trust began trading September 13, 1995 with an initial capitalization of $15,297,069. Through February 28, 1998, the Trust's performance has been profitable while exhibiting a high degree of volatility -- volatility which can be expected to continue.

                            THE MILLBURN WORLD RESOURCE TRUST

                                         Month-end                                             Month-end
                           Monthly       Net Asset       Month-end                 Monthly     Net Asset     Month-end
                           Rate of         Value         Net Asset                 Rate of       Value       Net Asset
      1995                 Return        Per Unit*        Value*         1996      Return      Per Unit*       Value*
      ----                --------       ---------      -----------      ----      ------      ---------     ---------
      Sept.(1/2 mo.)       (6.62)%       $  933.80      $14,284,924      Jan.      (0.36)%     $1,068.44    $32,925,030
      Oct.                 (1.92)%          915.83      $17,807,742      Feb.     (12.30)%        937.05    $34,377,923
      Nov.                  0.92 %          924.25      $20,363,730      Mar.       2.94 %        964.56    $40,010,844
      Dec.                 16.02 %        1,072.34      $26,457,277      Apr.       2.55 %        989.12    $42,739,498
                                                                         May       (7.88)%        911.19    $40,617,824
      1995 COMPOUND RATE OF RETURN (3 1/2 MONTHS):  7.23%                June       6.64 %        971.65    $45,108,706
                                                                         July      (0.36)%        968.18    $45,980,784
                                         Month-end                       Aug.       1.49 %        982.59    $46,836,993
                           Monthly       Net Asset       Month-end       Sept.      4.01 %      1,022.02    $47,529,825
                           Rate of         Value         Net Asset       Oct.       8.09 %      1,104.75    $51,392,603
      1997                 Return        Per Unit*        Value*         Nov.       4.10 %      1,149.99    $54,724,582
      ----                --------       ---------      -----------      Dec.       0.42 %      1,154.81    $56,365,318

      Jan.                  4.24 %       $1,203.79      $59,451,235
      Feb.                  7.17 %        1,290.13       66,138,865         1996 COMPOUND RATE OF RETURN:  7.69%
      Mar.                 (4.29)%        1,234.76       63,855,510
      Apr.                 (4.63)%        1,177.54       65,282,050                            Month-end
      May                   3.02 %        1,213.10       70,845,207                Monthly     Net Asset     Month-end
      June                 (1.73)%        1,192.13       70,064,574                Rate of       Value       Net Asset
      July                  2.95 %        1,227.32       72,656,184
      Aug.                (10.22)%        1,101.91       67,398,662      1998      Return      Per Unit*       Value*
      Sept.                 0.84 %        1,111.16       69,097,586      ----      ------      ---------     --------
      Oct.                  0.74 %        1,119.39       69,586,678
      Nov.                 (0.77)%        1,110.78       69,056,862      Jan.       3.07 %     $1,218.74    $75,621,361
      Dec.                  6.45 %        1,182.43       73,570,903      Feb.      (1.19)%      1,204.22     74,645,216

                                                                         1998 COMPOUND RATE OF RETURN (2 MONTHS):  1.84%

      1997 COMPOUND RATE OF RETURN: 2.39%

                                 COMPOUND ANNUAL RATE OF RETURN SINCE INCEPTION (29 1/2 MONTHS):   7.86%

                                    CUMULATIVE TOTAL RETURN SINCE INCEPTION (29 1/2 MONTHS):  20.42%

------------------------
      * The Month-end Net Asset Value per Unit and Month-end Net Asset Value figures above reflect a reduction for accrued Profit Shares, if any. GAAP aggregate Net Asset Value figures are reduced, as of December 31, 1995 and December 31, 1996 respectively, by $525,000 and $252,000 of unamortized organizational and initial offering cost reimbursement payments, which were accrued for GAAP but not for redemption purposes. The organizational and initial offering cost reimbursement was completed as of September 30, 1997. The redemption Net Asset Values are shown above.

OVERVIEW

    - A LEVERAGED, PROFESSIONALLY MANAGED INVESTMENT, THE TRUST TRADES IN A WIDE RANGE OF DOMESTIC AND INTERNATIONAL MARKETS WITH AN INCREASED EMPHASIS, AS COMPARED TO MILLBURN RIDGEFIELD'S OTHER CLIENT ACCOUNTS, ON THE TRADITIONAL COMMODITY MARKETS.

    - PERFORMANCE OBJECTIVES OF SUBSTANTIAL CAPITAL APPRECIATION WITH CONTROLLED VOLATILITY.

    -      A BROADLY DIVERSIFIED PORTFOLIO OF INTERNATIONAL MARKET SECTORS.

    - MULTIPLE SYSTEMS ARE APPLIED IN EACH MARKET, PROVIDING "INTERNAL" DIVERSIFICATION TO THE TRUST'S TRADING APPROACH DESPITE ITS USE OF A SINGLE ADVISOR.

    - EQUALLY LIKELY TO BE PROFITABLE OR UNPROFITABLE IN "UP" AS IN "DOWN" MARKETS; TO DATE, THE PERFORMANCE OF THE TRUST HAS BEEN SIGNIFICANTLY NON-CORRELATED WITH THE GENERAL UNITED STATES DEBT AND EQUITY MARKETS.

    -      PERFORMANCE NOT DEPENDENT UPON ANY SINGLE NATION'S ECONOMY OR
           CURRENCY.

    - THE POTENTIAL, IF SUCCESSFUL, TO PROVIDE A VALUABLE COMPONENT OF DIVERSIFICATION TO TRADITIONAL PORTFOLIOS.

    - OFFERING THE ADVANTAGES OF LIMITED LIABILITY IN HIGHLY LEVERAGED TRADING, AS WELL AS ADMINISTRATIVE CONVENIENCE IN A BUSINESS TRUST WHICH IMPLEMENTS COMPLEX TRADING STRATEGIES IN NUMEROUS AND DIVERSE INTERNATIONAL MARKETS.

    -      THE TRUST EARNS INTEREST ON APPROXIMATELY 95% OF ITS DAILY NET
           ASSETS.

    - PERSONS INVESTING $1,000,000 OR MORE BENEFIT FROM DISCOUNTED BROKERAGE FEES, AT NO COST TO OTHER UNITHOLDERS. DISCOUNTED BROKERAGE FEES APPLY TO SUCH INVESTORS' ENTIRE ACCOUNTS, NOT JUST THAT PORTION CORRESPONDING TO CAPITAL CONTRIBUTIONS OF $1,000,000 OR MORE.

RISK FACTORS

    - INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS:
           AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT" AT PAGE 1 AND "RISK FACTOR (1)--ALL OR SUBSTANTIALLY ALL OF AN INVESTMENT COULD BE LOST; PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS" AT PAGE 11.

    - FUTURES AND FORWARD TRADING IS SPECULATIVE, VOLATILE AND LEVERAGED, AND INVOLVES A HIGH DEGREE OF RISK; TRADING ON FOREIGN FUTURES AND INTERBANK FORWARD MARKETS MAY INVOLVE ADDITIONAL RISKS. SEE "THE TRUST AND ITS OBJECTIVES" AT PAGE 26 AND "RISK FACTOR (2)--VOLATILE MARKETS; HIGHLY LEVERAGED TRADING" AT PAGE 11.

    - THE TRUST HAS TO DATE EXHIBITED, AND IS EXPECTED TO CONTINUE TO EXHIBIT, CONSIDERABLE PERFORMANCE VOLATILITY. THE UNITS ARE SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTMENT PORTFOLIO. SEE "PERFORMANCE OF THE TRUST" AT PAGE 21 AND "RISK FACTOR
           (3)--HIGHLY VOLATILE PERFORMANCE" AT PAGE 11.

    - THE TRUST HAS BEEN THE FIRST MILLBURN RIDGEFIELD CLIENT ACCOUNT TO TRADE THE "WORLD RESOURCE PORTFOLIO" OF MARKETS. SEE "THE TRUST AND ITS OBJECTIVES" AT PAGE 26 AND "RISK FACTOR (4)--RECENTLY DEVELOPED PORTFOLIO" AT PAGE 12.

    - SINGLE-ADVISOR FUNDS SUCH AS THE TRUST ARE TYPICALLY CONSIDERED -- EVEN AMONG SPECULATIVE MANAGED FUTURES FUNDS -- UNUSUALLY HIGH RISK. MOREOVER, THE TRUST IS VULNERABLE TO ADVERSE CHANGES AFFECTING MILLBURN RIDGEFIELD WHICH COULD DIRECTLY IMPACT THE TRUST'S ABILITY TO CONTINUE TRADING. SEE "RISK FACTOR (5)--PARTICULAR RISKS ASSOCIATED WITH A SINGLE-ADVISOR PORTFOLIO" AT PAGE 12.

    - THE TRUST IS SUBJECT TO SUBSTANTIAL CHARGES, PAYABLE IRRESPECTIVE OF PROFITABILITY, AS WELL AS TO QUARTERLY PROFIT SHARES. THE MANAGING OWNER ESTIMATES THAT THE TRUST NEEDS TO ACHIEVE TRADING PROFITS IN THE FIRST

           TWELVE MONTHS AFTER A UNIT IS ISSUED OF APPROXIMATELY 5.75% TO OFFSET EXPENSES, AND OF APPROXIMATELY 8.85% TO OFFSET BOTH EXPENSES AND THE 3% REDEMPTION CHARGE DUE ON UNITS REDEEMED AS OF THE END OF THE TWELFTH MONTH AFTER ISSUANCE, ASSUMING THE TRUST CONTINUES TO EARN INTEREST ON ITS ASSETS AT CURRENT RATES. SEE "BREAKEVEN TABLE" BELOW AT PAGE 8, "CHARGES" AT PAGE 36 AND "RISK FACTOR (6)--SUBSTANTIAL CHARGES PAYABLE IRRESPECTIVE OF PROFITABILITY" AT PAGE 13.

    - THE TRUST MAY BE ADVERSELY AFFECTED BY INCREASES IN THE AMOUNT OF FUNDS MANAGED BY MILLBURN RIDGEFIELD. SEE "RISK FACTOR (7)--POSSIBLE ADVERSE EFFECTS OF INCREASING MILLBURN RIDGEFIELD'S ASSETS UNDER MANAGEMENT" AT PAGE 13.

    - MILLBURN RIDGEFIELD IS ALMOST EXCLUSIVELY A SYSTEMATIC, TREND-FOLLOWING TRADER. MARKET CONDITIONS IN WHICH STRONG PRICE TRENDS DO NOT DEVELOP TYPICALLY RESULT IN SUBSTANTIAL LOSSES FOR TREND-FOLLOWING TRADERS. THE NUMBER OF SYSTEMATIC TRADERS HAS INCREASED SIGNIFICANTLY IN RECENT YEARS, INCREASING COMPETITION. SEE "MILLBURN RIDGEFIELD CORPORATION" AT PAGE 29 AND "RISK FACTOR
           (8)--MILLBURN RIDGEFIELD'S TECHNICAL, TREND-FOLLOWING SYSTEMS" AT PAGE 13.

    - UNLESS THE TRUST IS SUCCESSFUL, OF WHICH THERE CAN BE NO ASSURANCE, IT CANNOT SERVE AS A BENEFICIAL DIVERSIFICATION FOR AN INVESTOR'S PORTFOLIO. SEE "RISK FACTOR (9)--NON-CORRELATED AS OPPOSED TO NEGATIVELY CORRELATED PERFORMANCE" AT PAGE 14.

                                  --------------------

CERTAIN INVESTMENT CONSIDERATIONS

    - As of February 28, 1998, the Managing Owner was directing the trading of approximately $754 million of client and proprietary capital, approximately $75.5 million of which was being managed pursuant to the World Resource Portfolio used by the Trust. The Trust is the largest account managed pursuant to this Portfolio. Millburn Ridgefield has been continuously managing client funds in the futures and forward markets for over 25 years.

    - Millburn Ridgefield employs a highly systematic, trend-following approach relying primarily on technical, price-based information. The objective is to identify and profit from sustained market trends while limiting losses in trendless markets.

    - Although Millburn Ridgefield applies the same systems in managing the Trust as Millburn Ridgefield does in managing its other accounts, the allocation of the Trust's trading commitments -- referred to by Millburn Ridge field as the "World Resource Portfolio" -- among the various markets places greater emphasis on the non-financial markets (particularly energy and metals) than do other Millburn Ridgefield accounts.

    - The Managing Owner implements multiple trading systems (generally, at least three) in each market traded. Each system is operated independently in an attempt to identify price trends through different analytical techniques, and only when all systems indicate that a major price trend is in progress will the Managing Owner acquire the maximum position allowed by its risk control parameters. The use of multiple systems gives Millburn Ridgefield's strategy a potentially valuable dimension of internal diversification.

    - Millburn Ridgefield imposes a risk control overlay which limits exposure to any single market based on volatility analysis.

    - The Managing Owner believes that there is a potential during the closing years of the 1990s for a number of major price trends to occur in the energy, agricultural and metal markets. The Managing Owner's trend-following trading systems typically are most profitable when major price movements occur.

    - The Managing Owner has the ability to shift capital readily among different international economies and markets.

    - The Trust has to date been and is expected to continue to be largely non-correlated with traditional portfolio components such as stocks and bonds.

    - An investment in the Trust can, BUT ONLY IF THE TRUST ITSELF IS SUCCESSFUL, improve the reward/risk profile of an overall portfolio.

    - The Trust should be considered a medium- to long-term investment (2 to 3 years).

REDEMPTIONS

           No market exists for the Units. Units may be redeemed as of the end of any calendar month, upon 10 business days' prior written notice to the Managing Owner, subject to redemption charges of 4% and 3% of redemption date Net Asset Value, respectively, through the end of the sixth and from the end of the sixth through the end of the twelfth full calendar months after Units are sold. In the case of subscriptions of $1,000,000 or more, redemption charges are reduced to 3% and 2%, respectively. All such charges are paid to the Managing Owner. (Units are considered sold, for purposes of determining whether redemption charges apply, on the day -- the first day of the month -- that their subscription proceeds are invested in the Trust, not the day subscriptions are accepted or subscription funds deposited into escrow.)

CHARGES

           The Trust pays substantial charges. Annual Brokerage Fees, Profit Shares (potentially even in "breakeven" or losing years) and administrative expenses together are estimated to total approximately 10.75% of the Trust's average month-end Net Assets; and 4% (for the first six months) and 3% (for the second six months) redemption charges are in effect through the end of the first twelve months after a Unit is sold. At current interest rates, the charges to which the Trust is subject substantially exceed the interest it earns on its assets.

           During 1997 the Trust paid the following fees and Profit Shares (average month-end Net Assets during this period equaled approximately $68 million):


                                                     JANUARY 1, 1997 -- DECEMBER 31, 1997

                                                                               AMOUNT AS %
                                                                               OF AVERAGE
           FEE OR PROFIT SHARE                         $ AMOUNT            MONTH-END NET ASSETS
           -------------------                         --------            --------------------
           Brokerage Fees                             $6,057,327                    8.91%
           Administrative Expenses                       345,473                    0.51
           Reimbursement of Organizational
                and Initial Offering Costs*             $252,000                    0.37
           Profit Shares                                 695,667                    1.02
                                                      ----------                   -----
                   TOTAL                              $7,350,467                   10.81%
                                                      ----------                   -----
                                                      ----------                   -----

           *The reimbursement of organizational and initial offering costs was completed as of September 30, 1997.

           During 1997, total interest income of $3,467,544 or 5.10% of average month-end Net Assets was earned by the Trust. As of February 28, 1998, the Net Asset Value of a Unit initially issued as of September 13, 1995 for $1,000 and which had a Net Asset Value as of December 31, 1997 of $1,182.43 was $1,204.22.

           The only variables, as a percentage of average month-end Net Assets, in the Trust's ongoing expenses are the amounts of the Profit Share and ongoing administrative expenses. The latter are, in any event, DE MINIMIS as a percentage of the Trust's capitalization. Organizational and initial offering cost reimbursements were fixed at $25,000 per month through September 30, 1997, but varied as a percentage of the Trust's month-end Net Assets. Brokerage Fees are fixed at 9.0% of the Trust's average month-end Net Assets (7.0% in the case of Unitholders who invest $1,000,000 or more).

           The amount of interest income earned by the Trust varies materially over time with prevailing interest rates.

"BREAKEVEN TABLE"

           ONE OF THE PRINCIPAL RISKS OF MANY PUBLICLY-OFFERED FUTURES FUNDS SUCH AS THE TRUST IS THE MAGNITUDE OF THE COSTS WHICH THEY MUST DEFRAY TO AVOID NET ASSET VALUE DEPLETION SOLELY AS A RESULT OF THEIR EXPENSES.

           THE FOLLOWING "BREAKEVEN TABLE" INDICATES THE APPROXIMATE PERCENTAGE AND DOLLAR RETURNS REQUIRED FOR THE REDEMPTION VALUE OF AN INITIAL $5,000 INVESTMENT IN THE UNITS TO EQUAL, TWELVE MONTHS AFTER ISSUANCE, THE AMOUNT ORIGINALLY INVESTED.

           MILLBURN RIDGEFIELD BELIEVES THAT THE PROFIT SHARES, ADMINISTRATIVE EXPENSES AND INTEREST INCOME INCLUDED IN THE "BREAKEVEN TABLE" ARE REASONABLE ESTIMATES, AND THE ACTUAL FEES PAID BY THE TRUST TO DATE HAVE BEEN GENERALLY CONSISTENT WITH THE FOLLOWING ESTIMATES. HOWEVER, BASED ON THE TRUST'S EXPERIENCE TO DATE, DURING CERTAIN LOSING OR "BREAKEVEN" PERIODS PROFIT SHARES HAVE EXCEEDED (BY APPROXIMATELY 1% OF AVERAGE MONTH-END NET ASSETS ON AN ANNUALIZED BASIS) THE ESTIMATE SET FORTH BELOW.

                                                    COLUMN I                    COLUMN II
                                               PERCENTAGE RETURN          DOLLAR RETURN REQUIRED
     ROUTINE EXPENSES (1)                           REQUIRED            ($5,000 INITIAL INVESTMENT)
                                             FIRST TWELVE MONTHS OF       FIRST TWELVE MONTHS OF
                                                   INVESTMENT                   INVESTMENT

Brokerage Fees                                        9.00 %                     $ 450.00
Administrative Expenses(2)                            0.75 %                     $  37.50
Profit Share(3)                                       1.00 %                     $  50.00
Redemption Charge(4)                                  3.10 %                     $ 155.00
Less Interest Income(5)                              (5.00)%                     $(250.00)
TRADING PROFIT REQUIRED
FOR AN INITIAL $5,000                                 8.85 %                     $ 442.50
INVESTMENT TO
"BREAKEVEN"


------------------
(1) See the foregoing detail of the actual charges to the Trust for 1997 and "Charges" at page 36 for an explanation of the expenses and Profit Share included in the "Breakeven Table."

(2) Administrative Expenses are estimated at no more than 0.75 of 1% of average month-end Net Assets annually. Actual Administrative Expenses incurred during 1997 were $345,473 or 0.51% of average month-end Net Assets.

(3) The Profit Share is calculated on the basis of the overall profits of the Trust, not the investment experience of any particular
        Unit. Furthermore, the Profit Share is calculated quarterly, not annually, on the basis of the overall profits of the Trust.
        The 1% Profit Share assumed during a "breakeven" year is intended, in part, to reflect possible timing differences between quarterly
        Profit Shares and annual performance, as well as Profit Share misallocations which result from charging all Units the same Profit Share, regardless of the time of purchase. Substantial quarterly
        Profit Shares may be allocated to the Managing Owner in respect of interim quarters even during a "breakeven" (as well as an unprofitable) year. Furthermore, certain Units may pay an allocable Profit Share even though such Units have only "broken even" (or declined) in Net Asset Value from their original purchase price. The 1% Profit Share charge is also included as a reflection of the approximately 0.7% Profit Share which would accrue on the approximately 4% New Trading Profit which would be necessary to offset the 3% redemption charge applied to Units redeemed as of the end of the twelfth month after their issuance. Redemption charges do not reduce New Trading Profit for purposes of calculating Profit Shares.

(4) Redemption charges would equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 Net Asset Value required so that, after subtraction of the 3% redemption charge, the investor would receive net redemption proceeds of $5,000.

(5) Interest income is estimated based on the yields on 91-day Treasury bills as of the date of this Prospectus, approximately 5%. Interest income at the annual rate of approximately 5% is consistent with the Trust's experience to date.

FEDERAL INCOME TAX ASPECTS

        The Trust is treated as a partnership for federal income tax purposes and not as a "publicly-traded partnership." As a result, the Trust itself is not subject to federal income tax; instead, investors report on their individual tax returns their allocable share of the Trust's income, gain, loss or deduction, whether or not they redeem any of their Units and whether or not any distributions are made.

        The Trust's interest income is taxable to Unitholders irrespective of trading losses, which generally constitute capital losses whereas interest income is taxed as ordinary income. Non-corporate Unitholders' capital losses may only be used to offset interest income to a very limited extent.

        Non-corporate Unitholders may be required to treat the Trust's expenses as "investment advisory fees" which are subject to substantial restrictions on deductibility for federal income tax purposes. In addition, the Internal Revenue Service could contend that the Profit Share should be characterized as an "investment advisory fee." Absent statutory or administrative clarification to the contrary, Millburn Ridgefield is not treating either the Trust's expenses or the Profit Share as "investment advisory fees" but rather as ordinary and necessary business expenses and, in the case of the Profit Share, as an allocation of capital gain to Millburn Ridgefield.

THE OFFERING

    - Units are sold at Net Asset Value as of the first business day of each calendar month (Millburn Ridgefield may, from time to time, also permit certain intra-month closings).

    - $5,000 minimum investment; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Incremental investments are permitted in multiples of $100. Existing investors subscribing for additional Units may do so in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to three decimal places.

    - AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR SUBSCRIPTIONS. NO ONE MAY INVEST MORE THAN 10% OF HIS OR HER "LIQUID" NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES IN THE CASE OF INDIVIDUALS; READILY MARKETABLE SECURITIES IN THE CASE OF ENTITIES) IN THE TRUST.

    - Subscribers must complete, execute and deliver to their Selling Agent the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus. THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY REQUIRES INVESTORS TO MAKE CERTAIN SPECIFIED REPRESENTATIONS AND WARRANTIES. SUBSCRIBERS SHOULD CAREFULLY READ (I) EXHIBIT B -- SUBSCRIPTION REQUIREMENTS, (II) EXHIBIT C -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AND (III) THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS IN ADDITION TO REVIEWING THIS ENTIRE PROSPECTUS CAREFULLY BEFORE THEY DECIDE WHETHER TO INVEST IN THE UNITS. See "Plan of Distribution -- Subscription Procedure" at page 66.

                                  --------------------

GENERAL

        FUTURES AND FORWARD TRADING INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THE TRUST IS SPECULATIVE, AND SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTOR'S PORTFOLIO. THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.

         NO ONE SHOULD INVEST MORE IN THE TRUST THAN HE OR SHE CAN AFFORD TO LOSE, AND IN NO EVENT MORE THAN 10% OF HIS OR HER READILY MARKETABLE ASSETS. AN INVESTMENT IN THE TRUST IS SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF A PORTFOLIO.

        PROSPECTIVE SUBSCRIBERS SHOULD CONSIDER THE HIGHLY LEVERAGED AND SPECULATIVE NATURE OF AN INVESTMENT IN THE TRUST BEFORE DETERMINING WHETHER SUCH AN INVESTMENT IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

        THE TRUST WAS THE FIRST, AND REMAINS THE LARGEST, MILLBURN RIDGEFIELD CLIENT ACCOUNT TO TRADE THE WORLD RESOURCE PORTFOLIO OF MARKET ALLOCATIONS.

        THE PERFORMANCE OF THE TRUST THROUGH THE DATE OF THIS PROSPECTUS HAS DEMONSTRATED A SIGNIFICANT DEGREE OF VOLATILITY, ONE WIDELY-ACCEPTED MEASURE OF RISK.

            THESE ARE SPECULATIVE SECURITIES. INVESTORS MAY LOSE ALL
             OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.

                                  RISK FACTORS

     AN INVESTMENT IN THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. A PURCHASER MAY LOSE ALL OR SUBSTANTIALLY ALL OF HIS OR HER INVESTMENT IN THE TRUST. THE PROFITABILITY OF THE TRUST DEPENDS ON MILLBURN RIDGEFIELD TRADING SUCCESSFULLY. THERE CAN BE NO ASSURANCE WHATSOEVER THAT MILLBURN RIDGEFIELD WILL DO SO, AND IF IT DOES NOT, THE TRUST CANNOT BE SUCCESSFUL EITHER AS A STAND-ALONE INVESTMENT OR AS AN ELEMENT OF DIVERSIFICATION FOR AN OVERALL PORTFOLIO.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING WHETHER TO SUBSCRIBE FOR UNITS.

(1)  All or Substantially All of an Investment Could Be Lost;
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     The success of the Trust is entirely speculative. There can be no assurance that the Trust will achieve any of its risk control or rate of return objectives. Investors may lose all or substantially all of their investment.

     Through February 28, 1998, the Trust has been profitable, but has exhibited significant volatility -- one widely-accepted measure of risk. For example, in December 1995, a gain of 16.02% was recognized by the Trust, whereas the Trust incurred a (12.30)% loss in February 1996 and a (6.62)% loss in its first two weeks of trading in September 1995. The deviation between these high and low returns is very high, and over only a brief period of trading. During twenty-nine and one-half months of trading, the Trust has had 18 months in which it has been profitable. See "Performance of the Trust" at page 21.

      In speculative trading such as that in which the Trust engages, past performance is not necessarily indicative of future results. The evolving character of the markets in which the Trust participates increases the uncertainty of its future performance.

      Not only is the World Resource Portfolio a recently developed weighting of the markets to which Millburn Ridgefield's systems are applied, but also these systems are themselves continually evolving, so that the systems used to date for the Trust may not be representative of those which will be used in the future.

      BECAUSE PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, INVESTORS SHOULD NOT INVEST IN THE TRUST IN RELIANCE ON MILLBURN RIDGEFIELD'S PERFORMANCE TO DATE. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE TRUST.

(2)   VOLATILE MARKETS; HIGHLY LEVERAGED TRADING

      The Trust trades in volatile markets. Such volatility, combined with the high degree of leverage employed in these markets, results in a high degree of risk.

      An extraordinarily high degree of leverage is available in the markets in which the Trust trades. The Trust generally holds positions with a face value as much as six, and possibly as much as ten or more, times its Net Asset Value. Consequently, even a slight adverse movement in the prices of the Trust's open positions could result in significant losses.

      THE COMBINATION OF MARKET VOLATILITY AND HIGHER LEVERAGE MEANS THAT THE TRUST COULD INCUR SUBSTANTIAL LOSSES IN SHORT PERIODS OF TIME, IMPAIRING ITS EQUITY BASE AND ABILITY TO ACHIEVE ITS LONG-TERM PROFIT OBJECTIVES.

(3)   HIGHLY VOLATILE PERFORMANCE

      A multi-advisor approach is frequently employed by managed futures funds in an effort to protect against major drawdowns and limit performance volatility through diversification. The performance of a single-advisor futures fund would typically be expected to be more volatile than that of a multi-advisor pool. IN FACT, THE PERFORMANCE OF THE TRUST TO DATE HAS EXHIBITED A HIGH DEGREE OF VOLATILITY AND CAN BE EXPECTED TO CONTINUE TO DO SO IN THE FUTURE.

     VOLATILE PERFORMANCE INDICATES THAT SUDDEN AND SUBSTANTIAL LOSSES ARE LIKELY FROM TIME TO TIME TO BE INCURRED BY THE TRUST AS WELL AS THAT THE DAY-TO-DAY VALUE OF THE UNITS IS VARIABLE AND UNCERTAIN. THE NET ASSET VALUE PER UNIT MAY CHANGE MATERIALLY BETWEEN THE DATE A REDEMPTION IS REQUESTED AND THE MONTH-END OF REDEMPTION.

(4)  RECENTLY DEVELOPED PORTFOLIO

     THE TRUST HAS BEEN TRADING SINCE SEPTEMBER 13, 1995. NO MILLBURN RIDGEFIELD ACCOUNT TRADED THE WORLD RESOURCE PORTFOLIO PRIOR TO JANUARY 1995. AS OF FEBRUARY 28, 1998, THE ASSETS OF THE TRUST REPRESENTED APPROXIMATELY 45% OF THE TOTAL CLIENT ASSETS BEING MANAGED PURSUANT TO THE WORLD RESOURCE PORTFOLIO.

     THERE CAN BE NO ASSURANCE THAT THE NON-FINANCIAL COMMODITY MARKETS WILL EXPERIENCE MORE FAVORABLE TRENDS OVER THE MEDIUM- TO LONG-TERM THAN WILL THE CURRENCY AND FINANCIAL MARKETS. THE MARKET EMPHASIS OF THE TRUST MAY CAUSE IT TO MISS PROFIT OPPORTUNITIES ON WHICH IT WOULD OTHERWISE HAVE CAPITALIZED, AS WELL AS TO INCUR LOSSES WHICH IT OTHERWISE WOULD HAVE AVOIDED. IF THERE IS, IN FACT, LITTLE INFLATION IN THE CLOSING YEARS OF THE 1990S, THE PROFIT POTENTIAL OF THE WORLD RESOURCE PORTFOLIO COULD BE SIGNIFICANTLY DIMINISHED. CURRENTLY, THE LEADING MARKET INDICATORS APPEAR TO SUGGEST THAT IT IS DOUBTFUL THAT THE UNITED STATES ECONOMY (ONE OF THE MAJOR MARKETS IN WHICH THE TRUST TRADES AND ONE WHICH MATERIALLY AFFECTS OTHER INTERNATIONAL MARKETS) WILL EXPERIENCE ANY SIGNIFICANT INFLATION IN THE NEAR FUTURE.

     THE TRUST ITSELF HAS A LIMITED PERFORMANCE HISTORY, AND MILLBURN RIDGEFIELD HAS LIMITED EXPERIENCE TRADING THE WORLD RESOURCE PORTFOLIO. CONSEQUENTLY, INVESTORS HAVE ONLY LIMITED INFORMATION ON WHICH TO MAKE AN INVESTMENT DECISION REGARDING THE UNITS.

(5)  PARTICULAR RISKS ASSOCIATED WITH A SINGLE-ADVISOR PORTFOLIO

     Even in the speculative field of managed futures, single-advisor funds are considered to be unusually high risk investments. The application of single strategies to the highly leveraged and volatile futures and forward markets inherently involves greater risk of loss than the diversified, multi-advisor approach implemented by many "commodity pools" (and often specifically for the purpose of controlling the risk of loss). In addition to being managed by a single advisor, the Millburn Ridgefield trading systems may have a tendency, even in Millburn Ridgefield's diversified portfolios such as the World Resource Portfolio, to concentrate positions in a limited group of markets. Portfolio concentration increases the risk of loss. Despite its generally diversified approach, the World Resource Portfolio nevertheless concentrates approximately 50% of its market exposure in the currency and financial instrument sectors -- both of which are materially impacted by interest-rate movements.

     An important risk of a single-advisor structure -- unrelated to market or trading risk -- is that were the management services of Millburn Ridgefield to become unavailable for any reason, the Trust would terminate. Furthermore, were the services of certain principals of Millburn Ridgefield to become unavailable for any reason, the effect on Millburn Ridgefield could be material and adverse. Were Millburn Ridgefield to lose the services of any of its principals, Millburn Ridgefield would either continue to manage the Trust (in doing which Millburn Ridgefield could be subject to material conflicts of interest) or dissolve it (perhaps at a disadvantageous period in the markets or before Millburn Ridgefield's strategies had a realistic opportunity to achieve their objectives). In a single-advisor fund such as the Trust, there is no recourse or "fall back" on which investors can rely in the event of a material, adverse change in such advisor. The Trust, in fact, is in a potentially more vulnerable position in this respect than many single-advisor funds in which there is an independent general partner or managing owner which operates the fund. An independent general partner or managing owner can provide not only a valuable source of ongoing supervision and monitoring of the single-advisor's trading, but also a source of continuity and stability in the event of adverse events affecting such advisor. In the case of the Trust, there is no party other than Millburn Ridgefield to monitor or manage the Trust or to protect and continue it in the case of adverse developments at Millburn Ridgefield.

     NOT ONLY DOES THE TRUST'S SINGLE-ADVISOR STRUCTURE INHERENTLY PROVIDE LESS DIVERSIFICATION AND RISK CONTROL THAN WOULD A MULTI-ADVISOR FUND, BUT ALSO THE VIABILITY OF AN INVESTMENT IN THE TRUST WILL DEPEND UPON THE CONTINUED AVAILABILITY OF CERTAIN "KEY" MILLBURN RIDGEFIELD PRINCIPALS. THERE CAN BE NO ASSURANCE OF SUCH CONTINUED AVAILABILITY.

(6)  SUBSTANTIAL CHARGES PAYABLE IRRESPECTIVE OF PROFITABILITY

     The Trust pays annual Brokerage Fees equal to 9.0% of its average month-end Net Assets, prior to reduction for any accrued but unpaid fees. Trading profits and interest income sufficient to defray these Brokerage
Fees, as well as ongoing administrative costs, must be recognized in order to avoid depletion of the Trust's assets. The cumulative effect of these costs results in the Trust having to achieve trading profits estimated at 5.75% and interest income estimated at approximately 5% of average month-end Net Assets in order for the Net Asset Value per Unit to equal the initial subscription price as of the end of the first twelve months after a Unit is issued. This 5.75% trading profits estimate would be increased to approximately 8.85% in order for the redemption value per Unit, after the 3% redemption charge (on subscriptions of less than $1,000,000), to equal the initial subscription price twelve months after issuance. See "Summary -- Breakeven Table" at page 8.

     Trading profits (if any) recognized by the Trust are subject to the Managing Owner's 17.5% quarterly Profit Share. Moreover, New Trading Profit is calculated on the basis of the overall profits of the Trust, not increases in the Net Asset Value per Unit. Certain Units have been and could in the future be allocated substantial Profit Share expense despite having declined substantially in Net Asset Value from their purchase price. Conversely, accrued Profit Shares which reduce the Net Asset Value per Unit at the time of purchase, if reversed due to subsequent losses, are misallocated -- I.E., allocated equally to all outstanding Units rather than only to those outstanding during the period when such Profit Share accrued. See "Charges -- Profit Shares" at pages 40-41.

     During 1997, the Trust paid Brokerage Fees of $6,057,327 or 8.91% of average month-end Net Assets, and Profit Shares of $695,667 or 1.02% of average month-end Net Assets.

     THE TRUST IS SUBJECT TO SUBSTANTIAL COSTS AND MUST RECOGNIZE EQUALLY SUBSTANTIAL PROFITS IN ORDER TO OFFSET THESE COSTS. MILLBURN RIDGEFIELD, WHICH IS THE RECIPIENT OF THE BULK OF THE TRUST'S FEES, COULD RECOGNIZE SIGNIFICANT PROFITS FROM ITS ASSOCIATION WITH THE TRUST, WHILE THE TRUST ITSELF INCURS LOSSES.

(7) POSSIBLE ADVERSE EFFECTS OF INCREASING MILLBURN RIDGEFIELD'S ASSETS UNDER MANAGEMENT

     Millburn Ridgefield has not agreed to limit the amount of additional equity which it may manage. The rates of return achieved by trading advisors often tend to degrade as assets under management increase. There can be no assurance that Millburn Ridgefield's strategies will not be adversely affected by the additional equity, including the Trust's account, accepted by Millburn Ridgefield. Millburn Ridgefield may be more limited in the amount of assets which it can trade in the non-financial commodities markets than it is in the currency and financial markets, due to the generally greater illiquidity of the former. Historically, managed futures advisors' returns have tended to diminish as the amount of assets managed by them have increased, and Millburn Ridgefield itself generally achieved higher rates of return prior to 1993 (the five-year CFTC "cut-off" date for required performance presentation) when it was managing fewer assets than it has recently. See "Annual Rates of Return Since Inception of the Millburn Ridgefield Client Funds" at page 97.

     The World Resource Portfolio incorporates agricultural markets to a greater extent than do Millburn Ridgefield's other programs. The agricultural markets tend to be less liquid than the financial markets, and daily speculative position limits remain applicable to the former ("position accountability" having replaced speculative position limits in the latter). Consequently, the adverse effects of accepting additional equity under management may be more pronounced in the World Resource Portfolio than in other Millburn Ridgefield programs.

     MILLBURN RIDGEFIELD ACTIVELY MARKETS ITS MANAGEMENT SERVICES TO PROSPECTIVE INVESTORS AND THE ASSETS UNDER ITS MANAGEMENT MAY, AT ANY TIME, INCREASE SUBSTANTIALLY. THERE CAN BE NO ASSURANCE THAT INCREASED EQUITY UNDER MILLBURN RIDGEFIELD'S MANAGEMENT WILL NOT IMPAIR THE TRUST'S PROFIT POTENTIAL.

(8)  MILLBURN RIDGEFIELD'S TECHNICAL, TREND-FOLLOWING SYSTEMS

     The profitability of any trading system based on technical trend-following analysis, such as that used by Millburn Ridgefield, depends upon the future occurrence of significant sustained price movements in at least some of the markets traded. In the past there have been sustained periods without such price movements occurring, and Millburn Ridgefield expects such periods to recur.

     There has been, in recent years, a major proliferation in the use of technical trading systems, particularly trend-following systems. Millburn Ridgefield's systems are based on the mathematical analysis of historical price data. As the capital under the management of trading systems based on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the Trust, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of the Trust.

     Although the Trust is as likely to be profitable as unprofitable in up or down markets (it has had significant gains as well as losses during the sustained bull market since it began trading), there is some tendency for managed futures products -- particularly those managed by systematic, trend-following advisors -- to perform similarly during the same or approximately the same periods. Prospective investors must recognize that the success of the Trust is substantially dependent on general market conditions over which Millburn Ridgefield has no control.

     Although Millburn Ridgefield applies highly systematic strategies, these strategies retain certain discretionary aspects. Decisions, for example, regarding which contracts to trade, method of order entry, the number of contracts to be traded relative to the equity in an account and whether to modify or simply not implement trading signals generated by the Millburn Ridgefield systems require judgmental input from individual principals. Discretionary decision-making may result in Millburn Ridgefield failing to capitalize on certain price trends or making unprofitable trades in situations in which a more wholly systematic approach would have capitalized on the former and avoided the latter.

     THE ALMOST EXCLUSIVELY TECHNICAL, SYSTEMATIC CHARACTER OF THE MILLBURN RIDGEFIELD TRADING STRATEGY MEANS THAT THE TRUST COULD INCUR SIGNIFICANT LOSSES UNDER CERTAIN MARKET CONDITIONS IN WHICH DISCRETIONARY OR OTHER TRADING APPROACHES PROSPER.

     IF THE TYPE OF TRENDING MARKET CONDITIONS WHICH THE MILLBURN RIDGEFIELD TRADING STRATEGY IS DESIGNED TO EXPLOIT DO NOT OCCUR WITH SOME FREQUENCY, INVESTORS MUST EXPECT TO INCUR SUBSTANTIAL LOSSES. MILLBURN RIDGEFIELD'S DISCRETIONARY DECISIONS REGARDING THE IMPLEMENTATION OF ITS TRADING SYSTEMS MAY CAUSE THESE SYSTEMS TO PERFORM POORLY EVEN IN FAVORABLE MARKET CONDITIONS.

(9)  NON-CORRELATED AS OPPOSED TO NEGATIVELY CORRELATED PERFORMANCE

     The Trust anticipates that over time its performance will be non-correlated with the general equity and debt markets, as it has been in the Trust's trading history to date. NON-CORRELATION, however, is not NEGATIVE CORRELATION. The Trust will by no means necessarily be profitable during downward cycles in stock and bond prices. Non-correlation means only that the performance of the Trust may or may not be similar to that of the general financial markets; not that there should be an inverse relationship between them -- stock indices may rise while Unit values fall as well as while Unit values rise. During certain periods, the Trust has performed and may continue to perform in a manner very similar to more traditional portfolio holdings, providing little, if any, diversification benefits.

     IF THE TRUST DOES NOT PERFORM IN A MANNER NON-CORRELATED WITH THE GENERAL FINANCIAL MARKETS, INVESTORS WILL OBTAIN NO DIVERSIFICATION BENEFITS BY INVESTING IN THE UNITS. FURTHERMORE, BECAUSE THE TRUST'S PERFORMANCE IS EXPECTED TO BE NON-CORRELATED, NOT NEGATIVELY CORRELATED, WITH THE GENERAL STOCK AND BOND MARKETS, IT IS POSSIBLE THAT THE TRUST COULD INCUR SUBSTANTIAL LOSSES DURING THE SAME PERIOD THAT AN INVESTOR'S TRADITIONAL PORTFOLIO COMPONENTS ARE ALSO DECLINING IN VALUE.

     DURING ITS PERFORMANCE HISTORY TO DATE, THE VOLATILITY OF THE TRUST'S PERFORMANCE HAS SUBSTANTIALLY EXCEEDED THAT OF THE EQUITY OR DEBT MARKETS.

(10) POSSIBLY ILLIQUID MARKETS

     Although generally highly liquid, the markets in which the Trust trades can experience periods of illiquidity, sometimes of significant duration. The non-financial commodities markets, to which the Trust gives greater emphasis than do other Millburn Ridgefield accounts, tend to be less liquid than the financial and currency markets. Government intervention, weather and numerous other factors may disrupt even ordinarily liquid markets. Market illiquidity or disruptions could result in major losses to the Trust.

     ILLIQUID MARKETS COULD CAUSE THE TRUST TO INCUR SIGNIFICANT LOSSES WHICH MILLBURN RIDGEFIELD COULD BE UNABLE TO PREVENT BECAUSE IT IS UNABLE TO CLOSE OUT POSITIONS AGAINST WHICH THE MARKET IS MOVING.

(11) "ZERO-SUM" TRADING

     Futures and forward trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (without considering transaction costs). An investment in the Trust is in this respect very different from a typical securities investment in which there is an expectation of consistent yields (in the case of debt) or participation over time in general economic growth (in the case of equity).

     OVERALL STOCK AND BOND PRICES COULD RISE SIGNIFICANTLY AND THE ECONOMY AS A WHOLE PROSPER, WHILE THE TRUST INCURS MAJOR LOSSES. THE RESULTS OF MILLBURN RIDGEFIELD'S TRADING ARE SPECULATIVE AND UNCERTAIN.

(12) TRADING ON COMMODITY EXCHANGES OUTSIDE THE UNITED STATES

     Millburn Ridgefield trades on commodity exchanges outside the United States on behalf of the Trust. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, such as currency controls and expropriation. In trading on foreign exchanges, the Trust is also subject to the risk of changes in the exchange rates between the United States dollar and the currencies in which contracts traded on such exchanges are settled and in which the related margin deposits must be maintained.

     INVESTORS COULD INCUR SUBSTANTIAL LOSSES FROM THE TRUST'S TRADING ON FOREIGN EXCHANGES TO WHICH THEY WOULD NOT HAVE BEEN SUBJECT HAD MILLBURN RIDGEFIELD LIMITED ITS TRADING ON BEHALF OF THE TRUST TO U.S. MARKETS.

(13) LIMITED ABILITY TO LIQUIDATE AN INVESTMENT IN THE UNITS

     Units may be redeemed at Net Asset Value only as of the close of business on the last day of a calendar month upon at least 10 business days' notice. Units are subject to early redemption charges, payable to the Managing Owner, of 4% and 3%, respectively (3% and 2%, respectively, in the case of subscriptions of $1,000,000 more), of the Net Asset Value per Unit as of the date of redemption, through the end of the sixth and from the end of the sixth through the end of the twelfth month after such Units are issued.

     THE LIMITED ABILITY TO REDEEM UNITS MEANS THAT INVESTORS COULD BE UNABLE TO LIMIT THEIR LOSSES IN THE TRUST, AND THAT THEY MAY BE UNABLE TO WITHDRAW THE CAPITAL THEY HAVE COMMITTED TO THE TRUST IN ORDER TO TAKE ADVANTAGE OF OTHER, MORE FAVORABLE INVESTMENT OPPORTUNITIES.

(14) THE TRUST IS SUBJECT TO CONFLICTS OF INTEREST

     The Trust is subject to numerous actual and potential conflicts of interest. Such conflicts include, among other things, that: (i) the Brokerage Fee and Profit Share have not been negotiated at arm's-length; (ii) the Managing Owner has agreed to utilize the Principal Selling Agent as a Clearing Broker for the Trust, because it is marketing the Units; (iii) the initial selling commissions, ongoing compensation and installment selling commissions which the Selling Agents receive give them an incentive to promote the sale of Units as well as to discourage redemptions; (iv) the brokerage commissions which the Principal Selling Agent receives as a Clearing Broker for the Trust give it an additional incentive to promote the sale of Units as well as to discourage redemptions; (v) the Managing Owner has significant financial incentives both to promote the sale of the Units and to discourage their redemption; and (vi) the Managing Owner of the Trust will not select any other advisor even if doing so would be in the best interests of the Trust.

     Millburn Ridgefield, the Clearing Brokers and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to, or ahead of, those held by the Trust, or may be competing with the Trust for positions in the marketplace. Records of this trading are not available for inspection by investors. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

     NONE OF THE PARTIES AFFECTED BY SUCH CONFLICTS OF INTEREST HAVE ADOPTED ANY PROCEDURES OR SAFEGUARDS FOR RESOLVING THE FOREGOING CONFLICTS OF INTEREST. INVESTORS MUST RELY ENTIRELY ON SUCH PARTIES' GOOD FAITH IN SUCH MATTERS.

     THESE CONFLICTS OF INTEREST RAISE THE POSSIBILITY THAT THE INVESTORS WILL BE FINANCIALLY DISFAVORED TO THE BENEFIT OF MILLBURN RIDGEFIELD, THE CLEARING BROKERS, THE SELLING AGENTS OR THEIR RESPECTIVE PRINCIPALS AND AFFILIATES.

(15) UNITHOLDERS HAVE NO ROLE IN MANAGEMENT

     In investing in the Trust, Unitholders are placing their reliance on Millburn Ridgefield. No Unitholder has any input into the management of the Trust, and no management elections or other investor votes are regularly held. Subject to its fiduciary obligations, Millburn Ridgefield has essentially plenary authority over the operation of the Trust.

     PROSPECTIVE INVESTORS MUST NOT ANTICIPATE THAT ANY ENTITY OTHER THAN MILLBURN RIDGEFIELD WILL HAVE ANY CONTROL OR INFLUENCE OVER THE MANAGEMENT OF THE TRUST, OR THAT UNITHOLDERS WILL HAVE ANY INPUT INTO ITS OPERATIONS.

(16) UNITHOLDERS ARE TAXED ON TRUST PROFITS ALTHOUGH NOT DISTRIBUTED

     If the Trust recognizes income or gain in a fiscal year, such income or gain will be taxable to Unitholders in accordance with their allocable shares of the Trust's profits. The tax liability of Unitholders in respect of the profits, if any, of the Trust will exceed any distributions received from it. See "Federal Income Tax Aspects" at page 57.

     In comparing the Trust's profit objectives with familiar financial benchmarks such as the S&P 500 Stock Index, prospective investors must recognize that if an investor purchased common stock, there would be no tax due on the appreciation in such stock until it was sold. In the case of the Trust, on the other hand, Unitholders must pay taxes for each year that a Unit is held based on any appreciation in the Net Asset Value per Unit during such year, with a significant compounding effect over time. Furthermore, because a substantial portion of the Trust's open positions are "marked-to-market" at the end of each year, Unitholders are taxed on unrealized as well as realized gains.

     BECAUSE UNITHOLDERS ARE TAXED CURRENTLY ON THEIR ALLOCABLE SHARE OF THE TRUST'S INCOME OR GAINS, THE TRUST MAY TRADE SUCCESSFULLY, WHILE INVESTORS WOULD HAVE RECOGNIZED SIGNIFICANTLY GREATER GAINS ON AN AFTER-TAX BASIS HAD THEY INVESTED IN CONVENTIONAL STOCKS AND BONDS WITH COMPARABLE PERFORMANCE.

(17) TAXATION OF INTEREST INCOME IRRESPECTIVE OF TRADING LOSSES

     Losses on the Trust's trading are almost exclusively capital losses, and capital losses are deductible against ordinary income only to the extent of $3,000 per year for non-corporate investors. If a non-corporate investor had, for example, an allocable trading (I.E., capital) loss of $10,000 in a given fiscal year and allocable interest income (after reduction for allocable ordinary Trust business expenses) of $5,000, the investor would incur a net loss in the Net Asset Value of his or her Units equal to $5,000, but would nevertheless recognize taxable income of $2,000.

     THE LIMITED DEDUCTIBILITY OF CAPITAL LOSSES FOR NON-CORPORATE UNITHOLDERS COULD RESULT IN SUCH UNITHOLDERS OWING TAXES IN RESPECT OF THEIR INVESTMENT IN THE UNITS DESPITE INCURRING OVERALL LOSSES ON SUCH INVESTMENT.

(18) LIMITATIONS ON THE DEDUCTIBILITY OF "INVESTMENT ADVISORY FEES"

     The Managing Owner is -- in the absence of further clarification by legislation, the promulgation of regulations or judicial or administrative interpretation -- not treating any ordinary expenses of the Trust as "investment advisory fees" for federal income tax purposes. The Managing Owner believes that this is the position adopted by virtually all United States futures fund sponsors. However, were the ordinary expenses of the Trust characterized as "investment advisory fees," they would be subject to substantial restrictions on deductibility for non-corporate taxpayers, materially increasing the amount of tax payable by Unitholders in respect of their investment in the Trust. In fact, were the ordinary expenses of the Trust to be so recharacterized, Unitholders could actually recognize taxable income despite having incurred a financial loss.

     The Internal Revenue Service (the "IRS") might challenge the status of the Profit Shares as an allocation of capital gain for federal income tax purposes.

     NON-CORPORATE UNITHOLDERS' AFTER-TAX RETURNS WOULD BE SIGNIFICANTLY DECREASED IF THE TRUST'S EXPENSES AND MILLBURN RIDGEFIELD'S PROFIT SHARE WERE TREATED AS "INVESTMENT ADVISORY FEES."

(19) NONDEDUCTIBILITY OF "SYNDICATION EXPENSES"

     Neither the Trust nor any Unitholder will be entitled to any deduction for "syndication expenses." The IRS could contend that the selling commissions and ongoing compensation paid by the Managing Owner constitute non-deductible "syndication expenses" in respect of the Unitholders.

     UNITHOLDERS' AFTER-TAX RETURNS WOULD BE SIGNIFICANTLY DECREASED IF THE SELLING COMMISSIONS AND ONGOING COMPENSATION WERE TREATED AS "SYNDICATION EXPENSES."

(20) POSSIBILITY OF TAX AUDIT OF BOTH THE TRUST AND INDIVIDUAL UNITHOLDERS

     There can be no assurance that the Trust's tax returns will not be audited by the IRS or that adjustments to such returns will not be made as a result of such an audit.

     IF AN AUDIT RESULTS IN AN ADJUSTMENT, UNITHOLDERS COULD THEMSELVES BE AUDITED AND REQUIRED TO PAY ADDITIONAL TAXES, PLUS INTEREST AND PENALTIES.

     PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE TRUST; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS AND MAY HAVE A MATERIAL EFFECT ON THE NET ECONOMIC CONSEQUENCES OF OWNING UNITS. SEE "FEDERAL INCOME TAX ASPECTS" AT PAGE 57.

(21) BANKRUPTCY OF CLEARING BROKERS AND CURRENCY DEALERS

     Were one of the Trust's Clearing Brokers (Prudential Securities or PaineWebber) or counterparties to become bankrupt, the Trust would be limited to recovering only its PRO RATA share of all available customer funds segregated by such Clearing Broker or counterparty, even though property (for example, Treasury bills) specifically traceable to the Trust was held by such Clearing Broker or counterparty.

     THE BANKRUPTCY OF A CLEARING BROKER OR COUNTERPARTY COULD LEAD TO SUBSTANTIAL LOSSES FOR THE TRUST.

(22) UNREGULATED MARKETS; POSSIBLE FUTURE REGULATORY CHANGES

     A substantial portion of the Trust's trading -- primarily its currency options and forward strategies -- takes place in unregulated markets. There is no way to determine fair pricing, prevent abuses such as "front-running" or impose other effective forms of control over such markets. In certain situations, the absence of regulation could expose the Trust to significant losses which it might otherwise have avoided.

     Significant international governmental concern has been expressed regarding, for example: (i) the disruptive effects of speculative pools of capital trading in the currency markets on central banks' attempts to influence the exchange rates of their own countries' currencies; and (ii) the need to regulate the "derivatives" markets in general. In the current environment, perhaps more than in prior periods, prospective investors must recognize the possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust.

     TRADING IN UNREGULATED MARKETS CAN INVOLVE SIGNIFICANT RISKS, ESPECIALLY DURING PERIODS OF MARKET DISRUPTIONS.

     INVESTORS COULD MAKE A GOOD INVESTMENT DECISION IN SUBSCRIBING FOR THE UNITS ONLY TO HAVE THAT DECISION RESULT IN SUBSTANTIAL LOSSES DUE TO SUBSEQUENT REGULATORY CHANGES.

                                  --------------------

     THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE NUMEROUS RISKS INVOLVED IN INVESTING IN THE TRUST. POTENTIAL INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS AND ATTEMPT TO FAMILIARIZE THEMSELVES WITH THE RISKS OF SPECULATIVE, HIGHLY LEVERAGED
FUTURES AND FORWARD TRADING BEFORE DETERMINING WHETHER TO INVEST IN THE TRUST.

                            INVESTMENT FACTORS

     AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT MILLBURN RIDGEFIELD WILL TRADE SUCCESSFULLY ON BEHALF OF THE TRUST OR THAT THE TRUST WILL AVOID SUBSTANTIAL LOSSES, WHICH COULD INCLUDE THE COMPLETE LOSS OF ONE'S INVESTMENT. THE TRUST CANNOT SERVE AS A SUCCESSFUL MEANS OF DIVERSIFYING A PORTION OF THE RISK SEGMENT OF A PORTFOLIO UNLESS THE TRUST ITSELF TRADES PROFITABLY. HOWEVER, IF SUCCESSFUL, THE TRUST OFFERS INVESTORS THE FOLLOWING POTENTIAL ADVANTAGES.

THE MANAGING OWNER

     Millburn Ridgefield and its principals have extensive experience in designing, promoting, marketing and administering futures funds. Certain of these principals have been associated with the United States futures fund industry virtually since its inception in the mid-1970s. Millburn Ridgefield (and its predecessors) is one of the longest operating of all futures money managers and has been a leader in developing systematic trading technologies. The Millburn Ridgefield track record spans over 25 years. In investing in the Trust, investors have the opportunity to place capital under the management of a trading advisor with one of the longest continuous trading records of any active manager.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

INVESTMENT DIVERSIFICATION

     An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the Trust, thereby obtaining diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate. The Managing Owner believes that the profit potential of the Trust does not depend upon favorable general economic conditions and that the Trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time.

     Volatility in interest rates, the possibility of significant fluctuations in the value of commodities and of the U.S. dollar, fragility in world banking and credit mechanisms and the growing globalization of national economies create high risks but also substantial opportunities for profit. These factors may make a diversification into an investment vehicle such as the Trust particularly timely. The Trust's flexibility to take either long or short positions -- whereas traditional portfolios are typically heavily weighted towards the former -- can be an important advantage in times of economic uncertainty. ALLOCATING A LIMITED PORTION OF THE RISK SEGMENT OF A PORTFOLIO TO A MANAGED FUTURES INVESTMENT, SUCH AS THE TRUST, CAN ADD A POTENTIALLY VALUABLE ELEMENT OF DIVERSIFICATION TO A TRADITIONALLY-STRUCTURED PORTFOLIO. DIVERSIFYING ASSETS AMONG INVESTMENTS WHICH GENERATE POSITIVE BUT NON-CORRELATED RETURNS HAS THE POTENTIAL TO DECREASE RISK WITHOUT A CORRESPONDING DECREASE IN RETURNS -- ENHANCING THE REWARD/RISK PROFILE OF AN OVERALL PORTFOLIO.

     The expected, and in its trading to date actual, non-correlation of the performance of the Trust and the performance of the general equity and debt markets suggests that if the Trust is successful (of which there can be no assurance), allocating a portion of one's overall portfolio to the Trust can actually increase overall returns while decreasing volatility. However, prospective investors must recognize that unless the Trust is profitable, while an investment in the Units may serve to reduce overall portfolio volatility, the Units cannot be a successful investment. The only benefit of non-correlation to the general debt and equity markets without profitable performance would be that the Units could serve as a potential source of capital, available even after sharp declines in the stock and debt markets, to reallocate to a performing investment. Any such reallocation would, in any event, require an investment decision entirely independent of a decision to invest in the Trust, and, furthermore, there are numerous less expensive and virtually riskless investments through which investors can create a source of "market insulated" assets available to invest at appropriate times. The Trust is subject to the risk of substantial losses; it is not a good "pocketbook" in this respect, regardless of the expected non-correlation of its performance to that of the general stock and bond markets. To be a successful investment, the Trust must trade profitably; and there can be no assurance whatsoever that it will be able to do so.

     IF THE TRUST DOES NOT TRADE SUCCESSFULLY, IT CANNOT SERVE AS A BENEFICIAL DIVERSIFICATION FOR A TRADITIONAL PORTFOLIO. THE PERFORMANCE OF THE TRUST IS EXPECTED TO BE NON-CORRELATED, NOT NEGATIVELY CORRELATED, WITH GENERAL STOCK AND BOND PRICE LEVELS. THE NON-CORRELATED PERFORMANCE OF THE TRUST TO DATE MAY NOT, IN FACT, BE INDICATIVE OF THE LIKELY DEGREE OF FUTURE CORRELATION BETWEEN THE TRUST AND GENERAL SECURITIES MARKET INDICES. FURTHERMORE, THE TRUST'S PERFORMANCE HAS EXHIBITED A MATERIALLY HIGHER DEGREE OF VOLATILITY THAN EITHER THE DEBT OR THE EQUITY MARKETS.

OPPORTUNITY TO PROFIT IN RISING AS WELL AS IN DECLINING MARKETS

     The futures markets offer the ability to trade either side of any market. Unlike short selling in the securities markets, selling short in futures in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements. Selling short is no more difficult than establishing a long position.

     The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability. Positive and negative returns may be realized in both rising and declining markets. IT IS POTENTIALLY ADVANTAGEOUS FOR INVESTORS TO OWN ASSETS WHICH CAN APPRECIATE DURING A PERIOD OF GENERALLY DECLINING PRICES, FINANCIAL DISRUPTION OR ECONOMIC INSTABILITY.

     THE TRUST IS AS LIKELY TO BE UNPROFITABLE IN FAVORABLE MARKETS AS IT IS TO BE PROFITABLE IN UNFAVORABLE ONES.

     THERE CAN BE NO ASSURANCE THAT THE TRUST'S PERFORMANCE WILL, IN FACT, BE NON-CORRELATED WITH THE GENERAL DEBT AND EQUITY MARKETS.

THE WORLD RESOURCE PORTFOLIO

     There can be no assurance whatsoever as to how the Trust will perform. However, Millburn Ridgefield believes that the World Resource Portfolio should be well positioned to achieve its objectives in the event that price trends of the type that Millburn Ridgefield's systems are designed to follow develop in the non-financial commodities markets. Millburn Ridgefield believes that there are indications that underlying economic conditions may be favorable to the development of such trends during the closing years of the 1990s, particularly as the "emerging" economies increasingly compete for tangible and capital resources. The Trust also maintains approximately 50% of its market commitment in the financial instrument and currency markets and could recognize significant profits in these sectors if favorable trends develop. THE DIVERSIFICATION OF THE TRUST PERMITS INVESTORS TO PARTICIPATE IN MARKETS WHICH WOULD OTHERWISE NOT BE INCLUDED IN THEIR PORTFOLIOS, THEREBY BOTH POTENTIALLY DIVERSIFYING RISK AND INCREASING PROFIT OPPORTUNITIES.

     THERE CAN BE NO ASSURANCE THAT THE TRUST WILL ACHIEVE ITS OBJECTIVES OR AVOID SUBSTANTIAL LOSSES.

     THERE ALSO CAN BE NO ASSURANCE THAT THE WORLD RESOURCE PORTFOLIO MARKET ALLOCATIONS WILL NOT UNDERPERFORM THOSE OF MILLBURN RIDGEFIELD'S OTHER ACCOUNTS. IF INFLATIONARY PATTERNS DO NOT DEVELOP IN THE CLOSING YEARS OF THE 1990S, THE WORLD RESOURCE PORTFOLIO MAY SUBSTANTIALLY UNDERPERFORM OTHER MILLBURN RIDGEFIELD PROGRAMS. THERE ARE INDICATIONS, AT LEAST IN THE UNITED STATES, THAT SUBSTANTIAL INFLATION IS UNLIKELY TO DEVELOP IN THE NEAR FUTURE.

INTEREST ON TRUST ASSETS

     The Trust receives all of the income earned on its assets. Substantially all (approximately 95%) of the Trust's available assets are invested in deposit accounts, United States Treasury bills or notes or in similar securities issued by foreign governments to meet margin requirements on non-U.S. exchanges. THE INTEREST EARNED ON THE TRUST'S ASSETS CAN OFFSET A SUBSTANTIAL PORTION OF ITS ROUTINE COSTS. THE TRUST'S INTEREST INCOME REPRESENTS A SOURCE OF REVENUE ENTIRELY INDEPENDENT OF THE SUCCESS OR FAILURE OF ITS SPECULATIVE FUTURES AND FORWARD TRADING.

     THE TRUST'S INTEREST INCOME IS SUBJECT TO THE RISK OF TRADING LOSSES AND IS NOT, IN ANY EVENT, SUFFICIENT TO OFFSET THE TRUST'S BROKERAGE FEES.

SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

     Millburn Ridgefield is typically available to manage individual accounts only of substantial size -- $1,000,000 or more. Investors in the Trust are able to gain access to Millburn Ridgefield for a minimum investment of only $5,000;

$2,000 in the case of trustees or custodians of eligible employee benefit plans and individual retirement accounts; and in increments of only $100. Existing Unitholders making additional investments may do so in minimums of only $1,000; again with $100 increments. A SMALL MINIMUM INVESTMENT REQUIREMENT MAKES THE TRUST ACCESSIBLE TO A WIDE RANGE OF INVESTORS AND ALSO MEANS THAT NO INVESTOR MUST COMMIT A SIGNIFICANT AMOUNT OF ASSETS IN ORDER TO PARTICIPATE IN THE TRUST.

     NO INVESTOR SHOULD INVEST MORE IN THE TRUST THAN SUCH INVESTOR CAN COMFORTABLY AFFORD TO LOSE. A COROLLARY OF THE SMALL MINIMUM INVESTMENT IN THE TRUST IS THAT EXISTING AND PROSPECTIVE INVESTORS HAVE NOT BEEN REPRESENTED IN NEGOTIATING THE TERMS OF THE TRUST.

LIMITED LIABILITY

     An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account. However, a subscriber to the Trust cannot lose more than his or her investment plus undistributed profits. Without limited liability, it could be imprudent for an investor to participate in such highly leveraged strategies as those applied by Millburn Ridgefield.

     ALTHOUGH UNITHOLDERS CANNOT LOSE MORE THAN THEIR INVESTMENT IN THE TRUST PLUS UNDISTRIBUTED PROFITS, THEY MUST BE PREPARED TO LOSE ALL OR
SUBSTANTIALLY ALL OF THEIR INVESTMENT. FURTHERMORE, UNDER CERTAIN
CIRCUMSTANCES UNITHOLDERS MAY BE REQUIRED TO DISGORGE DISTRIBUTIONS AND REDEMPTION PROCEEDS RECEIVED FROM THE TRUST AS WELL AS TO INDEMNIFY THE TRUST FOR VARIOUS TAX LIABILITIES AND OTHER CLAIMS.

ADMINISTRATIVE CONVENIENCE

     The Trust is structured so as to substantially eliminate the administrative burden which would otherwise be involved in Unitholders engaging directly in futures and forward trading. Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the Trust necessary for Unitholders to complete their federal income tax returns. The approximate daily Net Asset Value per Unit is available by calling representatives of the Managing Owner at (847) 332-1111. THE DIVERSITY AND RANGE OF MARKETS IN WHICH MILLBURN RIDGEFIELD TRADES, ON A 24-HOUR BASIS, MAKE THE ADMINISTRATIVE CONVENIENCE OF AN INVESTMENT IN THE TRUST A HIGHLY ATTRACTIVE FEATURE FOR PROSPECTIVE INVESTORS.

     ALTHOUGH AN INVESTMENT IN THE TRUST IS ADMINISTRATIVELY CONVENIENT, UNITHOLDERS HAVE ACCESS TO SUBSTANTIALLY LESS INFORMATION THAN THEY WOULD TRADING IN AN INDIVIDUAL ACCOUNT. THE ADMINISTRATIVE CONVENIENCE OF THE TRUST DERIVES FROM INVESTORS' COMPLETE RELIANCE ON MILLBURN RIDGEFIELD IN INVESTING IN THE TRUST. AN INVESTMENT IN THE FUND IS CONVENIENT BECAUSE MILLBURN RIDGEFIELD IS RESPONSIBLE FOR ALL ASPECTS OF THE TRUST'S OPERATION.

                          PERFORMANCE OF THE TRUST

                      THE MILLBURN WORLD RESOURCE TRUST
                   (SEPTEMBER 13, 1995 - FEBRUARY 28, 1998)

     TYPE OF POOL: Single-Advisor/Publicly-Offered/No Principal Protection
                  INCEPTION OF TRADING: September 13, 1995
                AGGREGATE SUBSCRIPTIONS: $83,202,157 million
                CURRENT CAPITALIZATION: $74,645,216 million
             WORST MONTHLY DRAWDOWN (MONTH/YEAR): (12.30)% (2/96)
       WORST PEAK-TO-VALLEY DRAWDOWN (MONTH/YEAR): (15.03)% (12/95-5/96)
             FEBRUARY 28, 1998 NET ASSET VALUE PER UNIT: $1,204.22

                                         MONTHLY RATES OF RETURN
MONTH                         1998           1997        1996          1995

January                       3.07 %        4.24 %       (0.36)%          --
February                     (1.19)%        7.17 %      (12.30)%          --
March                          --          (4.29)%        2.94 %          --
April                          --          (4.63)%        2.55 %          --
May                            --           3.02 %       (7.88)%          --
June                           --          (1.73)%        6.64 %          --
July                           --           2.95 %       (0.36)%          --
August                         --         (10.22)%        1.49 %          --
September                      --           0.84 %        4.01 %         (6.62)%
October                        --           0.74 %        8.09 %         (1.92)%
November                       --          (0.77)%        4.10 %          0.92 %
December                       --           6.45 %        0.42 %         16.02 %

         Compound             1.84 %                                      7.23 %
      Rate of Return       (2 months)       2.39 %        7.69 %     (3 1/2 months)

                                    -------------

                                                                MONTH-END NET ASSET VALUE PER UNIT
        JAN.     FEB.      MAR.      APR.      MAY       JUNE      JULY      AUG.      SEPT.     OCT.      NOV.      DEC.

1995    --       --         --        --        --        --        --        --     $  933.80 $  915.83 $  924.25 $1,072.34
1996 $1,068.44 $  937.05 $  964.56 $  989.12 $  911.19 $  971.65 $  968.18 $  982.59 $1,022.02 $1,104.75 $1,149.99 $1,154.81
1997 $1,203.79 $1,290.13 $1,234.76 $1,177.54 $1,213.10 $1,192.13 $1,227.32 $1,101.91 $1,111.16 $1,119.39 $1,110.78 $1,182.43
1998 $1,218.74 $1,204.22    --        --        --        --         --       --         --       --        --        --

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     "WORST MONTHLY DRAWDOWN" MEANS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE TRUST. A "DRAWDOWN" IS MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUE PER UNIT ONLY, AND DOES NOT REFLECT INTRA-MONTH FIGURES.

     "WORST PEAK-TO-VALLEY DRAWDOWN" REPRESENTS THE GREATEST PERCENTAGE DECLINE INCURRED BY THE TRUST FROM A MONTH-END NET ASSET VALUE, WITHOUT SUCH MONTH-END NET ASSET VALUE PER UNIT BEING EQUALED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE NET ASSET VALUE PER UNIT DECLINED BY $1 IN EACH OF JANUARY AND FEBRUARY, INCREASED BY $1 IN MARCH AND DECLINED AGAIN BY $2 IN APRIL, A "PEAK-TO-VALLEY DRAWDOWN" ANALYSIS CONDUCTED AS OF THE END OF APRIL WOULD CONSIDER THE "DRAWDOWN" TO BE STILL CONTINUING AND TO BE $3 IN AMOUNT, WHEREAS IF THE NET ASSET VALUE PER UNIT HAD INCREASED BY $2 IN MARCH, THE JANUARY-FEBRUARY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT THE $2 LEVEL.

     MONTHLY RATE OF RETURN IS CALCULATED ON THE BASIS OF THE ACTUAL RATE OF RETURN RECOGNIZED BY AN INITIAL $1,000 INVESTMENT IN THE TRUST.

     PERFORMANCE INFORMATION IS CALCULATED ON AN ACCRUAL BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     THE PERFORMANCE OF OTHER MILLBURN RIDGEFIELD COMMODITY POOLS AND TRADING PROGRAMS IS INCLUDED UNDER THE "PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS AND TRADING PROGRAMS" ON PAGE 86 AND "ANNUAL RATES OF RETURN SINCE INCEPTION OF THE MILLBURN RIDGEFIELD CLIENT FUNDS" ON PAGE 97.

SELECTED FINANCIAL INFORMATION

     THE FOLLOWING SELECTED FINANCIAL INFORMATION FOR THE PERIOD ENDED DECEMBER 31, 1995 AND THE YEARS ENDED DECEMBER 31, 1996 AND 1997 IS DERIVED FROM THE FINANCIAL STATEMENTS OF THE TRUST FOR THE PERIOD FROM SEPTEMBER 13, 1995 (COMMENCEMENT OF TRADING OPERATIONS) TO DECEMBER 31, 1995 AND FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997 WHICH HAVE BEEN AUDITED BY COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS, AS STATED IN THEIR REPORT INCLUDED IN THIS PROSPECTUS (SEE "INDEX TO FINANCIAL STATEMENTS" AT PAGE 70).

                             -------------------------


                                                                                      SEPTEMBER 13, 1995
                                     JANUARY 1, 1997          JANUARY 1, 1996          (COMMENCEMENT OF
                                           TO                       TO              TRADING OPERATIONS) TO
INCOME STATEMENT DATA               DECEMBER 31, 1997        DECEMBER 31, 1996         DECEMBER 31, 1995

Realized gains (losses)
    Futures and forwards             $  4,123,599               $ 7,778,511             $     551,797
    Options                              (486,783)                  750,368                   (98,084)
                                     ------------               -----------             -------------
Total realized gain (loss)              3,636,816                 8,528,879                   453,713

Increase (decrease) in unrealized
   appreciation Futures and forwards    1,548,085                   489,201                 2,716,040
   Options                                (73,486)                  123,713                   112,827
                                     ------------               -----------             -------------
Total increase (decrease) in            1,474,599                   612,914                 2,828,867
unrealized appreciation
                                     ------------               -----------             -------------
Gross trading results                   5,111,415                 9,141,793                 3,282,580
Less, Brokerage Fees                    6,057,327                 3,998,675                   548,790
                                     ------------               -----------             -------------

    Total trading results                (945,912)                5,143,118                 2,733,790

  Interest income                       3,467,544                 2,115,972                   303,229
  Foreign exchange gain (loss)             62,685                   (72,910)                   (9,539)
                                     ------------               -----------             -------------

    Total income (loss)                 2,584,317                 7,186,180                 3,027,480
                                     ------------               -----------             -------------
Expenses:
  Profit Share                            695,667                   829,081                   460,840
  Administrative expenses                 345,473                   519,753                    59,492
                                     ------------               -----------             -------------
    Total expenses                      1,041,140                 1,348,834                    20,332
                                     ------------               -----------             -------------
    Net income (loss)                $  1,543,177               $ 5,837,346             $   2,507,148
                                     ------------               -----------             -------------
                                     ------------               -----------             -------------

                              DECEMBER 31, 1997                 DECEMBER 31, 1996                   DECEMBER 31, 1995
                              -----------------                 -----------------                   -----------------
                                     NET                               NET                                 NET
BALANCE SHEET DATA               ASSET VALUE                       ASSET VALUE                         ASSET VALUE

                           GAAP        REDEMPTION            GAAP        REDEMPTION              GAAP        REDEMPTION

Aggregate Net
Asset Value            $73,570,903     $73,570,903        $56,140,318    $56,392,582          $25,932,277    $26,457,277

Net Asset Value
   per Unit            $  1,182.43     $  1,182.43        $  1,150.14    $  1,154.81          $  1,050.69    $  1,072.34

                                                       -------------------------

     IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), THE FULL AMOUNT OF THE ORGANIZATIONAL AND INITIAL OFFERING COSTS BEING REIMBURSED TO THE MANAGING OWNER BY THE TRUST IN EQUAL MONTHLY INSTALLMENTS OF $25,000 THROUGH SEPTEMBER 30, 1997 HAS BEEN DEDUCTED FROM UNITHOLDERS' CAPITAL FROM INCEPTION AND, ACCORDINGLY, IS NOT REFLECTED IN OPERATING RESULTS. THE TRUST, HOWEVER, REDUCED NET ASSET VALUE FOR SUCH REIMBURSEMENT PAYMENTS AS SUCH PAYMENTS WERE ACTUALLY MADE AS OF THE END OF EACH MONTH. THIS DIFFERENCE IN ACCOUNTING CONVENTIONS IS THE CAUSE OF THE DIFFERENCES ($525,000 AND $252,000, RESPECTIVELY) BETWEEN AGGREGATE NET ASSET VALUE FOR REDEMPTION AND FOR GAAP PURPOSES AS OF DECEMBER 31, 1995 AND DECEMBER 31, 1996.

MANAGING OWNER'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

PERFORMANCE SUMMARY

     The Trust's success depends on the Managing Owner's ability to recognize and capitalize on trends and other profit opportunities in different sectors of the world economy. The Managing Owner's trading methods are confidential, so that substantially the only information that can be furnished regarding the Trust's results of operations is its performance record, as set forth above. Unlike most operating businesses, general economic or seasonal conditions have no direct effect on the profit potential of the Trust, while, at the same time, its past performance is not necessarily indicative of future results. Because of the speculative nature of its trading, operational or economic trends have little relevance to the Trust's results. The Managing Owner believes, however, that there are certain market conditions -- for example, markets with strong price trends -- in which the Trust has a better opportunity of being profitable than in others.

1997

     During 1997, the Trust's average month-end Net Assets equaled approximately $68,000,000, and it achieved gross trading gains of $5,111,415 or 7.52% of average month-end Net Assets. Brokerage fees of $6,057,327 or 8.91% of average month-end Net Assets and Profit Shares of $695,667 or 1.02% of average month-end Net Assets were paid or accrued. Interest income of $3,467,544 or 5.10% of average month-end Net Assets, resulted in net income (after deduction for administrative expenses, but without reduction for organizational and initial offering cost reimbursement payments) of $1,543,177 or 2.27% of average month-end Net Assets, and a 2.81% increase in the Net Asset Value per Unit.

     During 1997, the Trust was profitable. For the year, financial markets' trading (interest rates, currencies, and stock indices) was profitable. However, substantial losses resulted from trading the non-financial sectors, especially metals. The majority of currency trading profits occurred in dollar trading versus the Japanese yen and European community currency bloc. In the interest rate sector, trading of the Japanese government bond future was profitable, and gains were also produced in trading futures for the Euro-yen, U.S. treasury note, Spanish government bond, Italian bond, and Australian bond. Trading of the German bond and Pibor futures produced notable losses. Stock index futures trading was profitable for Japan's Topix and Nikkei, Korea's Hang Seng, and Australia's All Ordinaries. In the non-financial component of the Trust's portfolio, metal futures trading was negative, particularly due to losses from London aluminum and nickel. Trading in softs also was generally negative as sizable losses were produced in sugar, orange juice and cocoa. However, gains from coffee positions countered these losses to a large extent. In the energy sector, gains in natural gas served to counterbalance losses in crude oil, heating oil, unleaded gas, and London gas oil. Trading of grain futures was slightly negative for the year. As of December 31, 1997 the Net Asset Value per Unit was $1,182.43 with a 1997 Compound Annual Rate of Return of 2.39%.

1996

     During 1996, the Trust's average month-end Net Assets equaled approximately $45,000,000, and it achieved gross trading gains of $9,141,793 or 20.40% of average month-end Net Assets. Brokerage Fees of $3,998,675 or 8.92% of average month-end Net Assets and Profit Shares of $829,081 or 1.85% of average month-end Net Assets were paid or accrued. Interest income (at an average rate on invested assets of approximately 5.0% per annum) of $2,115,972 or 4.72% of average month-end Net Assets, resulted in net income (after deduction for administrative expenses, but without reduction for organizational and initial offering cost reimbursement payments) of $5,837,346 or 13.03% of average month-end Net Assets, and a 7.69% increase in the Net Asset Value per Unit (for redemption purposes).

     January 1996 began with major gains continuing in the energy sector, but the upward price trends in these markets reversed sharply later in the month and resulted in a small loss. February saw the Trust incur its worst monthly drawdown as all six sectors traded by World Resource Portfolio sustained losses -- an unusual result. In the next two months, the Trust managed comparatively minor gains and then in May a loss of (7.88)% was sustained, as all sectors except energy were unprofitable. In June, a soaring energy market produced gains which almost offset May's losses. In July, the Trust incurred slight losses as energy trading was unprofitable. The following five months, August through December, produced profits in each month as major trends occurred in the interest rate and currency markets. As of December 31, 1996, the Net Asset Value per Unit reached an all-time month-end high of $1,154.81 with a 1996 Compound Annual Rate of Return of 7.69%.

1995

     From the commencement of trading on September 13, 1995 through December 31, 1995, the Trust's average month-end Net Assets equaled approximately $19,728,000, and it recognized gross trading gains of $3,282,580 or 16.64% of average month-end Net Assets. Brokerage Fees of $548,790 or 2.78% of average month-end Net Assets and Profit Shares of $460,840 or 2.34% of average month-end Net Assets were paid or accrued. Interest income (at an average rate on invested assets of approximately 5.1% per annum) of $303,229 or 1.54% of average month-end Net Assets, resulted in net income (after deduction for administrative expenses, but without reduction for organizational and initial offering cost reimbursement payments) of $2,507,148 or 12.71% of average month-end Net Assets, and a 7.23% increase in the Net Asset Value per Unit (for redemption purposes).

     The Trust began operations in mid-September 1995 and quickly incurred significant losses as it became fully invested in the markets just as sustained trends in two of its six portfolio sectors -- currencies and energy -- reversed. Losses continued in October with a small gain in November during generally trendless markets, causing a cumulative loss in the first two and one-half months of trading of approximately (7.5)%. In December 1995, however, the Trust was able to achieve major profits in the energy sector as a combination of cold weather, depleted inventories and pipeline capacity constraints resulted in soaring natural gas prices. Also profitable were stock index, interest rate and agricultural trading. The total gain in December was 16.02%, resulting in a 1995 (3 1/2 month) Compound Rate of
Return of 7.23% and a December 31, 1995 Net Asset Value per Unit of $1,072.34.

     The performance of the Trust to date has demonstrated significant volatility as well as the dependence of the Trust for its profitability on general market conditions over which the Managing Owner has no control.

     The extreme swings in the Trust's monthly rates of return in its trading to date have been symptomatic of the erratic, "whipsaw" character of the markets in which it has been trading. Although Millburn Ridgefield did not anticipate -- particularly given the more broadly diversified portfolio traded by the Trust -- that its performance would be so volatile, there can be no assurance whatsoever that it will not continue to be so. Millburn Ridgefield has not made and has no present intention of attempting to make any adjustments to its trading systems or the World Resource Portfolio in response to recent market activity and performance. Although there can be no assurance that the Trust will ultimately be profitable or avoid substantial losses, its performance to date clearly demonstrates why the Managing Owner believes that the Units are only suitable as a medium- to long-term investment (at least 2-3 years).

     Market conditions can make it virtually impossible for the Trust to avoid losses over certain, occasionally sustained, periods of time or avoid major and sudden declines in Net Asset Value.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

LIQUIDITY

     The Trust's assets are generally held as cash or cash equivalents which are used to margin the Trust's futures and forward positions and withdrawn, as necessary, to pay redemptions and expenses. Other than potential market-imposed limitations on liquidity, due, for example, to daily price fluctuation limits (see "Risk Factors -- (10) Possibly Illiquid Markets" at page 14), which are inherent in the Trust's futures and forward trading, the Trust's assets are highly liquid and are expected to remain so. During its operations to date, the Trust experienced no meaningful periods of illiquidity in any of the numerous markets traded by the Managing Owner.

     Although Units may be redeemed at any month-end (redemption penalties apply through the end of the first twelve months after a Unit is issued), no one who cannot afford to commit funds to a comparatively illiquid investment should subscribe to the Trust. The Managing Owner believes that investors who are not prepared to regard the Trust as a medium- to long-term investment should not purchase Units.

     The Managing Owner may consider making distributions to investors under certain circumstances (for example, if substantial profits are recognized); however, the Managing Owner has not done so to date and does not presently intend to do so.

CAPITAL RESOURCES

     Units are offered for sale as of the beginning, and may be redeemed as of the end, of each month. (The Managing Owner has discretion from time to time to accept intra-month Unit sales.)

     The amount of capital raised for the Trust should not have a significant impact on its operations, as the Trust has no significant capital expenditure or working capital requirements other than for monies to pay trading losses, brokerage commissions and charges. Within broad ranges of capitalization, the Managing Owner's trading positions should increase or decrease in approximate proportion to the size of the Trust.

     The Trust raises additional capital only through the sale of Units and trading profits (if any) and does not engage in borrowing.

     The Trust trades futures, options and forward contracts on currencies, interest rates, energy and agricultural products, metals and stock indices. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). Market risk is generally to be measured by the face amount of the positions acquired and the volatility of the markets traded. The credit risk from counterparty non-performance associated with these instruments is the net unrealized gain, if any, on these positions. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

     Due to the nature of the Trust's business, substantially all its assets are represented by cash, United States government obligations and short-term foreign sovereign debt obligations, while the Trust maintains its market exposure through open futures, options and forward contract positions.

     Inflation may be a significant factor in the Trust's profitability, particularly in light of the Trust's trading in energy, agricultural and metals markets. However, inflationary cycles can give rise either to the type of major price movements which can have a materially favorable impact on the Trust's profitability or to the "whipsaw markets" which can have a materially adverse impact on the Trust's profitability. Furthermore, as the Trust does not sell products, but rather only trades, its income by no means correlates with inflation. Consequently, in periods of high inflation, the profit potential of the Trust may be reduced in terms of real dollars.

IMPORTANCE OF MARKET CONDITIONS TO PROSPECTS FOR PROFITABILITY

     The Managing Owner expects that the Trust is most likely to trade successfully in markets which exhibit strong and sustained price trends. The trading strategy employed by the Managing Owner is technical, systematic and trend-following. Consequently, one would expect that in trendless, "choppy" markets the Trust would likely be unprofitable, while in markets in which major price movements occur, the Trust would have its best profit potential (although there could be no assurance that the Trust would, in fact, trade profitably). The performance history of the Trust to date appears to have borne out this expectation, while demonstrating the high degree of performance volatility to which the Trust is subject.

     The Managing Owner believes that the profit potential of a managed futures product such as the Trust can be increased in markets in which major price movements occur. There have, however, been prolonged periods in the futures markets without significant price movements, as well as "whipsaw" markets, in which prices appear to be moving in one direction but then quickly reverse. Such periods may recur with considerable frequency, and Millburn Ridgefield would expect it to be very difficult to achieve profitability in such markets. There can be, in any event, no assurance that the Managing Owner will trade profitably or that major market movements will occur.

     The Trust's results are determined by the performance of the Managing Owner, price trends and movements and prevailing interest rates. None of these factors can be predicted with any degree of accuracy, and the past performance of the Trust, the Managing Owner or its trading strategy may have very little relevance to how the Trust will perform in the future.

THE YEAR 2000 COMPUTER ISSUE

           Many computer applications currently in use were designed and developed using two digits to identify the year. These programs were implemented without considering the impact of the change in the century. Consequently, these computer applications could fail or create erroneous results if not corrected.

           The Managing Owner is currently in the process of ensuring that its computer systems are Year 2000 compliant and anticipates Year 2000 compliance by early 1999. The cost of addressing the Year 2000 issue will be borne by the Managing Owner, not the Trust, and is expected to have no material impact on the Managing Owner's ability to conduct its affairs or those of the Trust. However, failure of exchanges, clearing organizations, banks, brokers, regulators or other third parties to resolve their processing issues could result in a material financial risk.

                           THE TRUST AND ITS OBJECTIVES

PERFORMANCE POTENTIAL

           The Trust offers investors a portfolio which places a greater emphasis on non-financial markets than Millburn Ridgefield's other accounts. Millburn Ridgefield believes that there may be substantially greater profit opportunities over the medium- to long-term in these markets than there have been during the past five to ten years of low inflation. The Trust also maintains a significant market commitment to currencies and financial instruments, in which Millburn Ridgefield accounts have achieved substantial profits in the past. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, PARTICULARLY IN THE SPECULATIVE MARKETS IN WHICH THE TRUST TRADES. THE TRUST IN ITS PERFORMANCE TO DATE HAS DEMONSTRATED SIGNIFICANT VOLATILITY. THERE CAN BE NO ASSURANCE THAT MILLBURN RIDGEFIELD WILL TRADE PROFITABLY IN THE FUTURE OR THAT THE WORLD RESOURCE PORTFOLIO WILL NOT SUBSTANTIALLY UNDERPERFORM MILLBURN RIDGEFIELD'S OTHER MARKET PORTFOLIOS. IT IS IMPOSSIBLE TO PREDICT WHETHER INFLATIONARY PERIODS WILL DEVELOP DURING THE CLOSING YEARS OF THE 1990S, AND IF SUCH PERIODS DO NOT DO SO, THE EFFECT ON THE PERFORMANCE OF THE WORLD RESOURCE PORTFOLIO COULD BE MATERIALLY ADVERSE.

INVESTMENT DIVERSIFICATION

           Through an investment in the Trust, investors have the opportunity to participate in markets not typically represented in an individual's portfolio, and the potential to profit from rising as well as falling prices. Many "buy and hold" strategies in "alternative asset classes," E.G., real estate, fine art or precious metals, are dependent on rising prices. The Trust's profitability is not. The success of Millburn Ridgefield's trading is not dependent upon favorable economic conditions, national or international. Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.

MARKET DIVERSIFICATION

           The Trust trades, from time to time, in over 50 markets (although Millburn Ridgefield by no means necessarily maintains positions in all of the markets included in the World Resource Portfolio at all times). Portfolio allocations are under continuous review, on the basis of both systematic and discretionary analysis, and are adjusted from time to time.

           Futures contracts on non-financial/traditional commodities have not been a primary area of interest for many market participants in recent years. The underlying commodities themselves are today, in many cases, at historically low price levels (certainly on a constant dollar basis). "Just in time" inventory management is changing the way commodities are handled and has been a factor in reducing inventories. While these fundamentals are transforming the supply side of the equation, political and economic reforms in many emerging economies are pointing to an era of sustained growth in the global economy. While it is impossible to know how this scenario will unfold, Millburn Ridgefield believes that many of these markets warrant a larger allocation than they have enjoyed in the 1980s and 1990s. Increased demand for both financial and hard resources (commodities) is already apparent in some markets. While Millburn Ridgefield will continue to trade markets from both the long and the short side consistent with its systematic approach and the prevailing market trends, it should be recognized that the Managing Owner's decision to increase the portfolio weightings in traditional commodity markets, at this time, was a response to the Managing Owner's interpretation of these global changes and the potential opportunities that could result.

           While the Trust maintains significant currency and financial instrument commitments, it has an increased (as compared to Millburn Ridgefield's other accounts) emphasis on the non-financial markets. Unlike many other investments, the success of the Trust does not require a favorable economic climate or rising stock and bond markets. Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates. THE MARKET SECTOR ALLOCATIONS OF THE TRUST ARE SUBJECT TO PERIODIC REVIEW AND POSSIBLE ALTERATIONS FROM TIME TO TIME. The following depicts the market allocations as of February 28, 1998 of the World Resource Portfolio.





                                   [PIE CHART]





           ALTHOUGH THE MARKET SECTOR WEIGHTINGS OF THE WORLD RESOURCE PORTFOLIO HAVE REMAINED RELATIVELY CONSISTENT IN THE TRUST'S TRADING TO DATE, THEY MAY VARY MATERIALLY OVER TIME; HOWEVER, THE MANAGING OWNER INTENDS FOR THE TRUST AT ALL TIMES TO TRADE A DIVERSIFIED RANGE OF MARKETS WITH A SIGNIFICANT PORTFOLIO ALLOCATION TO NON-FINANCIAL COMMODITIES. ALTHOUGH THE WORLD RESOURCE PORTFOLIO PLACES GREATER EMPHASIS ON THESE NON-FINANCIAL MARKET SECTORS, CONSIDERED COLLECTIVELY, THAN DO MILLBURN RIDGEFIELD'S OTHER ACCOUNTS, THE PORTFOLIO RETAINS AN APPROXIMATELY 50% ALLOCATION TO THE CURRENCY AND FINANCIAL MARKETS.

                           WORLD RESOURCE PORTFOLIO MARKETS

           World Resource Portfolio markets currently include:

           AGRICULTURAL COMMODITIES        METALS                    ENERGY

           Cocoa          Soybeans        Aluminum                  Crude Oil
           Coffee         Soy Meal        Copper                    Gas Oil
           Corn           Soy Oil         Gold                      Heating Oil
           Cotton         Sugar           Nickel                    Natural Gas
           Orange Juice                   Palladium                 Unleaded Gas
                                          Silver

                                    CURRENCIES

           MAJOR           SECONDARY                CROSSES

           British Pound   Belgian Franc            Canadian Dollar - Japanese Yen
           Deutsche Mark   Danish Krone             Deutsche Mark - Italian Lira
           French Franc    Dollar Index             Deutsche Mark - Japanese Yen
           Japanese Yen    Dutch Guilder            Deutsche Mark - Swiss Franc
           Swiss Franc     European Currency Unit   Dutch Guilder - Japanese Yen
                           Italian Lira
                           Norwegian Krone
                           Portuguese Escudo
                           Spanish Peseta


                     INTEREST RATES                 STOCK INDICES

           Australian Bonds    Italian Bond         Australian All Ordinaries
           Eurodollars         London Short Rates   Hong Kong Hang Seng
           Euro Yen            Tokyo Yen Bond       London FT-SE
           French Bond         U.S. Treasury Bonds  Nikkei Dow
           French Pibor        U.S. Treasury Notes  S&P 500
           German Bunds                             Topix Index

           THE TRUST HAS NOT, IN ITS OPERATIONS TO DATE, TRADED IN ALL OF THE FOREGOING MARKETS. THERE CAN BE NO ASSURANCE AS TO WHICH MARKETS THE TRUST WILL TRADE IN THE FUTURE OR AS TO WHICH MARKETS WILL BE INCLUDED IN THE WORLD RESOURCE PORTFOLIO OVER TIME. SUCH MARKETS MAY BE CHANGED WITHOUT NOTICE, IN THE DISCRETION OF MILLBURN RIDGEFIELD. MOREOVER, MILLBURN RIDGEFIELD DOES NOT MAINTAIN OPEN POSITIONS IN ALL WORLD RESOURCE PORTFOLIO MARKETS AT ALL TIMES. AT CERTAIN TIMES, MILLBURN RIDGEFIELD MAY ENTIRELY WITHDRAW FROM ONE OR MORE SUCH MARKETS.

           THE WORLD RESOURCE PORTFOLIO IS NOT A DISTINCT TRADING SYSTEM OR PROGRAM, BUT SIMPLY THE APPLICATION OF MILLBURN RIDGEFIELD'S GENERAL TRADING SYSTEMS TO A GROUP OF MARKETS MORE WEIGHTED TOWARDS NON-FINANCIAL COMMODITIES THAN ARE MILLBURN RIDGEFIELD'S OTHER ACCOUNTS.

           The World Resource Portfolio was developed by Millburn Ridgefield as a combination of markets potentially better positioned to capitalize on what Millburn Ridgefield believes may be a number of major price movements in the non-financial market sectors which could occur during the remainder of the 1990s. The Managing Owner believes that profit opportunities will remain over the medium- to long-term in the financial and currency markets (and the World Resource Portfolio maintains a significant commitment to these markets), but that there is also good profit potential in increasing exposure to other market sectors at this time. THERE CAN BE NO ASSURANCE THAT THE PROFIT POTENTIAL WHICH MILLBURN RIDGEFIELD BELIEVES WILL DEVELOP IN THE NON-FINANCIAL MARKET SECTORS WILL, IN FACT, MATERIALIZE, OR THAT THE TRUST WILL BE ABLE TO REALIZE SUCH POTENTIAL EVEN IF IT DOES SO.

THE MANAGING OWNER

           Millburn Ridgefield is one of the longest operating of all active managed futures advisors. Principals of Millburn Ridgefield have been managing client assets in the futures and forward markets since 1972, and as of February 28, 1998 Millburn Ridgefield was managing approximately $783 million of client and proprietary capital in these markets. As of such date, Millburn Ridgefield and its affiliates were also managing over $629 million in other disciplines.

           Millburn Ridgefield uses a highly systematic trend-following approach which relies primarily on technical, market-related information. Millburn Ridgefield regards its strategies as long-term in nature, and gives substantial emphasis to risk management -- through, for example, analysis of leverage, implementation of "stop-loss" liquidation points on all open positions and ongoing rebalancing of portfolio commitments based on volatility risk assessments of the different markets traded.

           Millburn Ridgefield implements multiple systems (generally, at least three) in analyzing each market which it trades. Only if all systems implemented in a market generate a positive trading signal will a "full position" be taken.

A "full position" represents the maximum exposure that the risk control overlay in the trading system will allow in a given market based on account equity, market volatility and other factors. Because Millburn Ridgefield utilizes multiple trading systems, a negative signal in one system may be offset by positive signals in the other systems. Partial positions may be taken if one or more trading systems generate a neutral or negative trading signal while the other systems generate positive signals. This multi-system approach helps to filter out the "whipsaw" effect which short-term "noise" price fluctuations and reversals can otherwise have on trend-following systems -- resulting in the dissipation of account equity through the frequent acquisition and liquidation of positions. The use of multiple evaluative models gives Millburn Ridgefield's strategy a degree of internal diversification which has the potential to increase its risk control capabilities.

           As is the case with most trend-following systems, Millburn Ridgefield seeks to achieve cumulative profitability through capturing sustained price trends of significant duration and magnitude. Such trends tend to be relatively infrequent (often occurring only 2 to 3 times or less during a year in any given market). The early determination of the beginning and end of such major trends is an important feature of successful trading. Millburn Ridgefield's technical trading systems are designed with the objective that they will generate a trading signal when market conditions indicate a trend is likely to occur. If the trend is not subsequently confirmed or quickly reverses itself, positions are closed out in an attempt to limit capital losses. Positions which are profitable are maintained until the trading systems indicate that the trend has ended.

                     MILLBURN RIDGEFIELD CORPORATION

MILLBURN RIDGEFIELD CORPORATION

           Millburn Ridgefield Corporation, the Managing Owner, is a Delaware corporation organized in May 1982 to manage discretionary accounts in futures and forward markets. It is the corporate successor to a futures trading and advisory organization which has been continuously managing assets in the currency and futures markets using quantitative, systematic techniques since 1971. As of February 28, 1998, Millburn Ridgefield, together with its affiliate ShareInVest Research L.P., was managing approximately $1.4 billion in currencies, currency overlays, financial and commodity futures, equities and funds of funds.

           Millburn Ridgefield has been registered with the CFTC as a "commodity pool operator" since September 13, 1984 and as a "commodity trading advisor" since July 1, 1982 and is also registered as a "futures commission merchant." The Millburn Corporation, an affiliate of Millburn Ridgefield, performs certain administrative and operating functions for Millburn Ridgefield. ShareInVest Research L.P., an affiliate of Millburn Ridgefield, manages portfolios of U.S. small capitalization growth stocks. THE REGISTRATION OF MILLBURN RIDGEFIELD WITH THE CFTC MUST NOT BE TAKEN AS AN INDICATION THAT SUCH AGENCY HAS RECOMMENDED OR APPROVED EITHER MILLBURN RIDGEFIELD OR THE TRUST.

BACKGROUND AND MANAGEMENT

           Millburn Ridgefield is organized into four main departments: research, trading, operations and investor services. Millburn Ridgefield provides its personnel with a computerized infrastructure that supports Millburn Ridgefield's research efforts and allows departments to coordinate and communicate effectively. Millburn Ridgefield was among the first systematic money managers to begin building a comprehensive in-house computerized database, and this database has been updated continuously since its introduction in 1975. Millburn Ridgefield's currency database contains the last twenty years of market activity, and the interest-rate futures database covers the period since 1975, the first year that Treasury bill futures contracts were traded.

           The systems implemented by the research staff generate signals which the trading department executes and monitors in more than sixty currency and futures markets on a 24-hour global basis. The face value of the trades executed by the trading department is in excess of $10 billion per year. The trade implementation process is facilitated by the computerization of the related support functions. These functions include (1) position accounting, (2) profit and loss statements, (3) trading system signal sheets and (4) portfolio adjustments. A system of checks and balances is in place to guard against errors. Examples are multiple confirmations of executed trades and continuous review of positions by both the trading staff and the senior officers of the firm. Millburn Ridgefield has also invested substantial time and money in acquiring sophisticated communications, news and quotation capabilities.

           The background of each of the principals and senior officers of Millburn Ridgefield and its affiliates who perform services on Millburn Ridgefield's behalf is set forth below.

           HARVEY BEKER, AGE 44.   Mr. Beker is President, Co-Chief Executive
Officer and a Director of Millburn Ridgefield and The Millburn Corporation, and a partner of ShareInVest Research L.P. He received a Bachelor of Arts degree in economics from New York University in 1974 and a Master of Business Administration degree in finance from NYU in 1975. From June 1975 to July 1977, Mr. Beker was employed by Loeb Rhoades, Inc. where he developed and traded silver arbitrage strategies. From July 1977 to June 1978, Mr. Beker was a futures trader at Clayton Brokerage Co. of St. Louis. Mr. Beker has been employed by The Millburn Corporation since June 1978. During his tenure at Millburn, he has been instrumental in the development of the research, trading and operations areas. Mr. Beker became a principal of the firm in 1982.

           GEORGE E. CRAPPLE, AGE 53. Mr. Crapple is Co-Chief Executive Officer, Vice-Chairman and a Director of Millburn Ridgefield, Vice-Chairman and a Director of The Millburn Corporation and a partner of ShareInVest Research L.P. In 1966 he graduated with honors from the University of Wisconsin where his field of concentration was economics and he was elected to Phi Beta Kappa. In 1969 he graduated from Harvard Law School, MAGNA CUM LAUDE, where he was a member of the Harvard Law Review. He was a lawyer with Sidley & Austin, Chicago, Illinois, from 1969 until April 1, 1983, as a partner since 1975, specializing in commodities, securities, corporate and tax law. He was first associated with Millburn Ridgefield in 1976 and joined Millburn Ridgefield Corporation on April 1, 1983 on a full-time basis. Mr. Crapple is a member of the Board of Directors and a former Chairman of the Eastern Regional Business Conduct Committee of the NFA, Vice-Chairman of the Board of Directors and a member of the Executive Committee of the Managed Funds Association, a member of the Financial Products Advisory Committee of the CFTC and a former member of the Board of Directors and Nominating Committee of the Futures Industry Association.

           MARK B. FITZSIMMONS, AGE 50. Mr. Fitzsimmons is a Senior Vice-President of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include both marketing and investment strategy. He graduated SUMMA CUM LAUDE from the University of Bridgeport, Connecticut in 1970 with a B.S. in economics. His graduate work was done at the University of Virginia, where he received a certificate of candidacy for a Ph.D. in economics in 1973. He joined Millburn Ridgefield in January 1990 from Morgan Stanley & Co. Incorporated where he was a Principal and Manager of institutional foreign exchange sales and was involved in strategic trading for the firm. From 1977 to 1987 he was with Chemical Bank New York Corporation, first as a Senior Economist in Chemical's Foreign Exchange Advisory Service and later as a Vice-President and Manager of Chemical's Corporate Trading Group. While at Chemical he also traded both foreign exchange and fixed income products. From 1973 to 1977 Mr. Fitzsimmons was employed by the Federal Reserve Bank of New York, dividing his time between the International Research Department and the Foreign Exchange Department.

           BARRY GOODMAN, AGE 40. Mr. Goodman is Executive Vice-President, Director of Trading and Co-Director of Research of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. His responsibilities include overseeing the firm's trading operation and managing its trading relationships, as well as the design and implementation of trading systems. He graduated MAGNA CUM LAUDE from Harpur College of the State University of New York in 1979 with a B.A. in economics. From 1980 through late 1982 he was a commodity trader for E. F. Hutton & Co., Inc. At Hutton he also designed and maintained various technical indicators and coordinated research projects pertaining to the futures markets. He joined Millburn Ridgefield in 1982 as Assistant Director of Trading.

           DENNIS B. NEWTON, AGE 46. Mr. Newton is a Senior Vice-President of Millburn Ridgefield. His primary responsibilities are in administration and marketing. Prior to joining Millburn Ridgefield in September 1991, Mr. Newton was President of Phoenix Asset Management, Inc., a registered commodity pool operator from April 1990 to August 1991. Prior to his employment with Phoenix, Mr. Newton was a Director of Managed Futures with Prudential-Bache Securities Inc. from September 1987 to March 1990. Mr. Newton joined Prudential-Bache from Heinold Asset Management, Inc. where he was a member of the senior management team. Heinold was a pioneer and one of the largest sponsors of funds utilizing futures and currency forward trading.

           GRANT N. SMITH, AGE 46. Mr. Smith is Executive Vice-President and Co-Director of Research of Millburn Ridgefield and The Millburn Corporation and a partner of ShareInVest Research L.P. He is responsible for the design, testing and implementation of quantitative trading strategies, as well as for planning and overseeing the computerized decision-support systems of the firm. He received a B.S. degree from the Massachusetts Institute of Technology in

1974 and an M.S. degree from M.I.T. in 1975. While at M.I.T. he held several teaching and research positions in the computer science field and participated in various projects relating to database management. He joined Millburn Ridgefield in 1975.

           MALCOLM H. WIENER, AGE 62. Mr. Wiener is the founder and non-executive Chairman of Millburn Ridgefield, The Millburn Corporation and ShareInVest Research L.P., serves as an adviser to these entities and is a major investor in funds managed by Millburn Ridgefield and ShareInVest Research L.P. He does not, however, have investment or operational authority or responsibility for any of these entities or supervisory authority over their officers or employees. Mr. Wiener is also a Director of Millburn Ridgefield and The Millburn Corporation. Mr. Wiener graduated MAGNA CUM LAUDE from Harvard College in 1957, where his field of concentration was Economics and he was elected to Phi Beta Kappa. From 1957 to 1960 he served as an officer in the United States Navy. Mr. Wiener graduated from the Harvard Law School in 1963 and practiced law in New York City specializing in corporate law and financial transac tions until 1973. Mr. Wiener began research on and the trading of futures contracts pursuant to systematic trading methods and money management principles in 1971 and the management on a full time basis of private funds in this area in 1973. He is the author of numerous papers on the history of trade and is a member of the Council on Foreign Relations. He serves on the boards or visiting committees of various non-profit institutions including the Kennedy School of Government and the Wiener Center for Social Policy at Harvard University, the Harvard Art Museums, the Metropolitan Museum in New York, the Museum of Fine Arts in Boston, the American School of Classical Studies in Athens and the Council on Economic Priorities in New York.

           Millburn Ridgefield shares with its affiliates a staff of over 50, including the above-named individuals. The past performance of Millburn Ridgefield is set forth on page 21 and in "Performance of the Millburn Ridgefield Client Funds and Trading Programs" at page 86 and "Annual Rates of Return Since Inception of the Millburn Ridgefield Client Funds" at page 97.

           As of December 31, 1997, Millburn Ridgefield's interest in the Trust was valued at $776,209.

TRADING STRATEGIES IN GENERAL

           Forward and futures traders may generally be classified as either systematic or discretionary. A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract which is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, the trader's primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the then-current systems are followed without significant additional analysis or interpretation. Discretionary traders on the other hand -- while they may utilize market charts, computer programs and compilations of quantifiable information to assist them in making trading decisions -- make trading decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model. Millburn Ridgefield is a systematic trader.

           In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two.

           Technical analysis is not based on the anticipated supply and demand of a particular cash (actual) commodity, currency or financial instrument; instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument. Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future. Millburn Ridgefield is predominantly a technical trader.

           "Trend-following" advisors, such as Millburn Ridgefield, gear their trading approaches towards positioning themselves to identify and follow major price movements, as opposed to, for example, "market forecasters" who attempt to predict future price levels without relying on such trends to point the way, "scalpers" who attempt to make numerous small profits on short-term trades, or arbitrage traders who attempt to capture temporary price disequilibriums between inter-related markets. Trend-following traders assume that a majority of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their numerous but smaller losses, by capitalizing on major trends. Consequently, during periods in which no major price trends develop in a market, a "trend-following" advisor is likely to incur substantial losses.

MILLBURN RIDGEFIELD TRADING STRATEGY

MULTIPLE TRADING SYSTEMS

           The objective of Millburn Ridgefield's trading method is to participate in all major sustained price moves in the markets traded. Millburn Ridgefield regards its approach as long-term in nature. Millburn Ridgefield makes trading decisions pursuant to its trading method, which includes technical trend analysis (and certain non-trend-following technical systems) and the money management principles described below, which may be revised from time to time. Given trends in price of sufficient duration and magnitude, these trading systems may be profitable even though more than half of all individual trades are unprofitable. A period of time without such trends, however, may result in substantial losses.

           Millburn Ridgefield is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

           Trading is limited to markets which Millburn Ridgefield believes are sufficiently liquid in respect of the amount of trading contemplated.

           The first step in the trading methodology is developing intermediate-to long-term trading systems which generate long or short (buy or sell) decisions in a particular market based on the direction of the price trend in the market. Millburn Ridgefield has developed hundreds of trading systems using classes of quantitative models and classes of data such as price, volume and interest rates. The full range of systems are tested in each market against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. Profits are calculated plus a number of statistics designed to identify high quality profits such as trade reliability (percentage of profitable trades), drawdowns (worst losses experienced), average giveback of maximum profits on profitable trades and Sharpe ratio (risk adjusted returns).

           The performance of all systems in the market are ranked, and three or four systems are selected which make decisions in different ways at different times. This multi-system approach ensures that the total risk intended to be taken in a market is spread over several different strategies. If four systems are used to trade crude oil, the maximum position would be traded if all four were long or short. If two were long and two short, they would cancel each other out and a flat position in crude oil would be signaled. The effect of the multi-system approach is that in periods during which the technical picture is unclear, the systems disagree and positions will be light or flat, but when all systems agree on the trend, maximum positions will be traded. In certain markets, Millburn Ridgefield also uses short-term systems based on intra-day price "tick" data. Minute-by-minute prices are used to identify "quiet" as opposed to "noisy" periods, and trades may be implemented with or counter to the short-term trend depending on conditions.

           In certain markets, Millburn Ridgefield uses a strategy which focuses on calculating options volatility. When volatility is low, the probability of directional signals being profitable increases, and trades are implemented by buying at-the-money or slightly out-of-the-money options. The nature of options results in an increase in leverage as a position becomes profitable and a decrease in leverage as a position becomes unprofitable.

RISK MANAGEMENT

           Risk is a function of both price level and price volatility. For example, a 100,000 barrel crude oil position is worth more and is, therefore, more risky with oil at $30 per barrel than with oil at $10 per barrel. Similarly, if prices are moving in a 5% daily range, oil is more risky than if prices are moving in a 1% daily range. In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn Ridgefield utilizes its volatility overlay which is also a part of individual market risk management. This system measures the risk in the portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn Ridgefield's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. It is applied to all three systematic strategies described above. A secondary benefit of the volatility overlay can be the timely taking of profits since markets tend to become more volatile after a profitable trend has been long underway, and the volatility overlay often signals position reductions before trend reversals.

           In addition to the volatility overlay, Millburn Ridgefield's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets. The first principle is portfolio diversification which attempts further to improve the quality of profits by reducing volatility. In establishing a futures portfolio, Millburn Ridgefield will select markets and assign them relevant weightings with the objective of achieving broad diversification. Factors considered include profitability, liquidity, market depth, correlation of losing periods and Millburn Ridgefield's trading experience. Millburn Ridgefield seeks a portfolio in which returns from trading in different markets are not highly correlated; returns are not all positive or negative at the same time.

           Additional money management principles applicable to the portfolio as a whole include: limiting the assets committed as margin, generally within a range of 15% to 30% of an account's net assets at exchange minimum margins (including imputed margins on forward positions), although the amount committed to margin at any time may be substantially higher; prohibiting pyramiding (that is, using unrealized profits in a particular market as margin for additional positions in the same market); and changing the equity utilized for trading by an account solely on a controlled periodic basis rather than as an automatic consequence of an increase in equity resulting from trading profits.

           Another important risk management function is the careful control of leverage or portfolio size. Leverage levels are determined by simulating the entire portfolio -- all markets, all systems, all risk control overlays, the exact weightings of the markets in the portfolio and the proposed level of leverage -- over the past five or ten years to determine the worst case experienced by the portfolio in the simulation period. The worst case is measured from a daily high in portfolio assets to the subsequent daily low whether that occurs days, weeks or months after the daily high (a peak-to-trough drawdown). If the drawdown is considered too severe, the leverage or portfolio size is reduced.

           Decisions whether to trade a particular market are based upon various factors, including the liquidity of the market, its significance in terms of the desired degrees of concentration and diversification, and its profit potential (both historically and at a given time). These decisions will require the exercise of judgment. The decision not to trade certain markets for certain periods, or to reduce the size of a position in a particular market, may result at times in missing significant profit opportunities.

           The money management principles, computer assisted research into historical trading data, and experience of the principals of Millburn Ridgefield are factors upon which decisions concerning the percentage of assets to be used for each market traded and the size of positions taken or maintained are based. From time to time decisions to increase or decrease the size of a position, long or short, may be made. Such decisions also require the exercise of judgment and may include consideration of the volatility of the particular market; the pattern of price movements, both inter-day and intra-day; open interest; volume of trading; changes in spread relationships between various forward contracts; and overall portfolio balance and risk exposure.

           With respect to the execution of trades, Millburn Ridgefield may rely to an extent upon the judgment of others, including dealers, bank traders and floor brokers. No assurance is given that it will be possible to execute trades regularly at or near the desired buy or sell point.

           The trading method, systems and money management principles utilized by Millburn Ridgefield are proprietary and confidential. The foregoing description is general and is not intended to be complete.

                     FIDUCIARY OBLIGATIONS OF MILLBURN RIDGEFIELD

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST

           As Managing Owner of the Trust, Millburn Ridgefield is subject, under both statutory and common law, to restrictions comparable to those imposed on a general partner of a limited partnership. Millburn Ridgefield has a fiduciary responsibility to the Unitholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust, consistent with the terms of the Trust's Second Amended and Restated Declaration of Trust and Trust Agreement ("Declaration of Trust"). The scope of Millburn Ridgefield's fiduciary obligations are defined and established, in large part, by the consent of each Unitholder, in subscribing to the Units, to the business terms of the Trust, as embodied in the Declaration of Trust and described in this Prospectus. Certain of the conflicts of interest involved in the operation of the Trust -- for example, the Trust's trading currency forward contracts with an affiliate of Millburn Ridgefield -- may be impermissible under the fiduciary principles applied in certain other investment contexts -- for example, the rules governing "investment advisers" trading securities with their clients on a principal-to-principal basis. In the case of the Trust, such activities are authorized by disclosure and the informed consent of subscribers.

           Millburn Ridgefield has selected itself as the sole advisor for the Trust, and is required to clear (although not to execute) the Trust's futures trades through the Clearing Brokers, and the brokerage commissions paid by the Trust are assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Trust they have consented to its basic structure, in which affiliates of Millburn Ridgefield, and Millburn Ridgefield itself, receive substantial revenues from the Trust and do not negotiate on behalf of the Trust to achieve lower rates, either from Millburn Ridgefield entities or third parties.

           There are substantial and inherent conflicts of interest in the structure of the Trust. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Unitholders these conflicts of interest so that Millburn Ridgefield may have the opportunity to obtain their informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" are ineligible to invest in the Trust. See "Conflicts of Interest" at page 51.

           The Trust, as a publicly-offered "commodity pool," is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "Blue Sky Guidelines"). The Blue Sky Guidelines explicitly prohibit a general partner of a commodity pool from "contracting away the fiduciary obligation owed to [the investors] under the common law." Consequently, once the terms of a given commodity pool, such as the Trust, are established, it is virtually impossible for the Managing Owner to change such terms in a manner which disproportionately benefits the Managing Owner, as any such change could constitute self-dealing under common law fiduciary standards.

           The Declaration of Trust provides that Millburn Ridgefield and its affiliates shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of Millburn Ridgefield or its affiliates if Millburn Ridgefield or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct by Millburn Ridgefield or its affiliates. The Trust has agreed to indemnify Millburn Ridgefield and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Trust. The Blue Sky Guidelines prescribe the maximum permissible extent to which the Trust can indemnify Millburn Ridgefield and its affiliates and prohibit the Trust purchasing insurance to cover indemnification which the Trust could not give directly.

REMEDIES AVAILABLE TO THE UNITHOLDERS

           Under Delaware law, a beneficial owner of a business trust may, under certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a beneficial trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests in a trust may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

           In certain circumstances, Unitholders also have the right to institute a reparations proceeding before the CFTC against Millburn Ridgefield (a registered commodity pool operator and commodity trading advisor) and the Clearing Brokers (registered futures commission merchants), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. There is a private right of action under the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation.

           In the case of most public companies, the management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called "business judgment rule." This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and with the honest belief that the decision is in the best interests of the corporation. Millburn Ridgefield believes that similar principles apply to Millburn Ridgefield in its management of the Trust.

           THE FOREGOING SUMMARY DESCRIBING IN GENERAL TERMS THE REMEDIES AVAILABLE TO UNITHOLDERS UNDER FEDERAL AND STATE LAW IS BASED ON STATUTES, RULES AND DECISIONS AS OF THE DATE OF THIS PROSPECTUS. THIS IS A RAPIDLY DEVELOPING AND CHANGING AREA OF THE LAW. THEREFORE, UNITHOLDERS SHOULD CONSULT THEIR OWN COUNSEL AS TO THEIR EVALUATION OF THE STATUS OF THE APPLICABLE LAW SHOULD ANY ISSUES ARISE.

                              USE OF PROCEEDS

PROCEEDS OF SUBSCRIPTIONS

           The proceeds of the continuous offering of the Units are utilized by the Trust to engage in speculative trading of futures, forward and option contracts as described under "Millburn Ridgefield Corporation -- Millburn Ridgefield Trading Strategy," at page 32. The Trust trades, pursuant to the Managing Owner's World Resource Portfolio, in approximately 50 markets in the six following sectors: currencies, interest rates, stock indices, energy, metals and agriculture. As Millburn Ridgefield itself pays all selling commissions in respect of the Units, 100% of the net proceeds of subscriptions are available for trading. The Trust is not a "no-load" investment, and redemption charges are applicable for twelve months after Units are sold. However, the Trust's fees have been structured so as to allocate 100% of the proceeds of subscriptions to the Trust's trading account.

MAINTENANCE OF ASSETS

           Except as described in the following paragraph, the Trust deposits its assets in cash either: (i) as margin with Prudential Securities or PaineWebber, the Trust's Clearing Brokers; or (ii) in trust accounts established in the name of the Trust at major money-center United States banks. The assets deposited as margin with the Clearing Brokers are held in "customer segregated funds accounts" or "foreign futures and foreign options secured amount accounts" (in the case of futures and options traded on non-U.S. exchanges), as prescribed by the Commodity Exchange Act and applicable CFTC regulations. In general, approximately 7% to 13% of the Trust's assets are held in customer segregated funds and approximately 5% to 11% in foreign futures and options secured amount accounts. Assets held in "customer segregated funds accounts" are held in cash or invested in United States Treasury bills or notes. Assets held in foreign futures and options secured amount accounts are held in cash or invested in U.S. Treasury bills or notes or short-term sovereign debt instruments of the relevant jurisdictions. In general, approximately 70% to 85% of the Trust's assets are held in bank accounts opened in the Trust's name, although the actual level may vary from time to time. Assets held in bank accounts are either held as interest-bearing bank deposits or invested in U.S. Treasury bills or notes.

           To the extent that the Trust participates in markets other than regulated United States or foreign futures exchanges -- for example, the forward currency markets -- the Trust maintains such funds only in instruments (generally, U.S. government securities) authorized by the CFTC for the investment of "customer segregated funds." Assets which cannot be held in CFTC-authorized instruments are held in cash, on which interest is credited at short-term rates. (The Clearing Brokers obtain a benefit as a result of the deposit of such cash to reduce their outstanding overnight borrowings, despite such cash belonging to the Trust, not the Clearing Brokers.) Approximately 3% to 6% of the Trust's assets are held in unregulated accounts in the United States, with the Clearing Brokers as well as with other counterparties.

                                                            USE OF PROCEEDS
                                                  (January 1, 1997-December 31, 1997)

                                                     MINIMUM*              MAXIMUM*
           CFTC-Segregated Funds                           7%                  13%
           Foreign Secured Amount Accounts                 5%                  11%
           Unregulated Accounts                            3%                   6%
           Bank Accounts                                  70%                  85%

----------------------

* Actual percentage allocations of the Trust's assets to the foregoing types of accounts varies with the markets traded.

           During 1997, the Trust earned $3,467,544 in interest income and related payments, 5.10% of its average month-end Net Assets. On an ongoing basis, Millburn Ridgefield anticipates that the Trust will be able to earn interest on approximately 95% of its daily Net Assets. The Trust's Clearing Brokers receive the additional economic benefit derived from possession of the Trust's assets.

           Under current margin requirements, the Trust's average margin to equity ratio (including imputed margin on forward currency contracts) is approximately 15% to 30% of the Trust's assets. However, margin requirements vary from time to time.

           The Declaration of Trust strictly prohibits the Trust from lending any of its assets to any person or entity (other than through permitted securities investments). The Managing Owner will not commingle the property of the Trust with the property of any other person or entity (deposit of Trust assets with the Clearing Brokers or trading counterparties does not constitute commingling for these purposes).

STRATEGIES IMPLEMENTED

           The strategies implemented by Millburn Ridgefield (providing assets to support such strategies constituting the most important use of the proceeds of subscriptions) are described in general terms (these strategies are proprietary and confidential and, accordingly, cannot be described in detail) under "Millburn Ridgefield Corporation -- Millburn Ridgefield Trading Strategy" at page 32. Millburn Ridgefield has the flexibility to alter, in its discretion, its trading method (including technical trading systems, risk control overlays and money management principles), as well as to change the futures and forward markets traded for the Trust. Millburn Ridgefield may modify the method used for the Trust so as to include new methods of analysis and may utilize non-trend-following systems or market-forecasting strategies. Unitholders will not be notified of changes in the markets traded or modifications, additions or deletions to Millburn Ridgefield's methods unless such changes are considered by Millburn Ridgefield to be material.

                                  CHARGES

           Millburn Ridgefield believes that the substantial costs to which the Trust is subject are a material consideration in determining whether to purchase Units.

           Trading results and interest income cannot be predicted, and the Profit Shares paid by the Trust may have no relationship to the annual change in the Net Asset Value per Unit because the Profit Shares are calculated quarterly rather than annually. Furthermore, Profit Shares are calculated on the basis of the aggregate gain or loss recognized by the Trust, irrespective of the investment experience of any particular Unit or Unitholder. Prospective investors should also recognize that the "bid-ask" spreads, which the Trust pays on its forward contracts, may represent a significant portion of its transaction costs, although such charges cannot be readily quantified.

           The following reflects the routine charges payable by the Trust.

                              CHARGES PAID BY THE TRUST

                 THE FOLLOWING SUBSTANTIAL CHARGES ARE PAID BY THE TRUST.


RECIPIENT                NATURE OF PAYMENT                  AMOUNT OF PAYMENT
Managing                 Brokerage Fee                      A flat-rate monthly fee of 0.75 of 1% of the Trust's month-end
Owner                                                       Net Assets after reduction for expenses but prior to reduction for any accrued but unpaid Brokerage Fees or Profit Shares (a
                                                            9.0% annual rate).

                                                            Persons who invest $1,000,000 or more in the Trust pay annual
                                                            Brokerage Fees at the reduced rate of 7.0% per annum. Such reduction has no effect on other investors.

Counterparties           "Bid-ask" spreads                  Unquantifiable, but could represent a substantial expense.

Managing                 Quarterly Profit Share             17.5% of any New Trading Profit, excluding interest income and
Owner                                                       after reduction for Brokerage Fees and administrative costs, calculated as of the end of each calendar quarter and upon redemption of Units. NEW TRADING PROFIT IS CALCULATED ON THE
                                                            BASIS OF THE OVERALL PERFORMANCE OF THE TRUST, NOT ON THE BASIS
                                                            OF ANY INDIVIDUAL INVESTOR'S GAINS OR LOSSES.

Others                   Trustee fees, legal,               As incurred; estimated at no more than 0.75 of 1% of average
                         accounting, printing,              month-end Net Assets annually.
                         postage and administrative
                         cost

Others                   Reimbursement of delivery,         Actual payments to third parties; expected to be negligible;
                         insurance, storage and any         none paid to date.
                         other extraordinary charges

                     CHARGES PAID BY THE MANAGING OWNER

           THE FOLLOWING COSTS ARE PAID BY THE MANAGING OWNER, WITHOUT DIRECT REIMBURSEMENT FROM EITHER THE PROCEEDS OF SUBSCRIPTIONS OR FROM THE TRUST ITSELF. THE MANAGING OWNER DOES, HOWEVER, RECEIVE SUBSTANTIAL COMPENSATION FROM THE TRUST, AS DESCRIBED ABOVE.


RECIPIENT                NATURE OF PAYMENT                  AMOUNT OF PAYMENT

Selling Agents           Selling commissions                5% of the subscription price of each Unit sold by each of them, respectively (3% in the case of subscriptions of $1,000,000 or more).

                                       -37-

RECIPIENT                NATURE OF PAYMENT                  AMOUNT OF PAYMENT

Selling Agents           Ongoing compensation               Ongoing compensation in the amount of 4% of the average month-end
                                                            Net Asset Value (2% in the case of subscriptions of $1,000,000 or more) of each outstanding Unit sold by them, respectively, commencing with the thirteenth full month after such Unit is sold and continuing for as long as such Unit is outstanding.

Selling Agents           Installment selling                Payable at the same rate as ongoing compensation but limited to
                         commissions                        4.5% of the subscription price of each Unit.

Clearing Brokers and     Actual execution and clearing      An average rate of approximately $10.00 per round-turn trade.
NFA                      costs; transaction fees            Estimated at approximately 2% of the Trust's average month-end
                                                            Net Assets per year.

                                  BROKERAGE FEES

FLAT-RATE BROKERAGE FEES

           The Trust pays the Managing Owner a flat-rate annual Brokerage Fee equal to 9.0% of the Trust's average month-end Net Assets after reduction for expenses but prior to reduction for any accrued but unpaid Brokerage Fees or Profit Shares.

           The Managing Owner, not the Trust, pays all routine costs of executing and clearing the Trust's futures trades, including commodity brokerage commissions payable to the Clearing Brokers. These costs include NFA transaction fees assessed on the Trust's futures trading on United States exchanges. Such fees are currently assessed at the rate of $0.20 per round-turn trade (the purchase and sale or sale and purchase) of a futures contract and $0.10 for each trade of a commodity option. The Trust's Brokerage Fee is unaffected by the number of transactions actually executed by Millburn Ridgefield on behalf of the Trust. See "Conflicts of Interest" at page 51. The Trust will pay any extraordinary costs associated with its trading (E.G., insurance or delivery expenses).

           The Managing Owner has negotiated brokerage rates with the Clearing Brokers (including the Principal Selling Agent) ranging from approximately $7.75 to approximately $15.00 per round-turn trade, including all related exchange and regulatory fees (although commissions on certain foreign exchanges are somewhat higher). At these rates (which result in an average round-turn rate of approximately $10.00), Millburn Ridgefield estimates the Trust's aggregate execution and clearing costs at approximately 2% of average month-end Net Assets per year. During 1997, execution and clearing costs equaled approximately 1.60% of average month-end Net Assets. The Clearing Brokers also retain the economic benefit derived from possession of the approximately 5% of the Fund's Net Assets which are maintained in cash rather than invested in Treasury Bills. The Managing Owner pays these costs from the Brokerage Fees which it receives. The balance of the Brokerage Fees, after payment of ongoing compensation to the Selling Agents, is retained by the Managing Owner. The amount of the Brokerage Fee retained per Unit by the Managing Owner is estimated to equal approximately 2% of the average month-end Net Asset Value per Unit during the first year that a Unit is outstanding, I.E., the 9.0% Brokerage Fee received less (i) the 5% selling commission paid and (ii) the estimated 2% per annum paid out in execution costs. In the second year that a Unit is outstanding, the amount retained by Millburn Ridgefield is estimated to increase to approximately 3% of the Unit's average month-end Net Asset Value, as the ongoing compensation paid by Millburn Ridgefield will equal 4% of a Unit's average month-end Net Asset
Value rather than the 5% initial selling commission paid on each Unit.

           The savings recognized by Millburn Ridgefield's reduction of selling commissions and ongoing compensation in the case of persons subscribing for $1,000,000 or more are passed on to these investors in the form of lower Brokerage Fees.

           It is typical of managed futures advisors to receive management fees of 1% to 4% of an account's average month-end Net Assets annually. The Managing Owner does not receive any management fee in addition to the Broker-age Fee.

           The Managing Owner allocates the Trust's commodity futures, options and forward trades between Prudential Securities and PaineWebber approximately in such proportion that PaineWebber clears the percentage of the Trust's transactions corresponding to the percentage of the outstanding Units sold by PaineWebber and its correspondents, and Prudential Securities clears the remaining transactions.

           During 1997, the Trust paid Brokerage Fees of $6,057,327, or approximately 8.91% of its average month-end Net Asset Value. These Brokerage Fees represented the approximate equivalent of a $44 per round-turn trade (purchase and sale or sale and purchase) rate not including, for purposes of calculating such per-trade rate, the Trust's forward currency transactions on a futures-equivalent basis; the Trust pays "bid-ask" spreads on such transactions, not brokerage commissions.

"BID-ASK" SPREADS

           Many of the Trust's currency trades are executed in the forward markets, in which no brokerage commissions are charged. Instead, participants trade with a spread between the prices at which they are prepared to buy and sell a particular currency. The "bid-ask" spreads charged by the forward counterparties with which the Trust trades cannot be quantified, but could be substantial. The Trust, not Millburn Ridgefield, pays such spreads, as they are incorporated into the prices at which currencies are bought and sold for the Trust.

           The Principal Selling Agent and other currency dealers will receive competitive "bid-ask" spreads on the Trust's forward trades for which they act as counterparties. The Managing Owner does not receive any portion of such "bid-ask" spreads.

BROKERAGE FEE DIFFERENTIALS

           In order to maintain a uniform Net Asset Value per Unit although certain Units (those held by investors with subscriptions of $1,000,000 or more) may pay different Brokerage Fees (and, accordingly, different Profit Shares), the Trust determines the Net Asset Value of each investor's capital account as of the end of each month based on such investor's allocable share of the Trust's overall Net Asset Value, and then divides that Net Asset Value by the Net Asset Value per Unit of the Units which pay the 9.0% Brokerage Fee. This result, calculated to three decimal places, is the number of Units held by each Unitholder during the following month. Due to this accounting approach, Unitholders whose Units are subject to a 7.0% Brokerage Fee are issued additional Units as of the end of each month so that the Net Asset Value of their investment in the Trust reflects (i) a 7.0% rather than a 9.0% Brokerage Fee and (ii) a somewhat higher Profit Share as a result of the lower Brokerage Fee. Units issued as adjustments reflecting the differential Brokerage Fees and Profit Shares are treated for purposes of redemptions and redemption charges as if they were issued, for a cost basis of $0, as of the first date on which the recipient Unitholder acquired Units.

           The level of the Brokerage Fees paid by different investors is established by taking into account the net capital invested by Unitholders, irrespective of profits or losses. Accordingly, an investor who initially invested $500,000 in the Units and subsequently invested another $500,000 would qualify for the reduced Brokerage Fees, even if the Net Asset Value of his or her initial Units had declined to $400,000 at the time of the second investment. Conversely, if such investor's initial Units had increased in Net Asset Value to $600,000, an additional $500,000, not $400,000, investment would be required in order to qualify for reduced Brokerage Fees.

           If an investor redeems Units, he or she ceases to be qualified for reduced Brokerage Fees if the aggregate Net Asset Value of all Units held by such investor equals less than $1,000,000 immediately following such redemption. If such investor makes a subsequent investment after having lost his or her eligibility for reduced Brokerage Fees, such eligibility is restored if the amount of such additional investment, plus the amount of such investor's remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions), equals or exceeds $1,000,000.

           Investors which qualify for reduced Brokerage Fees also qualify for reduced redemption charges of 3% and 2% through the end of the twelfth month after each issuance of Units to them, as opposed to the "standard" 4% and 3%. See "Redemptions; Net Asset Value" at page 43.

           As of the date of this Prospectus, three subscribers had invested sufficient funds to qualify for discounted Brokerage Fees and reduced redemption charges.

                                   PROFIT SHARES

17.5% PROFIT SHARE BASED ON "HIGH WATER MARK" NEW TRADING PROFIT

           Millburn Ridgefield receives a Profit Share equal to 17.5% of any cumulative New Trading Profit recognized by the Trust as of the end of each calendar quarter (whether or not a full calendar quarter). New Trading Profit includes (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions and is calculated after payment of the monthly Brokerage Fee and ongoing administrative expenses. New Trading Profit does not include interest earned on the Trust's assets. New Trading Profit is generated only to the extent previous quarter-end highs in New Trading Profit are exceeded; however, Profit Shares previously paid do not reduce New Trading Profit (I.E., Millburn Ridgefield does not have to "earn back" its Profit Shares in order to produce New Trading Profit from which Profit Shares may be allocated).

           For example, assume that at the end of the first full calendar quarter of trading the Trust had, after monthly Brokerage Fees and administrative costs, a realized profit of $50,000 on its closed positions and an unrealized profit of $150,000 on open positions. New Trading Profit would equal $200,000. The entire amount would represent an increase in cumulative New Trading Profit and 17.5%, or $35,000, would be allocated as a Profit Share. Assume that during the second calendar quarter, again after monthly Brokerage Fees and administrative costs, the Trust had realized profits of $60,000 and a decrease in the unrealized profits on its open positions of $50,000, cumulative New Trading Profit would have increased to $210,000, and 17.5% of $10,000, or $1,750, would be allocated as a Profit Share. If the Trust were subsequently to sustain losses, Millburn Ridgefield would not be required to refund any of the Profit Shares previously allocated, but it would not be until Millburn Ridgefield's cumulative New Trading Profit, after deducting all losses and adjusting for redemptions or distributions as described below, exceeded $210,000 as of a calendar quarter-end that there would be any New Trading Profit resulting in additional Profit Share payments. Assume that during the third quarter, again after monthly Brokerage Fees and administrative costs, the Trust incurred realized losses of $150,000 and a decrease in the unrealized profit on its open positions of $100,000. Cumulative New Trading Profit would have decreased as of the end of such quarter to $(40,000), and no Profit Share would be paid. Millburn Ridgefield would retain the $36,750 paid as Profit Shares at the end of the first and second quarters even though the Trust had a year-to-date trading loss of $(40,000). Millburn Ridgefield would not, however, receive additional Profit Shares until cumulative New Trading Profit exceeded $210,000 as of a quarter-end.

           Redemption of Units will result in a proportional decrease in any cumulative trading loss accrued -- since the last calendar quarter-end as of which a Profit Share was paid -- as of the date of redemption. Redemption of Units at a time when there is accrued New Trading Profit will result in a proportional Profit Share allocation to Millburn Ridgefield.

           Because the Profit Shares are calculated on a quarterly basis, it is possible that the Trust will allocate substantial Profit Shares to Millburn Ridgefield during a year when the Trust incurs substantial losses.

           Persons who invest $1,000,000 or more in the Trust will pay Brokerage Fees of 7.0% rather than 9.0% per annum. The Profit Shares payable on such investors' Units will reflect the lower Brokerage Fees deducted from (and, accordingly, higher New Trading Profit, if any, achieved by) their investments.

           During 1997, the Trust paid aggregate Profit Shares of $695,667 (approximately 1.02% of average month-end Net Assets), while the Net Asset Value per Unit rose by 2.81%.

PROFIT SHARES ALLOCATED EQUALLY AMONG UNITS SOLD AT DIFFERENT TIMES

           Investors purchase Units at different times and, accordingly, recognize different amounts of profit and loss on their investments. However, any Profit Shares allocated to the Managing Owner are calculated on the basis of the cumulative trading profits recognized by the Trust as a whole and reduce the Net Asset Value of all Units equally, irrespective of the investment performance of an individual investor's Units. Consequently, certain Units have their Net Asset Value reduced by an allocable Profit Share despite having actually declined in value, perhaps significantly, since their date of purchase. Other Units incur losses generating a loss carryforward, for purposes of calculating subsequent Profit Shares, only to have such loss carryforward diluted by the admission of new Unitholders. Similarly, Units purchased during a calendar quarter at a Net Asset Value reduced by accrued Profit Shares benefit from any subsequent reversal of such accruals, even though such reversals should be allocated entirely to the Units already outstanding at the time of such intra-quarter purchases (as the full amount of the accrued Profit Shares subsequently being reversed had already benefited the holders of the newly purchased Units by reducing the purchase price of such Units).

                                  GENERAL

ORGANIZATIONAL AND INITIAL OFFERING COSTS

           Organizational and initial offering costs (not including selling commissions) of approximately $600,000 were incurred. The Managing Owner advanced all these costs and has been fully reimbursed, without interest, by the Trust.

ADMINISTRATIVE EXPENSES

           The Trust pays all routine legal, accounting, administrative, printing and similar costs associated with its operations, including the Trustee's fees and the costs of the ongoing offering of the Units. The payment of such costs does not include the reimbursement to the Managing Owner of any of its indirect expenses (such as overhead or employee salaries) and is not paid to the Managing Owner but rather to third parties. Such costs are not expected to exceed 0.75 of 1% of the Trust's average month-end Net Assets in any given year.

           In 1997 the Trust incurred administrative expenses of $345,473 or approximately 0.51 of 1% of its average month-end Net Assets.

EXTRAORDINARY EXPENSES

           The Trust is responsible for the taxes, if any, imposed on it as an entity (as opposed to those imposed on the Unitholders in respect of their investment in the Trust). No taxes have been imposed on the Trust to date. The Managing Owner is not currently aware of any such taxes and will use its best efforts to avoid the Trust becoming subject to any such taxes in the future. The Trust is required to pay any extraordinary charges incidental to its trading. The Trust has incurred no extraordinary charges to date, and in the Managing Owner's experience sponsoring and managing futures funds, such charges have always been negligible and, in most cases, non-existent.

                                DISTRIBUTION COSTS

SELLING COMMISSIONS AND ONGOING COMPENSATION

           The Managing Owner pays, from its own funds, selling commissions of 5% on all Units (other than Units acquired by persons subscribing for $1,000,000 or more, on which the Managing Owner pays selling commissions of 3%); in the case of persons subscribing at more than one time, it is only in respect of the subscription which causes their net investment in the Trust to equal or exceed $1,000,000, as well as any subsequent subscriptions, that selling commissions are reduced.

           In the case of Selling Agents (such as the Principal Selling Agent) which are registered with the CFTC as "futures commission merchants" or "introducing brokers," the Managing Owner pays annual ongoing compensation to each such Selling Agent in an amount equal to 4.0% of the average month-end Net Asset Value (0.33 of 1% of month-end Net Assets each month) of the Units sold by such Selling Agents through Registered Representatives which (i) are registered with the CFTC, (ii) have passed either the Series 3 or Series 31 Examination, and (iii) have agreed to provide ongoing services to clients in respect of their investments in the Units, including: (a) inquiring of the Managing Owner, from time to time, at the request of their clients, as to the Net Asset Value per Unit; (b) inquiring of the Managing Owner, from time to time, at the request of their clients, regarding the commodities markets and the Trust; (c) assisting, at the request of the Managing Owner, in the redemption of Units; and (d) providing such other services to owners of the Units as the Managing Owner may, from time to time, reasonably request. Ongoing compensation begins to be paid on Units once they have been outstanding for over twelve full months and continues to be paid for as long as they remain outstanding.

           In the event that either a Selling Agent or a Registered Representative is not duly registered with the CFTC, or does not provide ongoing services of the type specified above, ongoing compensation cannot, pursuant to applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"), be paid to such Selling Agent or passed on to such Registered Representative. Installment selling commissions are paid, in the same manner as the selling commissions and ongoing compensation described above, on Units sold by such persons; however, the total initial and installment selling commissions which may be paid in respect of any such Unit shall not exceed 9.5% of the initial purchase price of such Unit (however long such Unit remains outstanding).

           In the case of subscribers who invest $1,000,000 or more in the Trust, the Brokerage Fee to which their Units are subject is reduced from 9.0% to 7.0% of the average month-end Net Assets of their Units per year. As a result, the initial selling commissions and ongoing compensation or installment selling commissions payable in respect of such Units is reduced, respectively, from 5.0% to 3.0% of the subscription amount and from 4.0% to 2.0% of the average month-end Net Asset Value of such Units each year beginning after such Units have been outstanding for at least twelve months (subject to the 9.5% ceiling on the total of initial and subsequent installment selling commissions, in the case of Registered Representatives not qualified to receive ongoing compensation). In the case of persons subscribing at more than one time, ongoing compensation is reduced in respect of all their outstanding Units, not just Units acquired at or subsequent to the time that their net investment in the Trust equaled or exceeded $1,000,000.

           Selling Agents pass on all or a portion of the selling commissions and ongoing compensation which they receive to the qualified Registered Representatives who service the Units in respect of which such commissions and/or compensation is paid.

           Each Selling Agent or Registered Representative who is not eligible to receive ongoing compensation at the time that a Unit is sold can subsequently become so if the required CFTC registrations are obtained and such Registered Representative agrees to provide the enumerated services to the client holding such Unit.

           In 1997, Millburn Ridgefield paid (or accrued) to the Selling Agents a total of $1,284,725 in selling commissions and $1,519,942 in ongoing compensation (ongoing compensation only began to accrue once the Units initially sold in September 1995 had been outstanding for twelve full months).

                              REDEMPTION CHARGES

           Units redeemed on or prior to the end of the first and second successive six-month periods after their sale will pay redemption charges of 4% and 3%, respectively, of the Net Asset Value at which they are redeemed (3% and 2%, respectively, in the case of subscriptions for $1,000,000 or more). These redemption charges are paid to the Managing Owner.

           In the event that an investor acquires Units at more than one closing date, such Units will be treated on a "first-in, first-out" basis for redemption purposes (including determining the amount of any applicable redemption charge).

           Redemption charges do not reduce Net Asset Value or New Trading Profit for any purpose; such charges only reduce the amount which Unitholders receive upon redemption.

           In 1997, Millburn Ridgefield received (paid or accrued) a total of $38,955 in redemption charges.

                            REDEMPTIONS; NET ASSET VALUE

REDEMPTION PROCEDURE

           The Trust is intended as a medium- to long-term investment (2-3 years). However, a Unitholder may redeem Units as of the close of business (as determined by the Managing Owner) on the last day of any calendar month, upon 10 business days' prior written notice to the Managing Owner.

           Persons who redeem Units on or prior to the end of the first and second successive six-month periods after such Units are sold are assessed redemption charges of 4% and 3%, respectively, of their Units' Net Asset Value as of the date of redemption (3% and 2%, respectively, in the case of subscriptions of $1,000,000 or more). These redemption charges are paid to the Managing Owner. Units purchased on different closing dates are treated on a "first-in, first-out" basis for purposes of calculating the foregoing periods. (Additional Units issued as of month-end to subscribers who invest $1,000,000 or more in the Trust in order to reflect such subscribers being assessed a 7.0% rather than 9.0% annual Brokerage Fee shall, for such purposes, be deemed all to have been issued as of the date on which each such Unitholder first acquired Units, irrespective of whether such Unitholder makes one or more invest ments. Furthermore, in the event that Units are sold at an intra-month closing date, the end of such month will constitute the first of the twelve month-ends as of which such redemption charges are due.)

           The Managing Owner may declare additional redemption dates upon notice to the Unitholders and may, in unusual circumstances, permit certain (or all) Unitholders to redeem as of dates other than month-end.

           UNITHOLDERS MAY REDEEM ANY WHOLE NUMBER OF UNITS; THEY NEED NOT REDEEM ALL OR ANY MINIMUM NUMBER OF THEIR UNITS IN ORDER TO REDEEM ANY OF THEIR UNITS.

           Fractional Units may only be redeemed upon redemption of a Unitholder's entire remaining interest in the Trust.

           A form of Request for Redemption is attached to the Declaration of Trust as an Annex.

           All requests for redemption will be honored and payment will be made, except in the event of highly unusual market disruptions, within 15 business days of the effective date of redemption. The Managing Owner will make arrangements with Selling Agents who so request to pay redemptions through crediting Unitholders' customer securities accounts with such Selling Agents.

           The Trust's assets will be liquidated to the extent necessary to effect redemptions. However, because the Trust's assets will primarily consist of short-term, riskless investments, it should rarely be necessary to do so. On the other hand, following substantial redemptions, the Managing Owner may reduce the size of the Trust's overall market commitments.

           Any Units purchased by the Managing Owner representing an investment in excess of its minimum required investment (the lesser of 1% of the total capital contributions to the Trust or $500,000, but in no event less than 0.2 of 1% of the total capital contributions to the Trust) may be redeemed on the same terms as any other Units.

NET ASSET VALUE

           Net Assets are determined in accordance with generally accepted accounting principles and include unrealized profits as well as unrealized losses on open commodity positions. Net Assets include the sum of all cash, United States Treasury bills (valued at cost plus accrued interest, which approximates market value), the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options positions and the fair market value of all other assets of the Trust, less all liabilities of the Trust (including accrued liabilities irrespective of whether such liabilities, such as Profit Shares, may, in fact, never be paid). If a contract cannot be liquidated on a day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable.

                               THE CLEARING BROKERS

           PaineWebber Incorporated and Prudential Securities Incorporated are the Trust's Clearing Brokers. Although Millburn Ridgefield uses a variety of different executing brokers, all of the Trust's futures, forward and commodity options trades are cleared at PaineWebber or Prudential Securities. PaineWebber clears that portion of the Trust's trades corresponding to the proportionate part of all outstanding Units which are sold through PaineWebber and its correspondents; all other such trades are cleared at Prudential Securities. See "Conflicts of Interest" at page 51.

           Millburn Ridgefield receives the Brokerage Fees from the Trust and is responsible for paying all execution and clearing costs associated with the Trust's trading. Brokerage commissions received by PaineWebber and Prudential Securities for their clearing services are in addition to the initial selling commissions, installment selling commissions and ongoing compensation paid to them by Millburn Ridgefield.

           The Customer Agreements among each Clearing Broker, Millburn Ridgefield and the Trust provide that the respective Clearing Brokers shall not be liable to the Trust except for gross negligence, willful misconduct or bad faith and, in the case of trades executed as well as cleared by the Clearing Brokers, for errors in such execution.

           ALTHOUGH AGREEING TO ACT AS THE CLEARING BROKERS FOR THE TRUST, PAINEWEBBER AND PRUDENTIAL SECURITIES DO NOT TAKE ANY PART IN ITS ONGOING MANAGEMENT AND WERE NOT INVOLVED IN ITS ORGANIZATION OR PROMOTION.

           The following are summary descriptions of the Principal Selling Agent and Prudential Securities and of certain civil, administrative or criminal proceedings relating to them.

PAINEWEBBER INCORPORATED

           PaineWebber's principal office is located at 1000 Harbor Boulevard, Weehawken, New Jersey 07087, telephone: (201) 902-3000. PaineWebber is a clearing member of all principal U.S. futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

           Except as set forth below, neither PaineWebber nor any of its principals have been involved in any administrative, civil or criminal proceeding - whether pending, on appeal or concluded - within the past years that is material to a decision whether to invest in the Trust in light of all the circumstances.


           PaineWebber is involved in a number of proceedings concerning matters arising in connection with the conduct of its business. Certain actions, in which compensatory damages of $168 million or more appear to be sought, are described below. PaineWebber is also involved in numerous proceedings in which compensatory damages of less than $168 million appear to be sought, or in which punitive or exemplary damages, together with the apparent compensatory damages alleged, appear to exceed $168 million. PaineWebber has denied, or believes it has legitimate defenses and will deny, liability in all significant cases pending against it, including those described below, and intends to defend actively each such case.

           On or about June 10, 1991, PaineWebber was served with a "First Amended Complaint" in an action captioned ROLO V. CITY INVESTING LIQUIDATING TRUST, ET AL., Civ. Action 90-4420 (D.N.J.), filed on or about May 13, 1991 naming it and other entities and individuals as defendants. The First Amended Complaint alleges conspiracy and aiding and abetting violations of: (1) one or more provisions of the Racketeer Influenced and Corrupt Organizations Act ("RICO"); (2) one or more provisions of the Interstate Land Sales Full Disclosure Act; and (3) the common law, on behalf of all persons (excluding defendants) who purchased lots and/or houses from General Development Corporation ("GDC") or one of its affiliates and who are members of an association known as the North Port Out-of-State Lot Owners Association.

           The secondary liability claims in the First Amended Complaint relating to PaineWebber are premised on allegations that PaineWebber served as (1) the co-lead underwriter in connection with the April 8, 1988 offering by GDC of 12-7/8% senior subordinated notes pursuant to a Registration Statement and Prospectus and (2) the underwriter for a 1989 offering of Adjustable Rate General Development Residential Mortgage Pass-Through Certificates, Series 1989-A, which plaintiffs contend enabled GDC to acquire additional financial resources for the perpetuation of (and/or aided and abetted) an alleged scheme to defraud purchasers of GDC lots and/or houses. The First Amended Complaint requests certain declaratory relief, equitable relief, compensatory damages of not less than $500 million, punitive damages of not less than three times compensatory damages, treble damages with respect to the RICO count, prejudgment and post-judgment interest on all sums awarded, and attorneys' fees, costs, disbursement and expert witness fees.

           On December 27, 1993, the District Court entered an order dismissing plaintiffs' First Amended Complaint against PaineWebber and the majority of the other defendants for failure to state a claim upon which relief can be granted.

           On November 8, 1994, the United States Court of Appeals for the Third Circuit affirmed the District Court's order dismissing this action against PaineWebber. On November 18, 1994, plaintiffs filed a Petition for Rehearing and Suggestion for Rehearing en banc with the Third Circuit.

           On April 4, 1995, the United States Court of Appeals for the Third Circuit entered an order vacating its order of November 8, 1994, and granted plaintiffs' application for rehearing and remanded the case to the Distinct Court for reconsideration. Following the remand by the Third Circuit Court of Appeals, on August 24, 1995, the District Court entered an order dismissing the action as to all defendants. On February 20 1996, plaintiffs filed a notice of appeal from the District Court's order dismissing the action. On September 16, 1996, the Third Circuit Court of Appeals heard arguments on plaintiffs' appeal. The court has not yet ruled on the appeal.

           In July 1994, PaineWebber, together with numerous unrelated firms, were named as defendants in a series of purported class action complaints that have since been consolidated for pre-trial purposes in the United States District Court for the Southern District of New York under the caption IN RE NASDAQ MARKET-MAKER ANTITRUST AND SECURITIES LITIGATION. MDL Docket No. 1023. The refiled consolidated complaint in these actions alleges that the defendant firms engaged in activities as market makers on the NASDAQ over-the counter market that violated the federal antitrust laws. The plaintiffs seek declaratory and injunctive relief, damages in an amount to be determined and subject to trebling and additional relief. On December 18, 1995, PaineWebber filed its answer to plaintiffs' refiled consolidated complaint. The parties are presently engaged in pre-trial discovery. On November 26, 1996, the Court conditionally certified a class of retail investors who bought or sold certain NASDAQ securities through defendants (and in limited cases through non-defendants) during certain periods of time. The United States District Court for the Southern District of New York granted plaintiffs' motion for certification of a class that includes institutional investors, as well as the retail investors previously certified.

           PaineWebber and two other broker-dealers were named as defendants in litigation brought in November 1994 and subsequently styled IN RE MERRILL LYNCH ET. AL. Securities Litigation Civ. No. 94-5343 (DRD). The amended complaint, filed in March 1993, alleged that defendants violated federal securities laws in connection with the execution of orders to buy and sell NASDAQ securities. On December 13, 1995, the District Court granted defendants' motion for summary judgment. On January 19, 1996, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit. The appeal was heard on October 24, 1996, and on June 19, 1997, the Court affirmed the District Court's grant of defendants' motions for summary judgement. On July 30, 1997, the Third Circuit Court of Appeals vacated the prior Third Circuit opinion and listed the case for rehearing en banc. On October 29, 1997, the court held an en banc rehearing on the appeal from the District Court's grant of defendants' motions for summary judgment.

           On July 16, 1996, PaineWebber Incorporated entered into a Stipulation and Order resolving a civil complaint filed by the United States Department of Justice, alleging that it and other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. In entering into the Stipulation and Order, without admitting the allegations, the parties agreed that the defendants would not engage in certain types of market making activities and the defendants undertook specified steps to assure compliance with their agreement. On April 24, 1997, the United States District Court for the Southern District of New York approved the Stipulation and Order, one aspect of which requires the defendants to tape record a certain percentage of their NASDAQ traders' telephone calls. On May 27, 1997, the Court stayed the taping provision pending an appeal by certain private parties who objected to aspects of the taping provision. Notice of Appeal has been filed in the United States Court of Appeals for the Second Circuit; the parties are scheduled to file briefs in July and August, and oral argument on the appeal is scheduled for late September.

           A series of purported class actions concerning PaineWebber Incorporated's sale and sponsorship of various limited partnership investments have been filed against PaineWebber and PaineWebber Group Inc. (together hereinafter,

"PaineWebber") among others, by partnership investors since November 1994. Several such actions (the "Federal Court Limited Partnership Actions") were filed in the United States District Court for the Southern District of New York, one was filed in the United States District Court for the Southern District of Florida and one complaint (the "New York Limited Partnership Action") was filed in the Supreme Court of the State of New York. The time to answer or otherwise move with respect to these complaints has not yet expired.

           The complaints in all of these cases make substantially similar allegations that, in connection with the sale of interests in approximately 50 limited partnerships between 1980 and 1992, PaineWebber (1) failed to provide adequate disclosure of the risks involved with each partnership; (2) made false and misleading representations about the safety of the investments and the anticipated performance of the partnerships; and (3) marketed the partnerships to investors for whom such investments were not suitable. The plaintiffs, who are suing on behalf of all persons who invested in limited partnerships sold by PaineWebber between 1980 and 1992, also allege that, following the sale of the partnership units, PaineWebber misrepresented financial information about the partnerships' value and performance.

           The Federal Court Limited Partnership Actions also allege that PaineWebber violated the Racketeer Influenced and Corrupt Organization Act ("RICO"), and certain of them also claim that PaineWebber violated the federal securities laws. The plaintiffs seek unspecified damages, including reimbursement for all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the limited partnerships. In the Federal Court Limited Partnership Actions, the plaintiffs also seek treble damages under RICO.

           In addition, PaineWebber and several of its present or former officers were sued in two other purported class actions (the "Geodyne Limited Partnership Actions") filed in the state court in Harris County, Texas. Those cases, and WOLFF V. GEODYNE RESOURCES, INC. ET.AL., are similar to the other Limited Partnership Actions except that the plaintiffs purport to sue only on behalf of those investors who bought interests in the Geodyne Energy Partnerships, which were a series of oil and gas partnerships that PaineWebber sold over several years. The plaintiffs in Geodyne Limited Partnership Actions allege that PaineWebber committed fraud and misrepresentation, breached its fiduciary obligations to its investors and brokerage customers, and breached certain contractual obligations. The complaints seek unspecified damages, including reimbursement of all sums invested by them in the partnerships, as well as disgorgement of all fees and other income derived by PaineWebber from the Geodyne partnerships. PaineWebber has filed an answer denying the allegations in plaintiffs' complaints.

           On January 18, 1996, PaineWebber signed and filed with the federal court a memorandum of understanding with the plaintiffs in both the Federal Court Limited Partnership Actions and the Geodyne Limited Partnership Actions outlining the terms under which the parties have agreed to settle these actions. Pursuant to that memorandum of understanding, PaineWebber irrevocably deposited $125 million into an escrow fund under the supervision of the United States District Court of the Southern District of New York to be used to resolve the Federal Court and Geodyne Limited Partnership Actions in accordance with the definitive settlement agreement and plan of allocation which the parties subsequently submitted to the court for its consideration and approval. The court held hearings on the fairness of the settlement in October and November 1996. On March 20, 1997, the court issued an order approving the settlement. On July 30, 1997, the United States Court of
Appeals for the Second Circuit affirmed the judgment approving the settlement.

           In addition, three actions were filed against PaineWebber in the District Court for Brazoria County, Texas, two captioned MALLIA V. PAINEWEBBER, INC. ("MALLIA I" and "MALLIA II") and one captioned BILLY HAMILTON V. PAINEWEBBER ("HAMILTON"), relating to PaineWebber's sale and sponsorship of various limited partnership investments. MALLIA I was originally filed as a class action, but was later amended to assert claims only on behalf of the named plaintiffs. The complaints in MALLIA I, MALLIA II, and HAMILTON, collectively, make allegations on behalf of approximately 65 named plaintiffs that are substantially similar to those in the Federal Court Limited Partnership Actions except that the plaintiffs purport to bring only state law claims, principally for common law fraud, negligent misrepresentation, beach of fiduciary duty, violation of the Texas Securities Act, and violations of the Texas Deceptive Trade Practices Act, on behalf of those investors who bought interest in Pegasus aircraft leasing partnerships and in unspecified other limited partnerships and investments. The plaintiffs seek unspecified damages. All three actions have been removed to federal court and the two MALLIA actions have been transferred to the United States District Court for the Southern District of New York. The HAMILTON action has been dismissed with the consent of the parties on the grounds it is duplicative of the two MALLIA actions now before the federal court in New York.

           In April 1995, two investors in the Pegasus limited partnership filed a purported class action in the Circuit Court of the State of Illinois for Cook County entitled JACOBSON V. PAINEWEBBER, INC., making allegations substantially similar to the alleged in the Federal Court Limited Partnership Actions, but limited in subject matter to the sale of the Pegasus partnerships, and without a RICO claim. The complaint sought unspecified damages. The plaintiffs in the JACOBSON case simultaneously remained as participants in the Federal Court Limited Partnership Actions, and subsequently dismissed the Illinois action but objected to the proposed settlement of the Federal Court Limited Partnership Actions. As noted above, on March 20, 1997, the court approved the fairness of the settlement.

           The following items relate to matters involving Kidder, Peabody and Co. Incorporated which was acquired by PaineWebber in August 1997. In connection with the acquisition, the seller and its parent General Electric Company agreed to indemnify the PaineWebber for all losses relating to this matter.

           Kidder Peabody & Co. Incorporated ("Kidder, Peabody"), a subsidiary of PaineWebber together with other unrelated individuals and firms, has been named as a defendant in certain actions pending in the United States District Court of New York for the Southern District of New York brought on behalf of individuals and two purported classes of investors in three funds (the "Funds") managed by Askin Capital Management, L.P. and David
J. Askin (collectively, the "Askin Parties"). The actions are PRIMAVERA FAMILIENSTIFTUNG V. DAVID J. ASKIN, ET AL., Docket No. 95 Civ. 8905; ABF CAPITAL MANAGEMENT, ET AL. V. ASKIN CAPITAL MANAGEMENT, L.P., Docket No. 96 Civ. 2978; MONTPELLIER RESOURCES, LIMITED ET AL. V. ASKIN CAPITAL MANAGEMENT, L.P., et al., Docket No. 97 Civ. 1856; RICHARD JOHNSTON AS TRUSTEE FOR THE DEMETER TRUST, ET AL. V. ASKIN CAPITAL MANAGEMENT L.P., et al., Docket No. 97 Civ. 4335. The plaintiffs have alleged, among other things, that Kidder, Peabody and other brokerage firms aided and abetted false and misleading representations made to investors in violation of federal and state securities laws, used the Funds as an outlet for otherwise unmarketable tranches of collateralized mortgage obligations, and violated various rules of the New York Stock Exchange and National Association of Securities Dealers. Collectively in the four lawsuits the plaintiffs claim damages of approximately $650 million, as well as unspecified punitive damages. As a result of various decisions by the District Court, the only claim remaining in these cases against Kidder, Peabody is for aiding and abetting the Askin Parties' fraud on the investors. The parties are presently engaged in pre-trial discovery. No trial date has been set.

           In separate, but related action now pending in the United States Bankruptcy Court for the Southern District of New York captioned ABF CAPITAL MANAGEMENT, ET AL. V. KIDDER, PEABODY & CO. INCORPORATED, a group of investors in the Funds have sought to equitably subordinate, pursuant to
Section 510[c] of the Bankruptcy code, certain recoveries received by Kidder, Peabody, amounting to approximately $15.5 million, in connection with the settlement of Kidder, Peabody's claim in the Funds' bankruptcy proceedings. This action is also at an early stage; no trial date has been set.

           Kidder, Peabody is a defendant, along with other unrelated individuals and entities, in RICHARD A. LIPPE ET. AL. V. BAIRNCO CORP. ET AL., 96 Civ. 7600, in the United States District Court for the Southern District of New York brought by the Trustees of the Keene Creditors' Trust ("KCT"). This action originally was filed on June 8, 1995 as Adversary Proceeding No. 95/9393A in the Bankruptcy Court for the Southern District of New York. On April 10, 1997, the District Court ordered the withdrawal of the bankruptcy court. KCT was established pursuant to the Plan of Reorganization approved in connection with the bankruptcy proceedings related to Keene Corporation ("Keene"). The KCT claims against Kidder, Peabody arise from fairness opinions rendered by Kidder, Peabody during the 1980's in connection with the sale of various businesses from Keene. KCT alleges that Kidder Peabody's fairness opinions intentionally or recklessly undervalued the assets being sold. KCT further alleges that such acts constituted aiding and abetting breaches of fiduciary duties and self-dealing by Keene's corporate officers and directors, who are also defendants, in violation of the New York Business Corporation Law and the Racketeer Influenced and Corrupt Organizations Act. KCT seeks damages from Kidder, Peabody and other unrelated individuals and firms in excess of $700 million. On September 15, 1997, Kidder, Peabody filed a motion to dismiss the complaint. KCT has not yet filed its opposition to the motion.

           In addition to the foregoing private litigation, the following administrative and exchange proceedings may be considered material.

           On February 4, 1994, the Alabama Securities Commission issued Administrative Order CV-93-0020. PaineWebber consented, without admitting or denying the allegations to findings of violations of the Alabama Securities Act, to place on the branch order ticket or other record of transactions before any order for purchase or sale of securities through a block trading desk is executed, a name or designation of the accounts for which such orders are to be executed and the number of shares or contracts ordered for each account for two years from the date of the

Alabama order as to trades placed through its block trading desk by registered representatives in Birmingham, Alabama. The registered representatives are required to deliver a copy of the branch order tick to the branch office manager or to his or her designee prior to the time the order is placed with a block desk. The Alabama Securities Commission will be provided with a copy of a consultant's report concerning respondent's policies, practices and procedures prepared pursuant to an SEC order on February 18, 1993 and the affidavit of PaineWebber attesting to the implementation of the recommendations contained in such consultant's report. PaineWebber is required to certify that all supervisory and managerial personnel in its Birmingham office have attended the two day seminar required by the SEC order. PaineWebber was to pay a fine of $87,000 as partial reimbursement for the Alabama Securities Commission's cost for examining the matter.

           On September 27, 1995, in matter number 94-078-S, the State of Vermont Department of Banking, Insurance and Securities entered an Administrative Consent Order alleging that between 1984 and 1988 PaineWebber did not reasonably supervise two former investment executives with respect to certain outside activities and limited partnership investment recommendations. Without admitting or denying the allegations, PaineWebber agreed, among other things to pay an administrative fine of $100,000.

           On or about January 18, 1996, PaineWebber consented, without admitting or denying the findings therein, to the entry of an Order by the SEC which imposed a censure, a cease and desist order, a $5 million civil penalty and various remedial sanctions. The SEC alleged that PaineWebber violated the antifraud and recordkeeping provisions of the federal securities laws in connection with the offer and sale of certain limited partnership interests between 1986 and 1992 and failed reasonably to supervise certain registered representatives and other employees involved in the sale of those interests. PaineWebber must comply with its representation that it had paid and will pay a total of $292.5 million to investors, including a payment of $40 million for a claims fund.

PRUDENTIAL SECURITIES INCORPORATED

           Prudential Securities' main business office is located at Prudential Securities Building, One Seaport Plaza, New York, New York 10292, telephone (212) 214-1000.

           Prudential Securities, in its capacity as selling agent for the Partnership, is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") and is a member of the National Association of Securities Dealers, Inc, (the "NASD"). Prudential Securities is a major securities firm with a large commodity brokerage business. It has over 270 offices in 43 states, the District of Columbia, and 18 foreign countries. Prudential Securities is a clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, Commodity Exchange, Inc., and all other major United States commodity exchanges.

           From time to time Prudential Securities (in its respective capacities as a commodities broker and as a securities broker-dealer) and its principals are involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described below, during the five years preceding the date of this Prospectus, there has been no administrative, civil, or criminal action against Prudential Securities or any of its principals which is material, in light of all the circumstances, to an investor's decision to invest in the Partnership.

           On July 22, 1993, Prudential Securities entered into a Settlement Agreement with the Office of the Secretary of State of the State of South Carolina. Without admitting or denying the allegations, Prudential Securities agreed to pay $225,000 in settlement of all administrative inquiries, investigations and other proceedings against Prudential Securities and its agents in South Carolina relating to the supervisory and retail sales activities of Prudential Securities and certain of its registered representatives.

           On October 21, 1993, Prudential Securities entered into an omnibus settlement with the SEC, state securities regulators in 51 jurisdictions (49 states, the District of Columbia and Puerto Rico) and the NASD to resolve allegations that had been asserted against Prudential Securities with respect to the sale of interests in more than 700 limited partnerships generated by Prudential Securities' Direct Investment Group and sold from January 1, 1980 through December 31, 1990. The limited partnerships principally involved real estate, oil and gas producing properties and aircraft leasing ventures.

           The allegations against Prudential Securities were set forth in a Complaint filed by the SEC on October 21, 1993 and in an Administrative Order issued by the SEC also on October 21, 1993. It was alleged that federal and state securities laws had been violated through sales of the limited partnership interests (and a limited number of certain other securities) to persons for whom such securities were not suitable in light of their investment objectives, financial status, or investment sophistication. It was also alleged that the safety, potential returns and liquidity of the investments had been misrepresented. Prudential Securities neither admitted nor denied the allegations asserted against it. The Administrative Order included findings that Prudential Securities' conduct violated the federal securities laws and that an order issued by the SEC in 1986 requiring Prudential Securities to adopt, implement and maintain certain supervisory procedures had not been complied with. The Administrative Order (to which Prudential Securities consented without admitting or denying the SEC's findings), directed Prudential Securities to cease and desist from violating the federal securities laws and imposed a $10 million civil penalty. The Administrative Order also required Prudential Securities to adopt certain remedial measures including the establishment of a Compliance Committee of its Board of Directors.

           Prudential Securities' settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. In settling the NASD disciplinary action, Prudential Securities consented to a censure and to the payment of a $5 million fine to the NASD.

           In connection with the settlement of the allegations asserted against it, and pursuant to a Final Order and Judgment entered on October 21, 1993 in the action commenced by the SEC, Prudential Securities has deposited $330 million as a fund to be used for the resolution of claims for compensatory damages asserted by persons who purchased the limited partnership interests from Prudential Securities, and has agreed to provide additional funds, if necessary, for that purpose. The fund is to be administered by a court-approved Claims Administrator who is a former SEC Commissioner. Prudential Securities also consented to the establishment of court-supervised expedited claims resolution procedures with respect to such claims.

           On December 17, 1993, Prudential Securities agreed to the entry of a Consent Order issued by the State of Rhode Island, Department of Business Regulation, Division of Securities (the "RI Department"). The allegations against Prudential Securities were that ten employees of Prudential Securities engaged in investment advisory activities with clients in Rhode Island although these employees were neither licensed as investment adviser representatives nor exempt from the licensing requirements of Section 203 of the Rhode Island Uniform Securities Act (the "RI Act"). Prudential Securities consented to the payment of a civil penalty in the amount of $33,000 and agreed to cease and desist from further violations of Section 203 of the RI Act. Prudential Securities also agreed to modify relevant internal marketing and training materials distributed to its sales force. Prior to the entry of the Consent Order discussed above, Prudential Securities entered into a series of Consent Agreements with the RI Department involving similar allegations concerning the registration of Prudential Securities investment adviser representatives.

           On January 18, 1994, Prudential Securities agreed to the entry of a Final Consent Order and a Parallel Consent Order by the Texas State Securities Board. The firm also entered into a related Agreement with the Texas State Securities Commissioner. The allegations against Prudential Securities were that the firm had engaged in improper sales practices and other improper conduct resulting in pecuniary losses and other harm to investors residing in Texas with respect to purchases and sales of limited partnership interests during the period of January 1, 1980 through December 31, 1990. Without admitting or denying the allegations, Prudential Securities consented to a reprimand, agreed to cease and desist from further violations, and to provide voluntary donations to the State of Texas in the aggregate amount of $1,500,000. The firm agreed to suspend the creation of new customer accounts, the general solicitation of new accounts, and the offering for sale of securities in or from Prudential Securities' North Dallas office, irrespective of the place of residence of such new customers, during a period of twenty consecutive business days. Prudential Securities further agreed to suspend the creation of new customer accounts, the general solicitation of new customer accounts, and the offering for sale of securities into or from the State of Texas to any new customers, irrespective of the place of residence of such new customers, during a period of five consecutive business days. Prudential Securities also agreed to comply with the terms of the Administrative Order entered by the SEC on October 21, 1993 (as discussed above) and to institute training programs for its securities salesmen in Texas.

           On January 25, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the Banking Commissioner (the "Commissioner") of the State of Connecticut, Department of Banking. The allegations against Prudential Securities were that from January 1992 through at least July 1993, Prudential Securities employed investment adviser agents who solicited investment advisory business in Connecticut without being registered to do so. This conduct was found by the Commissioner to be in violation of the Connecticut Uniform Securities Act (the "CT Act") and in violation of the terms and conditions of a Stipulation and Agreement entered into between the Commissioner and Prudential Securities on February 20, 1992. It was further alleged, with respect to Prudential Securities' investment advisory business, that certain Prudential Securities agents held themselves out to the public in Connecticut under a business name other than Prudential Securities. Without admitting or denying the allegations, Prudential Securities agreed to be censured by the Department of Banking, to cease and desist from violation of the provisions of the CT Act, and agreed to pay a civil penalty to the Department of Banking in the amount of $150,000. Further, Prudential Securities agreed to be subject to a period of administrative probation which will conclude upon Prudential Securities' completion of certain remedial actions, including but not limited to, the following: (a) Prudential Securities shall review, implement and maintain supervisory procedures designed to ensure its compliance with the provisions of the CT Act; and (b) commencing on April 1, 1994 and continuing until April 1, 1996, Prudential Securities shall file quarterly reports with the Securities and Business Investments Division of the Department of Banking (the "Division") relating to its investment advisory business. In addition, Prudential Securities has agreed to pay the Department of Banking the cost of two or more examinations of any of its offices by the Division, such amount not to exceed $10,000.

           On March 10, 1994, Prudential Securities agreed to the entry of a Consent Order issued by the State of Missouri, Commissioner of Securities. The allegations against Prudential Securities were that the firm failed to supervise a former registered representative, in violation of Missouri securities laws. Without admitting or denying the allegations, Prudential Securities agreed to the following: (a) to maintain and make available to the Missouri Division of Securities all customer and regulatory complaints concerning any Prudential Securities employee working in a branch located in Missouri or any security sold by such employees; (b) beginning 30 days from the date of the Consent Order and continuing for a period of three years, to include at least one public service information piece selected by the Commissioner of Securities in all of Prudential Securities' new account packages mailed to Missouri residents; and (c) for a period of three years from the date of the Consent Order, to annually provide a notice to Prudential Securities' Missouri customers which details the procedures for filing a complaint with Prudential Securities and the applicable regulatory authorities. In addition, Prudential Securities agreed to pay a fine in the amount of $175,000.

           On June 8, 1994, the Business Conduct Committee of the New York Mercantile Exchange ("NYMEX" or the "Exchange") accepted an Offer of Settlement submitted by Prudential Securities concerning allegations that Prudential Securities violated NYMEX rules regarding pre-arranged trades and wash trades. Without admitting or denying the allegations, Prudential Securities consented to a finding by the Exchange that it had violated NYMEX Rule 8.55(A)(18) relating to conduct substantially detrimental to the interest of the welfare of the Exchange; agreed to cease and desist from future violations of Rule 8.55; and agreed to pay a fine in the amount of $20,000.

           On September 19, 1994, Prudential Securities consented to the entry of an Agreement and Order issued by the State of Idaho, Department of Finance, Securities Bureau (the "ID Department"). The allegations against Prudential Securities were that the firm failed to supervise certain employees in connection with the securities and options trading activities entered into on behalf of Idaho clients, in violation of the Idaho Securities Act (the "ID Act"). It was further alleged that Prudential Securities failed to amend the Forms U-4 for certain employees. Prudential Securities agreed to a number of sanctions and remedial measures including, but not limited to, the following: (a) to install a new branch manager in the Prudential Securities Boise branch office, who is to function in a supervisory capacity only; (b) to designate a regional quality review officer to review all securities options accounts and securities options trading activities of Idaho customers in three Prudential Securities offices; (c) to implement procedures reasonably designed to ensure compliance with regulations concerning the timely delivery of prospectuses; and (d) to cooperate in the ID Department's ongoing investigation and to comply with all provisions of the ID Act. In addition, Prudential Securities has agreed to pay a fine to the State of Idaho in the amount of $300,000. In addition, Prudential Securities has voluntarily reimbursed certain customers for losses suffered in their accounts in the amount of $797,518.49.

           On October 27, 1994, Prudential Securities and Prudential Securities Group entered into an agreement with the Office of the United States Attorney for the Southern District of New York (the "U.S. Attorney") deferring prosecution of charges contained in a criminal complaint. The complaint alleged that Prudential Securities committed fraud in connection with the sale of certain oil and gas limited partnership interests between 1983 and 1990 in violation of federal securities laws. The agreement requires that Prudential Securities deposit an additional $330 million into an account established by the SEC to pay restitution to the investors who purchased the oil and gas limited partnership interests. Prudential Securities further agreed to appoint a mutually acceptable outsider to sit on the Board of Directors of Prudential Securities Group and the Compliance Committee of Prudential Securities. The outside director will serve as an "ombudsman" whom Prudential Securities' employees can contact anonymously with complaints about ethics or compliance. Prudential Securities will report any allegations or instances of criminal conduct and material improprieties to the new director. The new director will submit compliance reports of his findings every three months for a three-year period. If, upon completion of a three-year period, Prudential Securities has complied with the terms of the agreement then the government will not pursue the charges in the complaint. If Prudential Securities does not comply with the agreement, then the government may elect to pursue the charge.

           On June 19, 1995, Prudential Securities entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential Securities consented to findings by the CFTC of certain recordkeeping violations and failure to supervise in connection with the commodity trading activities, in 1990 and early 1991, of a former broker of Prudential Securities. Pursuant to the settlement, Prudential Securities agreed to (i) pay a civil penalty of $725,000, (ii) the entry of a cease and desist order with respect to the violations charged and (iii) an undertaking directing the Prudential Securities' Compliance Committee to review certain of the firm's commodity compliance and supervisory policies and procedures be conducted and a report to be submitted to the CFTC, as well as a report to the CFTC on the actions taken as a result of the review.

           On February 29, 1996, the State of New Mexico Securities Division issued a final order, subject to a settlement, whereby Prudential Securities neither admitted nor denied any allegations that Prudential Securities failed to supervise two former employees and a Branch Office Manager of its Phoenix, Arizona branch. The allegations included misrepresentation, fraud, unsuitability, failure to properly register and failure to report a suspected forgery. Prudential Securities consented to the imposition of a censure and paid a fine in the amount of $15,000 and investigative fees in the amount of $2,000.

           On May 20, 1997, the CFTC filed a complaint against Prudential Securities, Kevin Marshburn (a former Prudential Securities Financial Advisor) and two of Marshburn's sales assistants. The complaint alleges, in essence, that during the period from May 1993 through March 1994: (i) Marshburn fraudulently allocated trades among his personal account and certain customer accounts; (ii) Prudential Securities did not properly supervise Marshburn by failing to have policies and procedures in place to detect and deter the alleged allocation scheme; and (iii) Prudential Securities failed to maintain and produce records with respect to transactions during the period in issue. The complaint seeks several forms of relief against Prudential Securities, including a cease and desist order, suspension or revocation of registration, restitution, and civil penalties of up to $100,000 for each alleged violation. Prudential Securities has denied the operative allegations against it and is vigorously defending the action.

                              ----------------

           Other than as may be set forth above, there have been no material administrative, civil or criminal actions or proceedings -- whether pending, on appeal or settled -- against either of the Clearing Brokers or any of their respective principals.

                              CONFLICTS OF INTEREST

GENERAL

           MILLBURN RIDGEFIELD HAS NOT ESTABLISHED ANY FORMAL PROCEDURES TO RESOLVE THE CONFLICTS OF INTEREST DESCRIBED BELOW. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT NO SUCH PROCEDURES HAVE BEEN ESTABLISHED, AND THAT, CONSEQUENTLY, INVESTORS WILL BE DEPENDENT ON THE GOOD FAITH OF THE RESPECTIVE PARTIES SUBJECT TO SUCH CONFLICTS TO RESOLVE SUCH CONFLICTS EQUITABLY. ALTHOUGH MILLBURN RIDGEFIELD WILL ATTEMPT TO MONITOR AND RESOLVE THESE CONFLICTS IN GOOD FAITH, IT WILL BE EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, FOR IT TO ASSURE THAT THESE CONFLICTS WILL NOT, IN FACT, RESULT IN ADVERSE CONSEQUENCES TO THE TRUST.

           PROSPECTIVE INVESTORS SHOULD BE AWARE THAT MILLBURN RIDGEFIELD PRESENTLY INTENDS TO ASSERT THAT UNITHOLDERS HAVE, BY SUBSCRIBING TO THE TRUST, CONSENTED TO THE FOLLOWING CONFLICTS OF INTEREST IN THE EVENT OF ANY PROCEEDING ALLEGING THAT SUCH CONFLICTS VIOLATED ANY DUTY OWED BY MILLBURN RIDGEFIELD TO INVESTORS.

THE MANAGING OWNER

           The responsibilities of Millburn Ridgefield include acting as the managing owner and trading advisor for the Trust and engaging commodity brokers and dealers to execute trades on behalf of the Trust. The Managing Owner has a conflict of interest in that it has a financial disincentive to replace itself as either the trading advisor or the entity receiving the Brokerage Fees from the Trust. THE TRUST MIGHT HAVE BEEN MORE PROFITABLE HAD THE TRUST HAD ACCESS TO ADVISORS OR BROKERS OTHER THAN MILLBURN RIDGEFIELD.

           Because Millburn Ridgefield receives the "spread" between (i) the amount paid out to the Selling Agents plus the amount paid out for executing the Trust's trades and (ii) the Brokerage Fee received by the Managing Owner from the Trust, the Managing Owner, which also directs the trading of the Trust, has a conflict of interest between trading in the manner which it believes to be in the best interests of the Trust and trading in low volume or in the forward markets so as to reduce the Trust's futures trading costs. ("Bid-ask" spreads, not brokerage commissions, are paid on the Trust's forward trading, and these are paid by the Trust, not the Managing Owner.) MILLBURN RIDGEFIELD MIGHT HAVE TRADED MORE SUCCESSFULLY FOR THE TRUST WERE IT NOT SHARING IN THE TRUST'S BROKERAGE REVENUES.

           Millburn Ridgefield directs the trading of a large amount of client assets, and Millburn Ridgefield and its principals may have incentives (financial or otherwise) to favor other accounts which they manage over the Trust in such matters as, for example, the allocation of available speculative position limits. Different accounts also pay different fees, trade at different levels of leverage and will, from time to time, compete for the same positions. IT COULD BE TO THE BENEFIT OF THE TRUST WERE IT TO HAVE THE EXCLUSIVE ATTENTION OF AT LEAST CERTAIN MILLBURN RIDGEFIELD PERSONNEL.

           Millburn Ridgefield has agreed to treat the Trust equitably with Millburn Ridgefield's other accounts. However, Millburn Ridgefield trades different portfolios for other accounts (the Trust was the first client account traded pursuant to the World Resource Portfolio of markets), and there can be no assurance whatsoever that such other port folios will not outperform the Trust. IF THE TRUST INCURS LOSSES, MILLBURN RIDGEFIELD COULD HAVE A DISINCENTIVE TO EXPEND RESOURCES MANAGING THE TRUST BECAUSE OF THE NEED TO RECOVER ANY LOSS CARRYFORWARD BEFORE A PROFIT SHARE COULD BE EARNED.

THE CLEARING BROKERS

           The Clearing Brokers act from time to time as commodity brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. The compensation received by the Clearing Brokers from such accounts may be more or less than the compensation which they receive for their brokerage and forward trading services to the Trust. In addition, various accounts traded through the Clearing Brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Trust or compete with the Trust for the same positions. The Clearing Brokers each may have a conflict of interest in its execution of trades for the Trust and for other of its customers. Millburn Ridgefield has, however, no reason to believe that the Clearing Brokers knowingly or deliberately favor any other customer over the Trust with respect to the execution of commodity trades.

           THE CLEARING BROKERS BENEFIT FROM EXECUTING ORDERS FOR OTHER CLIENTS, WHEREAS THE TRUST IS HARMED TO THE EXTENT THAT THE CLEARING BROKERS HAVE FEWER RESOURCES TO ALLOCATE TO THE TRUST'S ACCOUNT DUE TO THE EXISTENCE OF SUCH OTHER CLIENTS.

           THE CLEARING BROKERS BENEFIT FROM ASSESSING THE TRUST HIGHER BROKERAGE COMMISSION RATES AND FORWARD CONTRACT "BID-ASK" SPREADS THAN OTHER CLIENTS. BECAUSE PAINEWEBBER ALSO ACTS AS THE PRINCIPAL SELLING AGENT -- AND THROUGH APRIL 30, 1998 PRUDENTIAL SECURITIES ALSO ACTED AS A PRINCIPAL SELLING AGENT -- FOR THE TRUST, THE BROKERAGE COMMISSION RATES AND FORWARD CONTRACT PRICING ARRANGEMENTS FOR THE TRUST MAY NOT HAVE BEEN NEGOTIATED AT ARM'S LENGTH (MILLBURN RIDGEFIELD, NOT THE TRUST, PAYS ALL BROKERAGE COMMISSIONS, AS OPPOSED TO "BID-ASK" SPREADS).

           Certain officers or employees of the Clearing Brokers are, and may in the future be, members of United States commodities exchanges and are serving, and may in the future serve, on the governing bodies and standing committees of such exchanges and of their clearinghouses and of various industry organizations. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Trust.

           The Managing Owner retains the Principal Selling Agent and Prudential Securities as the Clearing Brokers for the Trust, largely because of their assistance in marketing Units.

THE SELLING AGENTS

           The Selling Agents receive substantial selling commissions on the sale of Units. Consequently, the Selling Agents have a conflict of interest in advising their clients whether to invest in the Units.

           The Selling Agents receive, beginning in the thirteenth month after each month-end sale of Units, ongoing compensation or installment selling commissions (as the case may be) based on Units sold by them which remain outstanding. CONSEQUENTLY, THE SELLING AGENTS HAVE A CONFLICT OF INTEREST IN ADVISING CLIENTS WHETHER TO REDEEM THEIR UNITS BETWEEN THE SELLING AGENTS' INTEREST IN MAXIMIZING THE COMPENSATION WHICH THEY RECEIVE FROM THE TRUST AND GIVING THEIR CLIENTS THE FINANCIAL ADVICE WHICH THE SELLING AGENTS BELIEVE TO BE IN SUCH CLIENTS' BEST INTERESTS.

           The percentage of the Trust's clearing brokerage allocated to the Principal Selling Agent is determined based on the percentage of outstanding Units sold by PaineWebber and its correspondents. Furthermore, the total dollar amount of brokerage commissions paid by the Trust is dependent upon the size of the Trust's capitalization. CONSEQUENTLY, THE PRINCIPAL SELLING AGENT HAS, ENTIRELY APART FROM THE ONGOING COMPENSATION (AND, POSSIBLY, CERTAIN INSTALLMENT SELLING COMMISSIONS) TO BE RECEIVED BY IT, FINANCIAL INCENTIVES TO DISCOURAGE ITS CLIENTS FROM REDEEMING UNITS. SEE "THE CLEARING BROKERS," ABOVE AT PAGE 44.

PROPRIETARY TRADING AND TRADING FOR OTHER ACCOUNTS

           Millburn Ridgefield, the Clearing Brokers and their respective principals and affiliates may trade in the futures and forward markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Trust or may be competing with the Trust for positions in the marketplace. Records of this trading are not available for inspection. Such trading may create conflicts of interest on behalf of one or more of such persons in respect of their obligations to the Trust.

           Because Millburn Ridgefield, the Clearing Brokers and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the Trust's account, prospective investors should be aware that, as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not constituting a violation of fiduciary duty, such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Trust. UNITHOLDERS ARE UNLIKELY TO SUFFER ANY DETRIMENT FROM THE PROPRIETARY TRADING OF ANY OF THE FOREGOING PERSONS OTHER THAN MILLBURN RIDGEFIELD AND ITS PRINCIPALS, BECAUSE SUCH PERSONS HAVE NO PRIOR KNOWLEDGE OF MILLBURN RIDGEFIELD'S TRADING.

INDEMNIFICATION AND STANDARD OF LIABILITY

           The Managing Owner and certain of its affiliates, officers, directors and controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

           The Managing Owner and its affiliates shall not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or any such affiliate if the Managing Owner or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct. The Trust has agreed to indemnify the Managing Owner and its affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence, misconduct or breach any fiduciary obligation to the Trust and was done in good faith and in a manner the Managing Owner, in good faith, determined to be in the best interests of the Trust. Affiliates of the Managing Owner are entitled to indemnity only for losses resulting from claims against such affiliates due solely to their relationship with the Managing Owner or for losses incurred by such affiliates in performing the duties of the Managing Owner.

           The Managing Owner, and not the Trust, has agreed to indemnify the Selling Agents against claims, losses or liabilities arising out of the Managing Owner's breach of any representation or warranty contained in the Selling Agreement among the Trust, the Managing Owner and the Selling Agents or out of any untrue statement of material fact or omission to state a material fact in this Prospectus or any related promotional material.

           The Declaration of Trust provides that the Managing Owner, its affiliates and the Selling Agents shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

           The Declaration of Trust also provides that in any claim for indemnification for federal or state securities law violations, the party seeking indemnification is required to place before the court the position of the SEC and various state regulatory authorities that indemnification for securities law violations is void as against public policy.

           THE MANAGING OWNER MAY, DUE TO THE EXCULPATORY AND INDEMNITY PROVISIONS OF THE DECLARATION OF TRUST, HAVE MORE FLEXIBILITY THAN THE MANAGING OWNER OTHERWISE WOULD TO RESOLVE THE FOREGOING CONFLICTS OF INTEREST IN A MANNER MORE FAVORABLE TO THE MANAGING OWNER THAN TO THE TRUST.

                          THE TRUST AND THE TRUSTEE

           THE FOLLOWING SUMMARY DESCRIBES IN BRIEF CERTAIN ASPECTS OF THE OPERATION OF THE TRUST AND THE TRUSTEE'S AND MANAGING OWNER'S RESPECTIVE RESPONSIBILITIES CONCERNING THE TRUST. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE DECLARATION OF TRUST ATTACHED HERETO AS EXHIBIT A AND CONSULT WITH THEIR OWN ADVISERS CONCERNING THE IMPLICATIONS TO SUCH PROSPECTIVE SUBSCRIBERS OF INVESTING IN A DELAWARE BUSINESS TRUST. THE SECTION REFERENCES BELOW ARE TO SECTIONS IN THE DECLARATION OF TRUST.

PRINCIPAL OFFICE; LOCATION OF RECORDS

           The Trust is organized under the Delaware Business Trust Act. The Trust is administered by the Managing Owner, whose office is located at 411 West Putnam Avenue, Greenwich, Connecticut 06830 (telephone: (203) 625-
7554). The records of the Trust, including a list of the Unitholders and their addresses, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Unitholders or their representatives during regular business hours as provided in the Declaration of Trust. (Section 10). There is a limitation to non-commercial purposes. Certain administrative and transfer agent services are provided at the Managing Owner's Chicago area office, 1560 Sherman Avenue, Suite 810, Evanston, Illinois 60201. The Managing Owner will maintain and preserve the books and records of the Trust for a period of not less than six years.


CERTAIN ASPECTS OF THE TRUST

           THE TRUST IS THE FUNCTIONAL EQUIVALENT OF A LIMITED PARTNERSHIP; PROSPECTIVE INVESTORS SHOULD NOT ANTICIPATE ANY LEGAL OR PRACTICAL PROTECTIONS UNDER THE DELAWARE BUSINESS TRUST ACT GREATER THAN THOSE AVAILABLE TO LIMITED PARTNERS OF A LIMITED PARTNERSHIP.

           No special custody arrangements are applicable to the Trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the Managing Owner. The Managing Owner is the functional equivalent of a sole general partner in a limited partnership. (Sections 5(a), 9 and 18).

           Although units of beneficial interest in a trust need not carry any voting rights, the Declaration of Trust gives Unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds. (Section 18).

           The Delaware Business Trust Act under which the Trust is formed is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

THE TRUSTEE

           Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The Trustee's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner or the Selling Agents. The Trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration of Trust.

           The rights and duties of the Trustee, the Managing Owner and the Unitholders are governed by the provisions of the Delaware Business Trust Act and by the Declaration of Trust.

           The Trustee serves as the Trust's sole trustee in the State of Delaware. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Business Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Unitholders. The Trustee is permitted to resign upon at least 60 days' notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the Managing Owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

           Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The Trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

           Under the Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor shall the Trustee have any liability for the acts or omissions of the Managing Owner. In addition, the Managing Owner has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Trust. (Section 2).

           Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

MANAGEMENT OF TRUST AFFAIRS; VOTING BY UNITHOLDERS

           The Unitholders take no part in the management or control, and have no voice in the operations of the Trust or its business. (Section 9(a)). Unitholders may, however, remove and replace the Managing Owner as managing owner of the Trust, and may amend the Declaration of Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Units then owned by Unitholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Units then owned by Unitholders may also compel dissolution of the Trust. (Section 18(b)). The owners of 10% of the outstanding Units then owned by Unitholders have the right to bring a matter before a vote of the Unitholders. (Section 18(c)). The Managing Owner has no power under the Declaration of Trust to restrict any of the Unitholders' voting rights. (Section 18(c)). Any Units purchased by the Managing Owner or its affiliates, as well as the Managing Owner's general liability interest in the Trust, are non-voting. (Section 7).

           The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit of and not adverse to the Unitholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Trust's tax allocations or to comply with certain regulatory requirements. (Section 18(a)).

           In the event that the Managing Owner or the Unitholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units. (Section 18(c)).

RECOGNITION OF THE TRUST IN CERTAIN STATES

           A number of states do not have "business trust" statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. In order to protect Unitholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Trust unless such obligation is explicitly limited so as not to be enforceable against any Unitholder personally. Furthermore, the Trust itself indemnifies all Unitholders against any liability which such Unitholders might incur in addition to that of a limited partner. The Managing Owner is itself generally liable for all obligations of the Trust and would use its assets to satisfy any such liability before such liability would be enforced against any Unitholder individually.

POSSIBLE REPAYMENT OF DISTRIBUTIONS RECEIVED BY UNITHOLDERS; INDEMNIFICATION OF THE TRUST BY UNITHOLDERS

           The Units are limited liability investments; investors may not lose more than the amount which they invest plus any profits recognized on their investment. (Section 8(e)). However, Unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Unitholders agree in the Declaration of Trust that they will indemnify the Trust for any harm suffered by it as a result of (i) Unitholders' actions unrelated to the business of the Trust, (ii) transfers of their Units in violation of the Declaration of Trust or (iii) taxes imposed on the Trust by the states or municipalities in which such investors reside (Sections 8(d) and 17(c)).

           The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Trust for taxes imposed upon it by the state or municipality in which particular Unitholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Trust in such states might, theoretically, be challenged -- although Millburn Ridgefield is unaware of any instance in which this has actually occurred) are commonplace in publicly-offered commodity pools as well as other trusts and limited partnerships.

TRANSFERS OF UNITS RESTRICTED

           A Unitholder may, subject to compliance with applicable federal and state securities laws, assign his or her Units upon notice to the Trust and the Managing Owner. No assignment will be effective in respect of the Trust or the Managing Owner until the first day of the month succeeding the month in which such notice is received. No assignee may become a substituted Unitholder except with the consent of the Managing Owner and upon execution and delivery of an instrument of transfer in form and substance satisfactory to the Managing Owner. (Section 11).

           There are, and will be, no certificates for the Units. Any transfers of Units are reflected on the books and records of the Trust. Transferors and transferees of Units will each receive notification from the Managing Owner to the effect that such transfers have been duly reflected as notified to the Managing Owner. (Section 11).

REPORTS TO UNITHOLDERS

           Each month the Managing Owner reports such information as the CFTC may require to be given to the participants in "commodity pools" such as the Trust and any such other information as the Managing Owner may deem appropriate. There are similarly distributed to Unitholders, not later than March 15 of each year, certified financial statements and the tax information related to the Trust necessary for the preparation of their annual federal income tax returns. (Section 10).

           The Managing Owner will notify Unitholders within seven business days of any decline in the Net Asset Value per Unit to less than 50% of such Net Asset Value as of the previous month-end valuation date. In addition, the Managing Owner will notify Unitholders of any change in the fees paid by the Trust or of any material changes in the basic investment policies or structure of the Trust. Any such notifications shall include a description of Unitholders' voting rights. The cost of any such notifications to Unitholders (as opposed to routine reports issued by the Managing Owner) will be paid by the Managing Owner. (Section 10).

GENERAL

           In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration of commodity pool programs under state securities or "Blue Sky" laws, the Declaration of Trust provides that: (i) the executing and clearing commissions paid by the Trust shall be competitive (Section 9(e)), and the Managing Owner shall include in the annual reports containing the Trust's certified financial statements distributed to Unitholders each year the approximate round-turn equivalent rate paid on the Trust's trades during the preceding year, as well as the actual amounts paid by the Managing Owner for the Trust's execution and clearing costs (Section 10); (ii) no rebates or give-ups, among other things, may be received from the Trust by any of the Selling Agents, and such restriction may not be circumvented by any reciprocal business arrangements among any Selling Agent or any of their respective affiliates and the Trust (Section 9(f)); (iii) no trading advisor of the Trust (including Millburn Ridgefield) may participate directly or indirectly in any per-trade commodity brokerage commissions generated by the Trust (Section 9(f)); (iv) any agreements between the Trust and the Managing Owner or any affiliates of the Managing Owner must be terminable by the Trust upon no more than 60 days' written notice (Section 9(f)); (v) the Trust may make no loans, and the funds of the Trust will not be commingled with the funds of any other person (deposit of Trust assets with a commodity broker, clearinghouse or currency dealer does not constitute commingling for these purposes) (Section 9(f)); and (vi) the Trust will not employ the trading technique commonly known as "pyramiding." (Section 9(f)).


                             FEDERAL INCOME TAX ASPECTS

           IN THE OPINION OF SIDLEY & AUSTIN, THE FOLLOWING SUMMARY CORRECTLY DESCRIBES THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, AS OF THE DATE HEREOF, TO A UNITED STATES INDIVIDUAL TAXPAYER WHO INVESTS IN THE TRUST. THE OPINION OF SIDLEY & AUSTIN IS BASED, IN CERTAIN CASES, ON THE DESCRIPTION OF THE PROPOSED OPERATION OF THE TRUST CONTAINED IN THIS PROSPECTUS AND, IN CERTAIN CASES, IS SUBJECT TO THE UNCERTAINTIES DESCRIBED BELOW.

THE TRUST'S PARTNERSHIP TAX STATUS

           In the opinion of Sidley & Austin, the Trust is properly classified as a partnership for federal income tax purposes. Consequently, the Unitholders individually, not the Trust itself, are subject to tax.

           The Managing Owner believes that all of the income generated by the Trust to date and expected to be generated by the Trust will constitute "qualifying income" and has so advised Sidley & Austin. As a result, in the opinion of Sidley & Austin, the Trust is not subject to tax as a corporation under the provisions applicable to "publicly-traded partnerships."

           If the Trust were not treated as a partnership or if the Trust were subject to tax as a "publicly-traded partnership," the Trust as an entity would be subject to tax at the same tax rates applicable to corporations, distributions to Unitholders would be taxable to them as dividends to the extent of the current and accumulated earnings and profits of the Trust, and Unitholders would not be entitled to report their share of any deductions or loss of the Trust on their federal income tax returns.

           The remainder of this summary assumes that the Trust is treated as a partnership and not as a "publicly-traded partnership."

TAXATION OF UNITHOLDERS ON PROFITS AND LOSSES OF THE TRUST

           The Trust, as an entity, is not subject to federal income tax in the opinion of Sidley & Austin as described above. Consequently, with the exception of Unitholders who are not citizens or residents of the United States, each Unitholder is required for federal income tax purposes to take into account, in his or her taxable year with which or within which a taxable year of the Trust ends, his or her allocable share of all items of Trust income, gain (including unrealized gain from open futures and forward contracts and options "marked-to-market"), loss, deduction and other items for such taxable year of the Trust. A Unitholder must take such items into account even if the Trust does not make any distributions of cash or other property to such Unitholder.

           A Unitholder's share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Declaration of Trust unless such items so allocated do not have "substantial economic effect" or are not in accordance with the Unitholders' interests in the Trust. Under the Declaration of Trust, allocations are generally made in proportion to Unitholders' capital accounts (each Unit sharing equally in the Net Assets of the Trust), and therefore such allocations should have substantial economic effect. However, in cases in which a Unitholder redeems part or all of his or her interest in the Trust, the allocations of capital gain or loss specified in the Declaration of Trust are not in proportion to capital accounts. Because such allocations are consistent with the economic effect of the Declaration of Trust that bases the amount to be paid to a redeeming Unitholder upon his or her share of the realized and unrealized gains and losses at the time his or her Units are redeemed, the Managing Owner files the Trust's tax return based upon the allocations specified in the Declaration of Trust. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited. Nevertheless, it is not certain that the IRS would agree that such allocations have substantial economic effect or are determined in accordance with the Unitholders' interests in the Trust. If such tax allocations were challenged and not sustained, some or all of a redeeming Unitholder's capital gain or loss could be converted from short-term to long-term and each remaining Unitholder's share of the capital gain or loss that is the subject of such allocations would be increased (solely for tax purposes).

LIMITATIONS ON DEDUCTIBILITY OF TRUST LOSSES BY UNITHOLDERS

           The amount of any Trust loss (including capital loss) that a Unitholder is entitled to include in his or her personal income tax return is limited to his or her tax basis for his or her interest in the Trust as of the end of the Trust's taxable year in which such loss occurred. Generally, a Unitholder's tax basis for his or her interest in the Trust is the amount paid for such interest reduced (but not below zero) by his or her share of any Trust distributions, realized losses (including constructively realized under the "mark-to-market" system described below) and expenses and increased by his or her share of the Trust's realized income and gains (including constructively realized under the "mark-to-market" system described below).

           Similarly, a Unitholder that is subject to the "at risk" limitations (generally, non-corporate taxpayers and closely-held corporations) may not deduct losses of the Trust (including capital losses) to the extent that they exceed the amount he or she has "at risk" with respect to his or her interest in the Trust at the end of the year. The amount that a Unitholder has at risk will generally be the same as his or her adjusted basis as described above, except that it will not include any amount that he or she has borrowed on a nonrecourse basis or from a person who has an interest in the Trust or a person related to such person. Losses denied under the basis or at risk limitations are suspended and may be deducted in subsequent years, subject to these and other applicable limitations.

           Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," below at page 59), a Unitholder's distributive share of any capital losses of the Trust does not materially reduce the federal income tax payable on his or her ordinary income (including his or her allocable share of the Trust's interest income).

TREATMENT OF INCOME AND LOSS UNDER THE "PASSIVE ACTIVITY LOSS RULES"

           The Code contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"), and salary. The trading activities of the Trust do not constitute a "passive activity," with the result that income derived from such activities constitute Portfolio Income or other income not from a passive activity. Thus, losses resulting from a Unitholder's "passive activities" cannot be offset against such income, and net losses from Trust operations are deductible in computing the taxable income of such Unitholder (subject to other limitations on the deductibility of such losses, in particular the annual limitation applicable to non-corporate investors that no more than $3,000 of capital losses can be deducted against ordinary income).

CASH DISTRIBUTIONS AND REDEMPTIONS OF UNITS

           Cash received from the Trust by a Unitholder as a distribution with respect to his or her Units or in redemption of less than all of his or her Units generally is not reportable as taxable income by such Unitholder, except as described below. Rather, such distribution or withdrawal reduces (but not below zero) the total tax basis of all of the Units held by the Unitholder after the distribution or withdrawal. Any cash distribution in excess of a Unitholder's adjusted tax basis for all of his or her Units is taxable to him or her as gain from the sale or exchange of such Units. See "-- Tax on Capital Gains and Losses" below (for a discussion of holding periods and corresponding tax rates).

           Redemption for cash of the entire interest held by a Unitholder results in the recognition of gain or loss for federal income tax purposes. Such gain or loss equals the difference, if any, between the amount of the cash distribution and the Unitholder's adjusted tax basis for his or her Units.

GAIN OR LOSS ON SECTION 1256 CONTRACTS

           Under the "mark-to-market" system of taxing futures and futures options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer's fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. If an open position on which profit has been realized as of the end of a fiscal year declines in value after such year-end and before the position is in fact offset, a loss is recognized for tax purposes at the end of the fiscal year in which the value declines (irrespective of the fact that the taxpayer may actually have realized a gain on the position considered from the time that such position was initiated). The converse is the case with an open position on which a "mark-to-market" loss was recognized for tax purposes as of the end of a fiscal year but which subsequently increases in value prior to being offset. In general, 60% of the net gain or loss which is generated as a result of the "mark-to-market" system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.

GAIN OR LOSS ON NON-SECTION 1256 CONTRACTS

           Except as described below with respect to Section 988 transactions entered into by a qualified fund, gain or loss with respect to contracts that are non-Section 1256 Contracts will generally be taken into account for tax purposes only when realized.

           Foreign currency transactions ("Section 988 transactions") include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of a foreign currency (or determined by reference to the value of one or more currencies) other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. Under a qualified fund election, however, gain or loss with respect to certain Section 988 transactions, other than those described in Section 1256 which would be taxed as described above under "-- Gain or Loss on Section 1256 Contracts," would be short-term capital gain or loss. In addition, all such transactions would be subject to the "mark-to-market" rules (see "-- Gain or Loss on Section 1256 Contracts," above).

TAX ON CAPITAL GAINS AND LOSSES

           The maximum tax rate for non-corporate taxpayers on adjusted net capital gains (as defined below) is 20%. Only capital assets held for more than 18 months (including 60% of the net gain on Section 1256 Contracts) are eligible for the 20% tax rate. Net gain on capital assets held more than 12 months and not more than 18 months (and certain other gain) is subject to a maximum tax rate of 28% ("28 percent rate gain"). Net short-term capital gain (i.e., net gain on assets held for 12 months or less, including 40% of net gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income. Adjusted net capital gain is the excess of net long-term capital gain over net short-term capital loss reduced by 28 percent rate gain and certain other amounts, if any. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," below at page 61 (for a discussion of the reduction in the amount of a non-corporate taxpayer's net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer as investment income). Capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. See "Risk Factors -- (17) Taxation of Interest Income Irrespective of Trading Losses" at page 16.

           If a non-corporate taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

           The Profit Share allocated to the Managing Owner correspondingly reduces the Trust's capital gain to be allocated among Unitholders for federal income tax purposes.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

           The Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including "investment advisory fees," are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of a non-corporate taxpayer's adjusted gross income (the "2% Floor"). In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with a taxpayer's deductions for certain items are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% Phase Out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax.

           The Managing Owner treats the ordinary expenses of the Trust as ordinary business deductions not subject to the 2% Floor or the 3% Phase Out. It is the standard practice in the managed futures industry to treat such charges as not being subject to the 2% Floor or the 3% Phase Out.

            Based on the trading activities of the Trust, in the opinion of Sidley & Austin, the Trust should be treated as engaged in the conduct of a trade or business for federal income tax purposes, and, as a result, the ordinary and necessary business expenses incurred by the Trust in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out.

           Sidley & Austin has also opined that the Profit Share should be treated as a distributive share of the Trust's income allocated to Millburn Ridgefield. However, if the Profit Share were held to constitute a fee rather than an allocation of income, it should, nevertheless, be deductible as an ordinary and necessary business expense, pursuant to the foregoing opinion of Sidley & Austin that the Trust should be treated as engaged in a trade or business.

             Investors should be aware that an opinion of counsel is not binding on the IRS or on any court and it is possible that the IRS could contend, or that a court could decide, that the contemplated trading activities of the Trust do not constitute a trade or business for federal income tax purposes. In addition, the IRS could contend that some or all of the Brokerage Fee and the Profit Share paid to the Managing Owner should be characterized as "investment advisory fees." To the extent the characterization of these payments as "investment advisory fees" were to be sustained, each non-corporate Unitholder's PRO RATA share of the amounts so characterized would be deductible only to the extent that such non-corporate Unitholder's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Unitholder's distributive share of income from the Trust would be increased (solely for tax purposes) by such Unitholder's PRO RATA share of the amounts so recharacterized. Any such recharacterization could require Unitholders to pay additional taxes, interest and possibly penalities. (See "-- IRS Audits of the Trust and Its Unitholders," below at page 62.)

INTEREST INCOME

           Interest received by the Trust, as well as on subscriptions while held in escrow, is taxed as ordinary income.

           The trading by the Trust generates almost exclusively capital gain or loss. Capital losses can be deducted against ordinary income, in the case of non-corporate taxpayers, only to the extent of $3,000 per year. Accordingly, the Trust could incur significant capital losses but an investor, nevertheless, could be required to pay substantial taxes in respect of such investor's allocable share of the Trust's interest income and other ordinary income. See "Risk Factors -- (17) Taxation of Interest Income Irrespective of Trading Losses" at page 16.

SYNDICATION EXPENSES

           Neither the Trust nor any Unitholder is entitled to any deduction for syndication expenses, nor can these expenses be amortized by the Trust or any Unitholder, even though the payment of such expenses reduces Net Asset Value.

           That portion of the Trust's administrative expenses related to the ongoing offering of Units, including the preparation of this Prospectus, constitutes a non-deductible, non-amortizable, syndication expense.

           The IRS could take the position that a portion of the Brokerage Fee paid to the Managing Owner constitutes a non-deductible syndication expense.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

           Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes "investment interest." Interest expense incurred by a Unitholder to acquire or carry his or her Units (as well as other investments) will constitute "investment interest." Such interest is generally deductible by non-corporate taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (i) gross income from interest, dividends, rents and royalties, which would include a Unitholder's share of the Trust's interest income, and
(ii) certain gains from the disposition of investment property, over the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. A non-corporate taxpayer's net capital gain from the disposition of investment property is included in clause (ii) of the second preceding sentence only to the extent such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the lower capital gains rates described above. (See "--Tax on Capital Gains and Losses," above at page 59.)

TAXATION OF FOREIGN INVESTORS

           A Unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Unitholder") generally is not subject to taxation by the United States on capital gains from commodity trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss of the Trust is treated as "effectively connected." An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust continue to be conducted as described in this Prospectus. Pursuant to a "safe harbor" in the Code, an investment fund which trades commodities for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. The Managing Owner has advised Sidley & Austin of the contracts that the Trust currently trades. Based on a review of such contracts as of the date of this Prospectus, the Trust has been advised by its counsel, Sidley & Austin, that such contracts should satisfy the safe harbor. If the contracts traded by the Trust in the future were not covered by the safe harbor, there is a risk that the Trust would be treated as engaged in a trade or business within the United States. In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign

Unitholder which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a Unitholder under Section 1446 of the Code.

           A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called "contingent interest") attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the Trust with a Form W-8 or its equivalent. The interest received by the Trust is not subject to U.S. withholding tax.

"UNRELATED BUSINESS TAXABLE INCOME"

           Income earned by the Trust does not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units, provided that the Units purchased by such plans and entities are not debt-financed.

IRS AUDITS OF THE TRUST AND ITS UNITHOLDERS

           The tax treatment of Trust-related items is determined at the Trust level rather than at the Unitholder level. The Managing Owner is the Trust's "tax matters partner" with the authority to determine the Trust's responses to an audit, except that the Managing Owner does not have the authority to settle tax controversies on behalf of any Unitholder who files a statement with the Internal Revenue Service stating that the Managing Owner has no authority to do so. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Trust is three years after the Trust's return for the taxable year in question is filed, and the Managing Owner has the authority to, and may, extend such period with respect to all Unitholders.

           If an audit results in an adjustment, all Unitholders may be required to pay additional taxes, plus interest, and, possibly, tax penalties and additions to tax. Unitholders may themselves also be subject to tax audits. There can be no assurance that the Trust's or a Unitholder's tax return will not be audited by the Internal Revenue Service or that no adjustments to such returns will be made as a result of such an audit.

STATE AND OTHER TAXES

           In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Trust.

                             --------------------

           THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                            THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

           Commodity futures contracts in the United States are required to be made on approved commodity exchanges and call for the future delivery of various commodities at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same exchange prior to the designated date of delivery.

           Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and the costs of the transaction in the prices it quotes for such contract; such mark-ups are known as "bid-ask" spreads. Brokerage commissions are typically not charged in forward trading. (The level of the Trust's Brokerage Fee is, however, unaffected by the amount of forward trades it executes.)

HEDGERS AND SPECULATORS

           The two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests that market or process commodities use the futures markets to a significant extent for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations, for example, between the time a merchandiser or processor makes a contract to sell a raw or processed commodity and the time he or she must perform the contract. The commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity; rather, the speculator risks his or her capital with the hope of making profits from price fluctuations in commodity futures contracts. Speculators rarely take delivery of physical commodities but rather close out their futures positions by entering into offsetting purchases or sales of futures contracts.

COMMODITY EXCHANGES

           Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been confirmed, the clearinghouse becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange and in effect becomes the other party to the trade. Thereafter, each clearing member firm party to the trade looks only to the clearinghouse for performance. Clearinghouses do not deal with customers, but only with member firms, and the "guarantee" of performance under open positions provided by the clearinghouse does not run to customers. If a customer's commodity broker becomes bankrupt or insolvent, or otherwise defaults on such broker's obligations to such customer, the customer in question may not receive all amounts owing to such customer in respect of his or her trading, despite the clearinghouse fully discharging all of its obligations.

           The Managing Owner trades on foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not subject to regulation by any United States governmental agency. Therefore, the protections afforded by such regulation are not available to the Trust in its trading on such exchanges. For example, in contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the traders involved and the exchange or clearinghouse does not become substituted for any party. Certain foreign exchanges also have no position limits, with each dealer, acting individually, establishing the size of the positions it will permit traders to hold.

           The Trust engages, to a substantial extent, in transactions on foreign exchanges, and in doing so is subject to the risks of trading in principals' markets as well as the risk of fluctuations in the exchange rate between the currencies in which the contracts traded on such foreign exchanges are denominated and United States dollars (as well as the possibility that exchange controls could be imposed in the future).

SPECULATIVE POSITION AND DAILY LIMITS

           The CFTC and the United States exchanges have established limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in futures contracts or options on particular commodities. These limits may restrict the Managing Owner's ability to acquire positions which it otherwise would acquire on behalf of the Trust, particularly in certain non-financial commodities, such as energy, metals and agriculture.

           Most United States exchanges limit by regulations the maximum permissible fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are commonly referred to as "daily limits." Daily limits establish the maximum amount by which the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Because daily limits apply only on a day-to-day basis, they do not limit ultimate losses, and may cause illiquidity in certain markets which results in substantial losses to the Trust which the Managing Owner is powerless to limit or prevent.

MARGIN

           Margin represents a security deposit to assure futures traders' performance under their open positions. When a position is established, "initial margin" is deposited and at the close of each trading day "variation margin" is either credited or debited from a trader's account, representing the unrealized gain or loss on open positions during the day. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" will be made requiring the trader to deposit additional margin or have his or her position closed out.

                     PURCHASES BY EMPLOYEE BENEFIT PLANS

           ALTHOUGH THERE CAN BE NO ASSURANCE THAT AN INVESTMENT IN THE TRUST, OR ANY OTHER MANAGED FUTURES PRODUCT, WILL ACHIEVE THE INVESTMENT OBJECTIVES OF AN EMPLOYEE BENEFIT PLAN, SUCH INVESTMENTS HAVE CERTAIN FEATURES WHICH MAY BE OF INTEREST TO SUCH PLANS. FOR EXAMPLE, THE FUTURES MARKETS ARE ONE OF THE FEW INVESTMENT FIELDS IN WHICH EMPLOYEE BENEFIT PLANS CAN PARTICIPATE IN LEVERAGED STRATEGIES WITHOUT BEING REQUIRED TO PAY TAX ON "UNRELATED BUSINESS TAXABLE INCOME." SEE "FEDERAL INCOME TAX ASPECTS -- 'UNRELATED BUSINESS TAXABLE INCOME'" AT PAGE 62. IN ADDITION, BECAUSE THEY ARE NOT TAXPAYING ENTITIES, EMPLOYEE BENEFIT PLANS ARE NOT SUBJECT TO PAYING ANNUAL TAX ON THEIR PROFITS (IF ANY) FROM THE TRUST DESPITE RECEIVING NO DISTRIBUTIONS FROM IT, AS ARE OTHER UNITHOLDERS.

           AS A MATTER OF POLICY, MILLBURN RIDGEFIELD LIMITS SUBSCRIPTIONS TO THE TRUST FROM ANY EMPLOYEE BENEFIT PLAN TO NO MORE THAN 10% OF THE "LIQUID" NET ASSETS OF SUCH PLAN AT THE TIME OF INVESTMENT (IRRESPECTIVE OF THE NET WORTH OF THE BENEFICIARY OR BENEFICIARIES OF SUCH PLAN).

GENERAL

           The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

           In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans, but generally do not include any such plan maintained by a church or by a state or local government.

           Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and the related trust.

           EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT
             WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN
               INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES
                A HIGH DEGREE OF RISK.  THE TRUST IS NOT INTENDED
                        AS A COMPLETE INVESTMENT PROGRAM.

"PLAN ASSETS"

           The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of the Trust to be considered to constitute assets of such Plan. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (I.E., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a "publicly-offered security." The Units qualify as a "publicly-offered security" pursuant to the foregoing rules.

INELIGIBLE PURCHASERS

           Units may not be purchased with the assets of a Plan if Millburn Ridgefield, the Trustee, any Selling Agent, any Clearing Broker, Chemical Bank, N.A. or any of their respective affiliates or any of their respective agents or employees: (a) has investment discretion with respect to the investment of the assets of such Plan invested in the Units; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause
(a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

           Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

           ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESEN TATION BY THE TRUST, MILLBURN RIDGEFIELD, ANY SELLING AGENT OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPRO PRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF

AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

                                 PLAN OF DISTRIBUTION

SUBSCRIPTION PROCEDURE

           The Units are offered to the public -- on a "best efforts" basis --at Net Asset Value as of the first business day of each calendar month (Millburn Ridgefield may from time to time elect to issue Units at intra-month closings). The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Subscriptions in excess of these minimums are permitted in $100 increments. Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments. Units are sold in fractions calculated up to three decimal places.

           In order to purchase Units, an investor must complete, execute and deliver to a Selling Agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus, together with a check for the amount of his or her subscription. Checks should be made payable to "CHEMICAL BANK, AS ESCROW AGENT FOR THE MILLBURN WORLD RESOURCE TRUST, ESCROW ACCOUNT NO. SE14791."

           Subscription payments by clients of certain Selling Agents may be made by authorizing the Selling Agents to debit a subscriber's customer securities account for the amount of the subscription. When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account on a settlement date specified by such Selling Agent. The account will be debited, and amounts so debited will be transmitted directly to Chemical Bank by such Selling Agent via check or wire transfer made payable to "CHEMICAL BANK, AS ESCROW AGENT FOR THE MILLBURN WORLD RESOURCE TRUST, ESCROW ACCOUNT NO. SE14791," for deposit in the escrow account of the Trust, on such settlement date. Such settlement date will occur on a date specified by such Selling Agents, not later than three business days following notification by the Managing Owner of the acceptance of an investor's subscription and not later than the termination of the Offering Period.

           The Managing Owner determines, in its sole discretion, whether to accept or reject a subscription in whole or in part. Such determination is made within five (5) business days of the submission of a subscription to the Managing Owner. Settlement of the subscription payments on accepted subscriptions is made within three (3) business days of acceptance of the related subscription.

           Subscription documents must generally be received at least five
(5) calendar days before the end of a month in order to be accepted as of the first day of the immediately following month.

           Interest earned on each subscription while held in escrow (escrow interest is allocated PRO RATA among all subscribers during a particular escrow period based on the amount of their respective subscriptions and the length of time on deposit in escrow) is invested in the Trust and increases the number of Units received by such investors. Interest earned on rejected subscriptions is paid directly to the rejected subscribers.

           Subscription funds are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and will earn interest at the prevailing "risk free" rates.

           No fees are charged on any subscriptions while held in escrow. Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

           Subscriptions, if rejected, are promptly returned to investors together with all interest accrued thereon while held in escrow.

           Subject to compliance with applicable regulatory requirements, the Managing Owner may at any time elect not to continue to use an escrow account. In such case, prospective subscribers will be duly notified that subscriptions will be accepted at a single month-end closing date, directly into the Trust's account.

           No subscriptions are final or binding on a subscriber until the close of business on the fifth business day following such subscriber's receipt of a final Prospectus.

THE SELLING AGENTS

           No selling commissions are paid from the proceeds of this offering. The Selling Agents are paid selling commissions by the Managing Owner equal to 5% of Net Asset Value of all Units sold by each Selling Agent, respec tively. In addition to selling commissions, the Managing Owner will also pay ongoing compensation to the Selling Agents which are registered with the CFTC as "futures commission merchants" or "introducing brokers" in the amount of 0.33 of 1% (a 4.0% annual rate) of the month-end Net Assets of all Units sold by them which remain outstanding, beginning with the end of the thirteenth full month after the date such Units were first issued (not the date that the related subscription was deposited into escrow); provided that such ongoing compensation may only be paid on Units sold by Registered Representatives who are (i) registered with the CFTC, (ii) have passed either the Series 3 or the Series 31 Examination, and (iii) agree to provide certain ongoing services to their clients who own outstanding Units. Such ongoing compensation may be deemed to constitute underwriting compensation.

           In the event that either a Selling Agent or a Selling Agent's Registered Representative is not duly registered with the CFTC, or such Registered Representative does not agree to provide ongoing services to his or her clients who own outstanding Units, no ongoing compensation may be paid either to such Selling Agent or to such Registered Repre sentative by the Managing Owner. Rather, pursuant to applicable rules of the NASD, such Selling Agent and such Registered Representative are restricted to receiving, in addition to the initial 5% selling commissions, installment selling commissions payable in the same manner as ongoing compensation, but limited in amount to 4.5% of the initial subscription price of Units sold by them -- resulting in total initial and installment selling commissions equal to 9.5% of such subscription price.

           The selling commissions and ongoing compensation paid by the Managing Owner in respect of Units acquired by persons which invest $1,000,000 or more in the Trust (and, accordingly, will pay Brokerage Fees of 7.0% rather than 9.0% per annum), are reduced to 3% of the subscription amount and a 2% annual rate, respectively.

           PaineWebber, the Principal Selling Agent, selects certain "introducing brokers," for which PaineWebber clears customer transactions and carries customer accounts, to distribute Units. On Units sold through such introducing brokers (each of which must be registered as a broker-dealer or a foreign broker exempt from such registration requirement), PaineWebber will retain (i) 1% of the 5% initial selling commissions, passing on to the introducing brokers the remaining 4% (1% of the 3% initial selling commissions being retained by PaineWebber and 2% passed on to such introducing broker in the case of subscriptions of $1,000,000 or more), as well as (ii) 1% per annum of the ongoing compensation paid on Units which remain outstanding more than twelve months, passing on the remaining 3% to the introducing brokers (0.75% being retained by PaineWebber and 1.25% passed on to such introducing broker in the case of subscriptions of $1,000,000 or more).

           In addition to distributing Units through the Selling Agents, the Trust may from time to time sell Units directly, without selling or "trailing" commissions. Units sold directly by the Trust (the Trust has made one such sale to date) may pay brokerage fees reduced to reflect the absence of selling and "trailing" commissions paid in respect of such Units. Direct Unit sales by the Trust will have no effect on any other Units (except to the extent that the sale of such Units reduces all Units' PRO RATA share of the organizational and initial offering expenses reimbursement payments due to Millburn Ridgefield by the Trust), and the proceeds of all Units will be managed in the same trading account.

           Other than as described above, no commissions or other fees are paid, directly or indirectly, by the Trust, the Managing Owner, any affiliate of the foregoing or any principal or officer of any of the foregoing, to any person in connection with the solicitation of purchasers for Units.

           The Managing Owner advanced the Trust's organizational and initial offering costs in the amount of $600,000, for which the Managing Owner has been fully reimbursed, without interest, by the Trust.

                                 LEGAL MATTERS

           Legal matters in connection with the Units being offered hereby are passed upon for the Managing Owner by Sidley & Austin, Chicago, Illinois and Richards, Layton & Finger, Wilmington, Delaware. Neither Sidley & Austin nor Richards, Layton & Finger represent either the Trust or the Unitholders, although Sidley & Austin advises the Managing Owner on an ongoing basis, including concerning its responsibilities as Managing Owner and with respect to matters relating to the management of the Trust and the Managing Owner's obligations to the Unitholders. The state ments under "Federal Income Tax Aspects" have been reviewed by Sidley & Austin.

                                    EXPERTS

           Arthur F. Bell, Jr. & Associates, L.L.C. is Millburn Ridgefield's independent public accountant. The Millburn Ridgefield Corporation Statement of Financial Condition as of December 31, 1997 included in this Prospectus has been audited by Arthur F. Bell, Jr., & Associates, L.L.C., independent auditor, as stated in its report appearing herein, and is so included in reliance upon such report, given upon the authority of that firm as an expert in auditing and accounting.

           Coopers & Lybrand L.L.P. are the Trust's independent accountants. The financial statements of the Trust as of December 31, 1997 and December 31, 1996 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report appearing herein, and have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                                   REPORTS

           Applicable rules of the CFTC require that this Prospectus be accompanied by summary financial information (which may be a recent Monthly Report of the Trust) current within 60 calendar days.

                            ADDITIONAL INFORMATION

           This Prospectus constitutes part of the Registration Statement filed by the Trust with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC including, without limitation, certain exhibits thereto (for example, the Selling Agreement, the Escrow Agreement and the Customer Agreements). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries, and the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees.

                              INDEX OF DEFINED TERMS

 A NUMBER OF DEFINED OR SPECIALIZED TERMS ARE USED IN THIS PROSPECTUS. THE
   RESPECTIVE DEFINITIONS OR DESCRIPTIONS OF SUCH TERMS MAY BE FOUND ON
                    THE FOLLOWING PAGES OF THIS PROSPECTUS.



                                                                     Page(s)
                                                                     ------

Additional Selling Agents....................................          -i-
Administrative expenses......................................           41
"Bid-ask" spreads............................................           39
"Breakeven" analysis.........................................            8
Brokerage Fee................................................           38
Business trust...............................................           54
CFTC.........................................................          -i-
Clearing Broker..............................................          -i-
Clearinghouse................................................           63
Daily limits.................................................           64
Employee benefit plan........................................           64
Forward contracts............................................           63
Futures contracts............................................           63
Initial margin...............................................           64
Installment selling commissions..............................         -ii-
Investment advisory fees.....................................           16
Maintenance margin...........................................           64
Managing Owner...............................................   Cover Page
Margin.......................................................           64
Margin call..................................................           64
Millburn Ridgefield..........................................   Cover Page
Net Asset Value..............................................           43
New Trading Profit...........................................           40
NFA..........................................................         -ii-
Ongoing compensation.........................................          -i-
Organizational and initial offering cost reimbursement.......           42
Principals' markets..........................................           63
Principal Selling Agent......................................          -i-
Profit Share.................................................        40-41
Redemption charges...........................................           42
Round-turn commissions.......................................           38
Selling Agents...............................................          -i-
Selling commissions..........................................          -i-
Series 3 Examination.........................................          -i-
Series 31 Examination........................................          -i-
Speculative position limits..................................          64
Trust........................................................   Cover Page
Variation margin.............................................           64
World Resource Portfolio.....................................           27
"Zero-sum" trading...........................................           15

                       INDEX TO FINANCIAL STATEMENTS


                                                                         PAGE

THE MILLBURN WORLD RESOURCE TRUST

  Report of Independent Accountants.......................................  71

  Statements of Financial Condition as of December 31, 1997 and 1996......  72

  Statements of Operations for the years ended December 31, 1997 and
     1996 and the period from September 13, 1995 (commencement of trading operations) to December 31, 1995.............................  73

  Statements of Changes in Trust Capital for the years ended December
     31, 1997 and 1996 and the period from June 7, 1995 (date Trust was organized) to December 31, 1995......................................  74

  Notes to Financial Statements...........................................  75


MILLBURN RIDGEFIELD CORPORATION

  Independent Auditor's Report............................................  80

  Statement of Financial Condition-- December 31, 1997....................  81

  Notes to Financial Statement............................................  82

                                  --------------------

     Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                              REPORT OF INDEPENDENT ACCOUNTANTS


TO THE UNITHOLDERS OF
THE MILLBURN WORLD RESOURCE TRUST:


We have audited the accompanying statements of financial condition of THE MILLBURN WORLD RESOURCE TRUST as of December 31, 1997 and 1996, and the related statements of operations for the years ended December 31, 1997 and 1996 and the period from September 13, 1995 (commencement of trading operations) to December 31, 1995, and the statements of changes in Trust capital for the years ended December 31, 1997 and 1996 and the period from June 7, 1995 (date Trust was organized) to December 31, 1995. These financial statements are the responsibility of management of the Managing Owner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Millburn World Resource Trust as of December 31, 1997 and 1996 and the results of its operations for the years ended December 31, 1997, 1996 and for the period from June 7, 1995 (date Trust was organized) to December 31, 1995, in conformity with generally accepted accounting principles.

                                        COOPERS & LYBRAND L.L.P.


New York, New York
January 26, 1998

                         THE MILLBURN WORLD RESOURCE TRUST

                         STATEMENTS OF FINANCIAL CONDITION
                         AS OF DECEMBER 31, 1997 AND 1996


                                     ASSETS:

                                                                                        DECEMBER 31, 1997       DECEMBER 31, 1996
                                                                                        -----------------       -----------------
Equity in trading accounts:
      Investments in U.S. Treasury bills - at value (amortized cost $16,490,244 at December 31, 1997 and $30,256,310 at December 31, 1996)
         (Note 3)                                                                              $16,490,244            $30,256,310
      Options owned, at market value (cost $396,056 at December 31, 1997
         and $685,996 at December 31, 1996)                                                        559,110                922,536
      Unrealized appreciation on open contracts                                                  4,753,326              3,779,038
      Unrealized depreciation on open currency contracts                                                --              (573,797)
      Cash                                                                                       2,105,808              5,855,321
                                                                                               -----------            -----------

                                                                                                23,908,488             40,813,205

Money market fund                                                                                9,944,556              2,447,271
Investment in U.S. Treasury bills - at value (amortized cost $41,009,510
         at December 31, 1997 and $15,656,090 at December 31, 1996) (Note 3)                    41,009,510             15,656,090
                                                                                              ------------             ----------

      Total assets                                                                             $74,862,554            $58,916,566
                                                                                               ===========            ===========

                                                 LIABILITIES AND TRUST CAPITAL:

Due to broker for U.S. Treasury bills purchased                                                         --                293,705
Due to Managing Owner (Note 4)                                                                          --                252,264
Accounts payable and accrued expenses                                                               73,925                 52,344
Redemptions payable to Unitholders, net (Note 10)                                                  773,980              1,260,914
Accrued brokerage Fees (Note 5)                                                                    443,746                343,224
                                                                                                ----------          -------------

      Total liabilities                                                                          1,291,651              2,776,248
                                                                                              ------------           ------------

Trust capital (Notes 5, 10 and 11):
      Managing Owner interest                                                                      776,209              1,417,312
      Unitholders (61,563.868 and 47,579.531
         Units of Beneficial Interest outstanding in 1997 and 1996, respectively)               72,794,684             54,723,006
                                                                                              ------------           ------------

      Total Trust capital                                                                       73,570,903             56,140,318
                                                                                              ------------           ------------

      Total liabilities and Trust capital                                                      $74,862,554            $58,916,566
                                                                                               ===========            ===========

                                See accompanying notes to financial statements.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                       THE MILLBURN WORLD RESOURCE TRUST

                                    STATEMENTS OF CHANGES IN TRUST CAPITAL

                             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE PERIOD FROM SEPTEMBER 13, 1995
                                         (COMMENCEMENT OF TRADING OPERATIONS) TO DECEMBER 31, 1995
                                                                                                            FOR THE PERIOD FROM
                                                                                                            SEPTEMBER 13, 1995
                                                                                                            (COMMENCEMENT OF
                                                             YEAR ENDED              FOR THE YEAR ENDED     TRADING OPERATIONS)
                                                             DECEMBER 31, 1997       DECEMBER 31, 1996      TO DECEMBER 31, 1995
                                                             -----------------       -----------------      --------------------
Income (Note 3):
    Net gains on trading of futures, forward and
      option contracts:
        Realized gains (losses):
            Futures and forwards                                 $4,123,599              $7,778,511              $  551,797
            Options                                                (486,783)                750,368                 (98,084)
        Change in unrealized appreciation (depreciation):
            Futures and forwards                                  1,548,085                 489,201               2,716,040
            Options                                                 (73,486)                123,713                 112,827
                                                                 ----------              ----------              ----------
                                                                  5,111,415               9,141,793               3,282,580

        Less, Brokerage Fees (Note 5)                             6,057,327               3,998,675                 548,790
                                                                 ----------              ----------              ----------

                Net realized and unrealized gains
                    (losses) on trading
                    of futures, forward and
                    option contracts                               (945,912)              5,143,118               2,733,790

        Interest income                                           3,467,544               2,115,972                 303,229
        Foreign exchange gain (loss)                                 62,685                 (72,910)                 (9,539)
                                                                 ----------              ----------              ----------

                Total income                                      2,584,317               7,186,180               3,027,480
                                                                 ----------              ----------              ----------

Expenses (Note 3):
    Profit Share (Note 5)                                           695,667                 829,081                 460,840
    Administrative expenses                                         345,473                 519,753                  59,492
                                                                 ----------              ----------              ----------

                Total expenses                                    1,041,140               1,348,834                 520,332
                                                                 ----------              ----------              ----------

                Net income                                       $1,543,177              $5,837,346              $2,507,148
                                                                 ----------              ----------              ----------
                                                                 ----------              ----------              ----------

                Net income per Unit of
                   Beneficial Interest (Note 10)                 $    32.29              $    99.45              $    75.75
                                                                 ----------              ----------              ----------
                                                                 ----------              ----------              ----------

                               See accompanying notes to financial statements.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                       THE MILLBURN WORLD RESOURCE TRUST

                                    STATEMENTS OF CHANGES IN TRUST CAPITAL

                                   FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND THE PERIOD FROM JUNE 7, 1995
                                                 (DATE TRUST WAS ORGANIZED) TO DECEMBER 31, 1995

                                                                                  NEW
                                                                                PROFITS
                                                                                  MEMO           MANAGING
                                                             UNITHOLDERS        ACCOUNT            OWNER                TOTAL
                                                           -------------   --------------       ------------          ------------
Initial capital contributions                               $      1,600                         $       400           $     2,000
Proceeds from initial offering of 15,141.664 Units
of Beneficial Interest and Managing Owner
   contribution                                               15,141,664                             155,005            15,296,669
Initial capital contribution withdrawn                            (1,600)                                                   (1,600)
                                                           -------------                        ------------          ------------
        Opening Trust capital for operations                  15,141,664                             155,405            15,297,069

Proceeds from sale of 8,926.044 Units of
   Beneficial Interest and Managing Owner
   contributions                                               8,267,366                              85,000             8,352,366

Organizational and initial offering costs                       (593,674)                             (6,326)             (600,000)

Net income                                                     2,471,680                              35,468             2,507,148

Redemptions (81.621 Units of Beneficial Interest)                (85,146)                                                  (85,146)
Managing Owner's Profit Share                                                  $ 460,840                                   460,840
Transfer from New Profits Memo Account to
   Managing Owner                                                               (460,840)            460,840
                                                           -------------   --------------       ------------          ------------
        Trust capital at December 31, 1995                    25,201,890              --             730,387            25,932,277

Proceeds from sale of 30,447.310 Units of
   Beneficial Interest                                        31,099,099                             217,000            31,316,099

Net income                                                     5,735,662              712            100,972             5,837,346

Redemptions (6,951.474 Units of Beneficial Interest)          (7,313,645)                           (460,840)           (7,774,485)
Limited Partnership Units (97.608) allocated
Managing Owner's Profit Share                                                     829,081                                  829,081
Transfer from New Profits Memo Account to
    Managing Owner                                                               (829,793)            829,793
                                                           -------------   --------------       ------------          ------------

       Trust capital at December 31, 1996                     54,723,006               --          1,417,312            56,140,318

Proceeds from sale of 22,517.798 Units of
Beneficial Interest                                           26,834,427            7,679            115,000            26,957,106

Net income                                                     1,469,088              323             73,766             1,543,177

Redemptions (8,664.831 Units of Beneficial Interest)         (10,231,827)          (8,002)        (1,525,536)          (11,765,365)
Limited Partnership Units (131.370) allocated                         --               --                 --                    --
Managing Owner's Profit Share                                         --          695,667                 --               695,667
Transfer from New Profits Memo Account
  to Managing Owner                                                   --         (695,667)           695,667                    --
                                                           -------------   --------------       ------------          ------------
                 Total capital at December 31, 1997        $  72,794,694   $          -         $    776,209          $ 73,570,903
                                                           -------------   --------------       ------------          ------------
                                                           -------------   --------------       ------------          ------------

                             See accompanying notes to financial statements.



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 THE MILLBURN WORLD RESOURCE TRUST

                     NOTES TO FINANCIAL STATEMENTS

1.         ORGANIZATION:

           The Millburn World Resource Trust (the "Trust") was organized on June 7, 1995 under the Delaware Business Trust Act. At such time, the only capital contributed to the Trust was the original capital contribution of $400 by Millburn Ridgefield Corporation (the "Managing Owner") and $1,600 by the initial Unitholder. The Managing Owner has agreed to make additional capital contributions as Managing Owner, subject to certain possible exceptions, in order to maintain its capital account at not less than 1% of the total capital accounts of the Trust. The Managing Owner and the holders of the Units of Beneficial Interest ("Units") issued by the Trust will share in any profits and losses of the Trust in proportion to the percentage interest owned by each, before brokerage commissions and profit share allocations.

           The proceeds from the initial offering of Units were turned over to the Trust on September 13, 1995, and the Trust commenced trading operations. The Trust is engaged in speculative trading in the futures, options and forward markets.

2.         THE OFFERING OF THE UNITS:

           The Trust offered Units to the public initially at the price of $1,000 per Unit, and, after the initial sale of the Units, at the Net Asset Value per Unit (as defined in the Declaration of Trust and Trust Agreement) as of the first business day of each calendar month. Selling commissions are paid by the Managing Owner. These selling commissions will be up to 5% of the subscription price (Net Asset Value) per Unit after trading begins.

           The proceeds from the subscriptions for Units are held in escrow and invested in interest-bearing obligations. Subscribers are credited, when the Units are issued, with additional Units in an amount corresponding to the interest earned on their subscriptions while held in escrow. If a subscription is rejected, the subscription funds plus all interest earned thereon while held in escrow are promptly returned to the investor.

3.         ACCOUNTING POLICIES:

           a.  INVESTMENTS
           Open options, futures and forward contracts are valued at market value. Realized gains (losses) and changes in unrealized appreciation (depreciation) on futures, forward and option contracts are recognized in the periods in which the contracts are closed or the changes occur, and are included in net gains (losses) on the trading of futures, forward and option contracts.

           Investments in U.S. government obligations are valued at cost plus amortized discount which approximates market. Amortization of discount is reflected as interest income.

           b.  FOREIGN CURRENCY TRANSLATION
           Assets and liabilities denominated in foreign currencies are translated at quoted prices of such currencies. Purchases and sales of investments are translated at the exchange rate prevailing when such transactions occurred.

           c.  INCOME TAXES
           Income taxes have not been provided, as each Unitholder is individually liable for the taxes, if any, on his share of the Trust's income and expenses.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 THE MILLBURN WORLD RESOURCE TRUST

           d.  ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

           e.  RIGHT OF OFFSET
           The customer agreements between the Trust and certain brokers give the Trust the legal right to net unrealized gains and losses. Unrealized gains and losses related to transactions with these brokers are reflected on a net basis in the equity in trading accounts in the statements of financial condition.

4.         ORGANIZATIONAL AND INITIAL OFFERING COSTS:

           Organizational and initial offering costs (exclusive of selling commissions), estimated at $600,000, were advanced by the Managing Owner and were reimbursed by the Trust in 24 equal monthly installments, subject to a provision that the monthly installments received during any fiscal year did not in the aggregate exceed 0.167 of 1% (a 2% annual rate) of the month-end Net Asset Value of the Trust as of each of the months elapsed during such fiscal year including the month of determination. The reimbursement of these costs was completed in the year ended December 31, 1997. The total costs were deducted from Trust capital upon commencement of trading, and reduced the redemption value per Unit to the extent that the reimbursement payments were made to the Managing Owner. The Managing Owner was also to pay, from its own funds, selling commissions on all sales of Units.

5.         TRUST AGREEMENT:

           The Trust Agreement provides that the Managing Owner shall control, conduct and manage the business of the Trust, and may make all trading decisions.

           The Trust pays brokerage fees to the Managing Owner at the annual rate of 9.0% of the Trust's average month-end Net Assets of Unitholders' interests (prior to reduction for accrued brokerage fees or Profit Share). The Managing Owner retains the right to charge less than the annual brokerage rate of 9% to those subscribers who either invest $1,000,000 or more in the Units or subscribe without incurring the selling commission paid by the Managing Owner. The Managing Owner, not the Trust, will pay all routine costs of executing and clearing the Trust's futures and options trades, including brokerage commissions payable to the clearing brokers.

           Profit Share equal to 17.5% of any New Trading Profits (as defined) in excess of the highest cumulative level of Trading Profit as of any previous calendar quarter-end is added to the New Profits Memo Account. A transfer from such account to the Managing Owner's capital account is made to the extent taxable capital gains are allocated to the Managing Owner.

           The Trust pays its legal, accounting, auditing, printing, postage and similar administrative expenses (including the Trustee's fees, the charges of an outside accounting services agency and the expenses of updating the Prospectus), as well as extraordinary costs.

6.         TRADING ACTIVITIES:

           All of the derivatives owned by the Trust, including options, futures and forwards, are held for trading purposes. The results of the Trust's trading activity are shown in the statement of operations. The fair value of the derivative financial instruments, at December 31, 1997 and 1996, respectively, was $5,312,436 and $4,127,777 and the average fair value during the periods then ended (calculated on a monthly basis), approximated $3,510,394 and $3,351,056, respectively.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  THE MILLBURN WORLD RESOURCE TRUST

           The Trust conducts its trading activities with various brokers acting either as a broker or counterparty to various transactions. At December 31, 1997 and 1996, respectively, cash and treasury bills, aggregating $18,596,052 and $36,111,631, included in the Trust's equity in trading accounts are held by such brokers in segregated accounts as required by Commodity Futures Trading Commission regulations.

7.         DERIVATIVE INSTRUMENTS:

           The Trust is party to derivative instruments in the normal course of its business. These financial instruments include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates. These instruments may be traded on an exchange or over-the-counter. Exchange traded instruments are standardized and include futures and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk.

           Market risk is the potential change in the value of the instruments traded by the Trust due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

           Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk is normally reduced to the extent that an exchange or clearing organization acts as a counterparty to futures or options transactions, since typically the collective credit of the members of the exchange is pledged to support the financial integrity of the exchange. In the case of over-the-counter transactions, the Trust must rely solely on the credit of the individual counterparties. The Trust's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition, not to the contract or notional amounts of the instruments.

8.         OPEN DERIVATIVE INSTRUMENTS (CONTRACTS) AT DECEMBER 31, 1997 AND
           1996:

                                                           DECEMBER 31, 1997                          DECEMBER 31, 1996
                                                        NOTIONAL OR CONTRACTUAL                    NOTIONAL OR CONTRACTUAL
                                                         AMOUNT OF COMMITMENTS                      AMOUNT OF COMMITMENTS
                                                 ----------------------------------          ------------------------------------
                                                   TO PURCHASE           TO SELL               TO PURCHASE             TO SELL
                                                 -------------       --------------          -------------         --------------
           Financial instruments                 $ 308,387,000       $   89,641,000          $ 252,988,000         $   17,461,000
           Stock indices                               600,000           17,726,000             12,346,000             17,737,000
           Currencies*                              16,768,000           48,924,000             69,560,000             90,704,000
           Energy                                        -               33,784,000             13,082,000
           Agricultural                             21,519,000           21,184,000             20,597,000             18,231,000
           Metals                                        -               30,027,000              7,935,000             34,480,000
                                                 -------------       --------------          -------------         --------------
                                                 $ 347,274,000       $  241,286,000          $ 376,508,000         $  178,613,000
                                                 =============       ==============          =============         ==============

           * Currencies include offsetting commitments to purchase and sell the same currency on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward market until the settlement date.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 THE MILLBURN WORLD RESOURCE TRUST

           The notional or contractual amounts of these derivative instruments, while not recorded in the financial statements, reflect the extent of the Trust's involvement in these instruments.

                                                  NOTIONAL OR CONTRACTUAL
                                                   AMOUNT OF COMMITMENTS                      UNREALIZED GAIN (LOSS)
                                            ------------------------------------            ----------------------------
                                              TO PURCHASE              TO SELL                GROSS              NET
                                            -------------          -------------            ----------        ----------
         DECEMBER 31, 1997
           Exchange traded                  $ 331,269,000          $ 192,362,000            $5,134,786        $4,431,017
           Non-exchange traded                 16,005,000             48,924,000               691,714           485,363
                                            -------------          -------------            ----------        ----------
                                            $ 347,274,000          $ 241,286,000            $5,826,500        $4,916,380**
                                            =============          =============            ==========        ==========

** Includes net unrealized gains on exchange traded options of $112,827.


                                                  NOTIONAL OR CONTRACTUAL
                                                   AMOUNT OF COMMITMENTS                      UNREALIZED GAIN (LOSS)
                                            ------------------------------------            -----------------------------
                                              TO PURCHASE              TO SELL                GROSS              NET
                                            -------------           ------------            ----------         ----------
         DECEMBER 31, 1996
           Exchange traded                  $ 306,948,000           $ 87,909,000            $4,451,695         $2,820,134
           Non-exchange traded                 69,560,000             90,704,000               876,180            621,647
                                            -------------           ------------            ----------         ----------
                                            $ 376,508,000           $178,613,000            $5,327,875         $3,441,781***
                                            =============           ============            ==========         ==========

*** Includes net unrealized gains on exchange traded options of $236,540.

9.         TERMINATION:

           The Trust will terminate on December 31, 2025 or at an earlier date if certain conditions occur as defined in the Declaration of Trust and Trust Agreement.

10.        REDEMPTIONS:

           Units may be redeemed, at the option of any Unitholder, at Net Asset Value (as defined) as of the close of business on the last business day of any calendar month on ten business days' written notice to the Managing Owner. Persons who redeem Units at or prior to the end of the first and second successive six-month periods after such Units are sold will be assessed redemption charges of 4% and 3%, respectively (3% and 2%, respectively, in the case of subscriptions of $1,000,000 or more), of their redeemed Units' Net Asset Value as of the date of redemption. All redemption charges will be paid to the Managing Owner.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 THE MILLBURN WORLD RESOURCE TRUST

11.        NET ASSET VALUE PER UNIT:

           Changes in net asset value per Unit during the years ended December 31, 1997 and 1996 and the period from September 13, 1995 (commencement of trading operations) to December 31, 1995 were as follows:

                                                                       YEAR ENDED             YEAR ENDED            PERIOD ENDED
                                                                       DECEMBER 31,           DECEMBER 31,          DECEMBER 31,
                                                                          1997                   1996                   1995
                                                                      ----------               ---------             ---------
           Net realized and unrealized gains
              on futures, forwards and options                        $   (19.79)              $   87.62             $   83.52
           Interest income                                                 72.56                   36.05                 14.46
           Foreign exchange gain (loss)                                     1.31                   (1.24)                (0.38)
           Profit Share expense                                           (14.56)                 (14.12)               (19.16)
           Administrative expenses                                         (7.23)                  (8.86)                (2.69)
                                                                      ----------               ---------             ---------
           Net income per unit                                             32.29                   99.45                 75.75

           Organization and offering costs                                  -                       0.00                (25.06)
                                                                      ----------               ---------             ---------
                     Increase for the period                               32.29                   99.45                 50.69

                     Net asset value per Unit, beginning of period      1,150.14                1,050.69              1,000.00
                                                                      ----------               ---------             ---------

                     Net asset value per Unit, end of period          $ 1,182.43               $1,150.14             $1,050.69
                                                                      ==========               =========             =========

           Redemption value per Unit (before redemption charge)       $ 1,182.43               $1,154.81             $1,072.34
                                                                      ==========               =========             =========

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                   INDEPENDENT AUDITOR'S REPORT


TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
MILLBURN RIDGEFIELD CORPORATION

We have audited the accompanying statement of financial condition of Millburn Ridgefield Corporation as of December 31, 1997. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit. The Corporation has investments in sponsored funds. The financial statements for certain of these sponsored funds were audited by other auditors. The value of such investments, audited by other auditors, at December 31, 1997 of $13,877,229, is derived from the audited financial statements of such funds. The reports of the other auditors have been furnished to us, and our opinion, insofar as it relates to these investments, is based primarily on the reports of such other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millburn Ridgefield Corporation as of December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
Lutherville, Maryland

March 31, 1998

                  MILLBURN RIDGEFIELD CORPORATION

                 STATEMENT OF FINANCIAL CONDITION
                         DECEMBER 31, 1997


ASSETS
   Cash and cash equivalents                               $    241,157
   Fees receivable                                            6,581,968
   Loans receivable from stockholders and affiliate           5,511,832
   Investments in sponsored funds                            16,705,485
   Other investments                                          3,126,646
   Furniture and equipment, net of accumulated
      depreciation of $558,873                                   99,524
                                                           ------------

           Total assets                                    $ 32,266,612
                                                           ============

LIABILITIES
   Accounts payable and accrued expenses                   $    599,988
   Due to affiliated companies                                2,735,000
   Due to Apollo Fund                                         4,400,000
   Stockholder distributions payable                          5,800,000
                                                           ------------

           Total liabilities                                 13,534,988
                                                           ============

STOCKHOLDERS' EQUITY
   Common stock - $.005 par value; 200,000 shares
      authorized, issued and outstanding                          1,000
   Additional paid-in capital                                 1,142,983
   Retained earnings                                         17,587,641
                                                           ------------

           Total stockholders' equity                        18,731,624
                                                           ------------

           Total liabilities and stockholders' equity      $ 32,266,612
                                                           ============

                       SEE ACCOMPANYING NOTES.

                     MILLBURN RIDGEFIELD CORPORATION

                       NOTES TO FINANCIAL STATEMENT

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A.     General

                  Millburn Ridgefield Corporation (the Corporation) was incorporated in the state of Delaware on May 19, 1982. The Corporation earns commissions and fees as a Commodity Trading Advisor and Commodity Pool Operator and is a Futures Commission Merchant registered with and subject to the regulations of the Commodity Futures Trading Commission
                  (CFTC), an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry. It is also subject to the rules of the National Futures Association, an industry self-regulatory organization.

                  The Corporation's statement of financial condition is are presented in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition.

           B.     Cash and Cash Equivalents

                  Cash and cash equivalents includes cash and investments in money market mutual funds.

           C.     Investments in Sponsored Funds

                  The Corporation is the general partner or managing owner of various commodity pools and investment funds formed as limited partnerships or trusts, collectively referred to as sponsored funds. The Corporation's investments in sponsored funds are carried at its share of the underlying equity in the net asset value of the funds. The funds carry their assets and liabilities at fair value as required by generally accepted accounting principles for such entities.

                  As the general partner or managing owner, the Corporation has a fiduciary responsibility to the sponsored funds and potential liability beyond amounts recognized as an asset in the statement of financial condition.

           D.     Other Investments

                  The Corporation invests in various other commodity and investment funds sponsored by third parties. These investments are carried at their reported net asset values.

           E.     Furniture and Equipment

                  Furniture and equipment is stated at cost and consists primarily of office furniture, office equipment, computers and software. Depreciation is provided for over the estimated useful lives of the related assets using accelerated methods with lives that range from 3 to 7 years.

           F.     Revenue Recognition

                  Commission income is earned from sponsored funds generally based on a fixed percentage of the funds' net asset value, as defined in the respective limited partnership or trust agreements. Commission income from managed accounts (of which the Corporation is the Commodity Trading Advisor) is earned based on the terms specified in the respective advisory agreements.

                    MILLBURN RIDGEFIELD CORPORATION

Note 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)

           F.     Revenue Recognition (continued)

                  Incentive, management and other fees accrue based on the terms of the respective advisory agreements. Incentive fees generally are based on a percentage of the net profits experienced by a client account. Management fees generally are based on a fixed percentage of the client assets under management. Incentive and management fees are also received from a joint venture which the Corporation has entered into as a trading advisor.

                  Commissions and fees are recognized when earned, in accordance with the related advisory agreements.

           G.     Income Taxes

                  The Corporation has elected S corporation status, pursuant to which the Corporation does not pay U.S. corporate income tax on its taxable income. Instead, the stockholders are liable for individual income tax on their share of the Corporation's taxable income. However, the S corporation election is only partially recognized under Connecticut law and the Corporation is liable for a Connecticut S-Corp. business tax based on the greater of a tax on taxable income or a tax on capital. For 1997, the Corporation's Connecticut S-Corp. business tax has been estimated based on capital since estimated taxable income for state tax purposes is minimal. Taxable income for Connecticut S-Corp. business tax purposes excludes capital gains and is adjusted for available operating loss carryforwards. The Connecticut S-Corp. business tax on taxable income is being phased out over the next three years.

Note 2.    INVESTMENTS IN SPONSORED FUNDS

           The Corporation has general partner interests in various limited partnerships and is the managing owner of a trust, collectively referred to as sponsored funds. The Corporation's investments in such sponsored funds at December 31, 1997 are as follows:

               Millburn Global Markets
                 Portfolio L.P.                                         $  1,412,928
               Millburn MCo Partners L.P.                                  2,217,521
               Nestor Partners                                             6,137,588
               The Millburn Global
                 Opportunity Fund L.P.                                       979,861
               The Millburn World
                 Resource Trust                                              776,209
               Millburn Currency Fund L.P.                                 2,399,432
               Others                                                      2,781,946
                                                                        ------------

                   Total                                                $ 16,705,485
                                                                        ============

                      MILLBURN RIDGEFIELD CORPORATION

Note 2.    INVESTMENTS IN SPONSORED FUNDS (CONTINUED)

           Summarized financial information for the more significant sponsored funds as of December 31, 1997 is as follows:

                                     MILLBURN                          THE MILLBURN       THE MILLBURN
                 MILLBURN GLOBAL       MCO                                 GLOBAL             WORLD            MILLBURN
                     MARKETS         PARTNERS             NESTOR        OPPORTUNITY          RESOURCE          CURRENCY
                  PORTFOLIO L.P.       L.P.              PARTNERS        FUND L.P.            TRUST            FUND L.P.
Assets              $4,021,193     $118,466,537        $211,184,038      $19,008,327       $74,862,554        $31,460,653
Liabilities             27,796        1,500,000           3,271,567          442,434         1,291,651            161,221
                    ----------     ------------        ------------      -----------       -----------        -----------

Net asset value     $3,993,397     $116,966,537        $207,912,471      $18,565,893       $73,570,903        $31,299,432
                    ==========     ============        ============      ===========       ===========        ===========

           The combined net asset value of other sponsored funds as of December 31, 1997 is approximately $90,500,000.

           As the general partner or managing owner, the Corporation conducts and manages the respective businesses of the sponsored funds. Each limited partnership or trust agreement requires the Corporation, as sponsor, to maintain a specified investment in the respective fund. Such minimum investments generally are 1% of either net assets, total assets or total contributions or a minimum dollar amount (if greater). The trust agreement of Millburn World Resource Trust (the Trust), a public fund sponsored by the Corporation, requires the Corporation to maintain an investment of no less than the lesser of 1% of the total contributions to the trust or $500,000. The Corporation, as managing owner, has also agreed to maintain a net worth not less than the greater of $50,000 or 5% of the total contributions to the trust and to all other entities of which it is managing owner or general partner. These requirements are defined in each respective limited partnership or trust agreement and the Corporation is in compliance with all such requirements.

Note 3.    OTHER INVESTMENTS

           The Corporation invests in various commodity and investment funds sponsored by third parties. Pacific Rainbow Fund Ltd. (a Cayman Islands Corporation) is the largest individual other investment held by the Corporation at December 31, 1997. The aggregate reported net asset value of this investment was approximately $2,025,000, at December 31, 1997.

Note 4.    RELATED PARTY TRANSACTIONS

           The Corporation has extensive transactions and relationships with affiliated companies. The affiliates provide administrative, accounting, research and other services to the Corporation. Additionally, ComminVest Research L.P. owns the trading systems used by the Corporation in managing client assets. The Corporation, in turn, is charged consulting fees for such services.

           The Corporation owes the following amounts to such affiliates at December 31, 1997:

                The Millburn Corporation                $ 2,055,000
                ComminVest Research L.P.                    680,000
                                                        -----------

                     Total due to affiliated companies  $ 2,735,000
                                                        ===========

           The Corporation has entered into borrowing arrangements with the Apollo Fund, a limited partnership whose limited partners are the stockholders of the Corporation. The loan currently bears interest at a variable rate which has ranged from 5.1% to 8.4% for the period since the loans inception. The Corporation has also made loans to several of its stockholders. No specific repayment terms apply to these related party liabilities and receivables.

                 MILLBURN RIDGEFIELD CORPORATION

Note 4.    RELATED PARTY TRANSACTIONS (CONTINUED)

           Additionally, the Corporation has loaned funds to The Millburn Corporation (TMC) in connection with construction and furnishing costs incurred by TMC for its offices located in New York City. Per the related loan agreement, the loan is due on demand with interest accruing at an annualized rate of 2% above the interest rate of a money market fund held by the Corporation. TMC may borrow up to $1,700,000 under such agreement and the outstanding balance is approximately $1,112,000 at December 31, 1997.


Note 5.    TRADING ACTIVITIES AND RELATED RISKS

           The sponsored funds for which the Corporation is either the general partner or managing owner engage in speculative trading of futures contracts, options on futures contracts and forward contracts (collectively, ("derivatives"). These derivatives include both financial and non-financial contracts held as part of diversified trading programs and may be traded on an exchange or over-the-counter. Exchange traded investments are standardized and include futures and certain options. The sponsored funds are exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the sponsored funds and the Corporation, as general partner or managing owner, are exposed to market risk equal to the notional value of derivative contracts purchased and unlimited liability on such contracts sold short.

           The average fair value of derivatives held by the sponsored funds during 1997 was approximately $18,000,000 and the related year end fair value was approximately $21,517,000. The fair value of contracts represents unrealized gains and losses on open futures and long and short options at market value.

           At December 31, 1997, the notional amounts of open contracts to purchase and sell held by the sponsored funds aggregated approximately $1,861,700,000 and $1,280,100,000, respectively. These amounts do not represent the sponsored funds' risk of loss due to market and credit risk, but rather represent the extent of involvement in derivatives at December 31, 1997.

           The Corporation, as general partner or managing owner, has established procedures to actively monitor and minimize market and credit risk of the sponsored funds.

Note 6.    LEASE OBLIGATION

           In March 1997, the Corporation executed a noncancelable lease for office space in Greenwich, Connecticut. This lease commenced April 1, 1997 and provides for annual rent of $64,821. The future minimum lease payments under this noncancelable lease are as follows:

                       1998                        $ 64,821
                       1999                          64,821
                       2000                          64,821
                       2001                          64,821
                       2002                          21,607
                                                   --------

                                                   $280,891
                                                   ========

Note 7.    MINIMUM ADJUSTED NET CAPITAL

           The Corporation is subject to the net capital requirements of the CFTC. At December 31, 1997, the Corporation's regulatory net capital exceeded the minimum net capital requirement by $659,435.

                        PERFORMANCE OF THE MILLBURN RIDGEFIELD
                          CLIENT FUNDS AND TRADING PROGRAMS

PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS

   The following performance summaries present the results of the Millburn Ridgefield client funds which, while employing the same basic trading systems as the Trust, have traded with a significantly different market emphasis. This difference in market emphasis has resulted in significant differences in performance results despite the use of the same trading systems. For example, in 1994, Nestor Partners had a 9.53% gain, while Millburn Currency Fund II, L.P. had a (16.59)% loss. Similarly, in 1993, Nestor Partners had a 8.43% gain, while Millburn Currency Fund L.P. had a (11.71)% loss.

   The following performance tables are included herein per CFTC requirements and may make possible certain performance comparisons which may be helpful to prospective investors in determining whether to acquire Units. However, the difference in the performance of these funds (E.G., Millburn Global Opportunity Fund L.P., 6.28%, Millburn Currency Fund II, L.P. (12.17)% in
1993) indicates that the performance of one Millburn Ridgefield fund may have very little significance in terms of the performance of other Millburn Ridgefield client funds employing different portfolios.

   Although Millburn Ridgefield and its principals have significant investments in certain of the following funds, the performance presented reflects that experienced by an investor paying full client fees.

   The following performance information has been calculated on the accrual basis of accounting in accordance with generally accepted accounting principles.

   THE FOLLOWING CAPSULES INCLUDE THE PERFORMANCE OF FUNDS WHICH HAVE TRADED PURSUANT TO THE SAME SYSTEMS BUT IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST. THE PERFORMANCE OF MILLBURN RIDGEFIELD FUNDS TRADING IN DIFFERENT MARKETS THAN THE TRUST IS NOT REPRESENTATIVE OF HOW THE TRUST HAS OR WILL PERFORM.

   INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

         FUTURES TRADING IS SPECULATIVE.  INVESTORS MAY LOSE ALL
                OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

        ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998

                PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS

                       MILLBURN GLOBAL OPPORTUNITY FUND L.P.

                  TYPE OF POOL: Publicly offered, single-advisor
                        INCEPTION OF TRADING: January 1993
                       AGGREGATE SUBSCRIPTIONS: $42 million
                   FEBRUARY 28, 1998 CAPITALIZATION: $18 million
                      WORST MONTHLY DRAWDOWN: (10.54)% (1/94)
               WORST PEAK-TO-VALLEY DRAWDOWN: (13.78)% (12/93-1/95)
                 1998 COMPOUND RATE OF RETURN (2 MONTHS): (3.44)%
                       1997 COMPOUND RATE OF RETURN: 11.51%
                        1996 COMPOUND RATE OF RETURN: 9.42%
                       1995 COMPOUND RATE OF RETURN: 24.00%
                       1994 COMPOUND RATE OF RETURN: (8.99)%
                        1993 COMPOUND RATE OF RETURN: 6.28%

                                   -------------

              FEBRUARY 28, 1998 VALUE OF INITIAL $1,000 UNIT: $1,413

                           ------------------------------

                          MILLBURN CURRENCY FUND II, L.P.

      TYPE OF POOL: Publicly offered, single-advisor, 75% principal protected
                         INCEPTION OF TRADING: August 1991
                       AGGREGATE SUBSCRIPTIONS: $13 million
                  FEBRUARY 28, 1998 CAPITALIZATION: $2.1 million
                      WORST MONTHLY DRAWDOWN: (9.15)% (8/93)
                WORST PEAK-TO-VALLEY DRAWDOWN: (32.96)% (9/92-1/95)
                 1998 COMPOUND RATE OF RETURN (2 MONTHS): (4.81)%
                       1997 COMPOUND RATE OF RETURN: 18.65%
                        1996 COMPOUND RATE OF RETURN: 7.84%
                       1995 COMPOUND RATE OF RETURN: 11.49%
                      1994 COMPOUND RATE OF RETURN: (16.59)%
                      1993 COMPOUND RATE OF RETURN: (12.17)%

                                    -----------

                FEBRUARY 28, 1998 VALUE OF INITIAL $100 UNIT: $116

      PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS WHICH TRADE IN
              MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                               SEE NOTES AT PAGE 96.

                   PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS
                                       (CONTINUED)

                                    NESTOR PARTNERS

                     TYPE OF POOL: Privately offered, single-advisor
                           INCEPTION OF TRADING: February 1977
                          AGGREGATE SUBSCRIPTIONS: $234 million
                     FEBRUARY 28, 1998 CAPITALIZATION: $206 million
                         WORST MONTHLY DRAWDOWN: (10.12)% (2/96)
                   WORST PEAK-TO-VALLEY DRAWDOWN: (11.01)% (2/96-5/96)
                    1998 COMPOUND RATE OF RETURN (2 MONTHS): (0.36)%
                          1997 COMPOUND RATE OF RETURN: 11.76%
                          1996 COMPOUND RATE OF RETURN: 14.21%
                          1995 COMPOUND RATE OF RETURN: 26.68%
                           1994 COMPOUND RATE OF RETURN: 9.53%
                           1993 COMPOUND RATE OF RETURN: 8.43%

                                       ----------

                 FEBRUARY 28, 1998 VALUE OF INITIAL $1,000 UNIT: $31,316

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS FUND
                  WHICH TRADES IN THE SAME MARKET SECTORS AS THE TRUST
                          BUT WITH DIFFERENT MARKET ALLOCATIONS.

                             ------------------------------

                         MILLBURN GLOBAL MARKETS PORTFOLIO L.P.

                     TYPE OF POOL: Privately offered, single-advisor
                           INCEPTION OF TRADING: October 1993
                          AGGREGATE SUBSCRIPTIONS: $2.1 million
                     FEBRUARY 28, 1998 CAPITALIZATION: $3.9 million
                         WORST MONTHLY DRAWDOWN: (9.67)% (1/94)
                   WORST PEAK-TO-VALLEY DRAWDOWN: (13.12)% (2/96-8/96)
                    1998 COMPOUND RATE OF RETURN (2 MONTHS): (3.11)%
                          1997 COMPOUND RATE OF RETURN: 13.59%
                          1996 COMPOUND RATE OF RETURN: 11.77%
                          1995 COMPOUND RATE OF RETURN: 28.76%
                          1994 COMPOUND RATE OF RETURN: (4.35)%
                      1993 COMPOUND RATE OF RETURN: 9.24% (3 mos.)

                                        ---------

                 FEBRUARY 28, 1998 VALUE OF INITIAL $1,000 UNIT: $1,655

             PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS FUND WHICH
                       TRADES IN DIVERSIFIED BUT DIFFERENT MARKET
                              SECTORS THAN DOES THE TRUST.

            PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                                  SEE NOTES AT PAGE 96.

                   PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS
                                       (CONTINUED)

                               MILLBURN CURRENCY FUND L.P.

                     TYPE OF POOL: Privately offered, single-advisor
                           INCEPTION OF TRADING: January 1990
                          AGGREGATE SUBSCRIPTIONS: $58 million
                      FEBRUARY 28, 1998 CAPITALIZATION: $30 million
                         WORST MONTHLY DRAWDOWN: (9.68)% (8/93)
                   WORST PEAK-TO-VALLEY DRAWDOWN: (24.94)% (9/92-1/95)
                    1998 COMPOUND RATE OF RETURN (2 MONTHS): (4.38)%
                          1997 COMPOUND RATE OF RETURN: 20.13%
                          1996 COMPOUND RATE OF RETURN: 13.87%
                          1995 COMPOUND RATE OF RETURN: 19.28%
                          1994 COMPOUND RATE OF RETURN: (8.63)%
                         1993 COMPOUND RATE OF RETURN: (11.71)%

                                       -----------

                 FEBRUARY 28, 1998 VALUE OF INITIAL $1,000 UNIT: $2,266

                             ------------------------------

                               MRC CURRENCY PARTNERS L.P.

                     TYPE OF POOL: Privately offered, single-advisor
            INCEPTION OF TRADING: August 1990; ceased operations May 31, 1997
                          AGGREGATE SUBSCRIPTIONS: $93 million
                          FEBRUARY 28, 1998 CAPITALIZATION: N/A
                         WORST MONTHLY DRAWDOWN: (9.44)% (8/93)
                  WORST PEAK-TO-VALLEY DRAWDOWN: (20.41)% (10/92-1/95)
                            1998 COMPOUND RATE OF RETURN: N/A
                     1997 COMPOUND RATE OF RETURN: (5 mos.): 15.31%%
                          1996 COMPOUND RATE OF RETURN: 16.59%
                          1995 COMPOUND RATE OF RETURN: 22.02%
                          1994 COMPOUND RATE OF RETURN: (6.71)%
                          1993 COMPOUND RATE OF RETURN: (8.53)%

                                       -----------

                   FEBRUARY 28, 1998 VALUE OF INITIAL $1,000 UNIT: N/A

              PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS
         WHICH TRADE IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST.

            PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                                  SEE NOTES AT PAGE 96.

                   PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS
                                       (CONTINUED)

                            MILLBURN WORLD RESOURCE FUND L.P.

                     TYPE OF POOL: Privately offered, single-advisor
                           INCEPTION OF TRADING: January 1995
                          AGGREGATE SUBSCRIPTIONS: $15 million
                      FEBRUARY 28, 1998 CAPITALIZATION: $12 million
                         WORST MONTHLY DRAWDOWN: (11.82)% (2/96)
                   WORST PEAK-TO-VALLEY DRAWDOWN: (14.00)% (1/96-5/96)
                     1998 COMPOUND RATE OF RETURN (2 MONTHS): 3.09%
                           1997 COMPOUND RATE OF RETURN: 10.50%
                           1996 COMPOUND RATE OF RETURN: 17.45%
                           1995 COMPOUND RATE OF RETURN: 36.25%
                            1994 COMPOUND RATE OF RETURN: N/A
                            1993 COMPOUND RATE OF RETURN: N/A

                                       -----------

                 FEBRUARY 28, 1998 VALUE OF INITIAL $1,000 UNIT: $1,823

                             ------------------------------

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THIS FUND
             WHICH TRADES PURSUANT TO THE SAME TRADING PROGRAM AS THE TRUST.

            PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                                  SEE NOTES AT PAGE 96.

PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT TRADING PROGRAMS

   The following capsules present not the results of individual funds, but the composite results of all accounts traded pursuant to different Millburn Ridgefield trading portfolios. The performance of particular accounts may be significantly impacted by the timing of when they begin trading, a factor which is mitigated by a composite presentation of a number of accounts.
The information presented is current as of February 28, 1998.

   Millburn Ridgefield is a highly systematic trader, which uses essentially the same systematic approach in each market traded. These systems and models have evolved over time, but Millburn Ridgefield applies the same basic trading policies now as it did when it began in 1971. The difference in the performance of the various portfolios is significant and is due primarily to different market conditions prevailing in certain market sectors, particularly currencies, during different periods. In volatile, "whipsaw" markets, Millburn's systems -- which are based on attempting to identify major price trends -- are likely to be unprofitable. In addition, the more concentrated a trading program, in terms of the market sectors in which it trades, the more volatile such program is likely to be. Comparing the performance capsules for the Diversified Portfolio and the Currency Portfolio gives an indication of the extent to which market focus can increase variability of performance, despite use of the same basic trading systems.

   Millburn Ridgefield and its principals maintain investments in each of the following programs.

   THE FOLLOWING CAPSULES INCLUDE THE PERFORMANCE OF PROGRAMS WHICH HAVE TRADED PURSUANT TO THE SAME SYSTEMS BUT IN MATERIALLY DIFFERENT MARKET SECTORS THAN DOES THE TRUST. THE PERFORMANCE OF MILLBURN RIDGEFIELD PROGRAMS TRADING IN DIFFERENT MARKETS THAN THE TRUST IS NOT REPRESENTATIVE OF HOW THE TRUST HAS OR WILL PERFORM.

   INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY TRADING ADVISOR'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             FUTURES TRADING IS SPECULATIVE. INVESTORS MAY LOSE ALL
                    OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

           ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                     PERFORMANCE OF THE MILLBURN RIDGEFIELD
                             CLIENT TRADING PROGRAMS

                            WORLD RESOURCE PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                 INCEPTION OF TRADING IN PROGRAM: September 1995
                           NUMBER OF OPEN ACCOUNTS: 10
                   TOTAL ASSETS UNDER MANAGEMENT: $754 million
                      TOTAL ASSETS IN PROGRAM: $169 million
                     WORST MONTHLY DRAWDOWN: (12.28)% (2/96)
               WORST PEAK-TO-VALLEY DRAWDOWN: (15.26)% (2/97-8/97)
                          ACCOUNTS CLOSED PROFITABLE: 0
                         ACCOUNTS CLOSED UNPROFITABLE: 0
                 1998 COMPOUND RATE OF RETURN (2 MONTHS): 2.17%
                       1997 COMPOUND RATE OF RETURN: 1.81%
                       1996 COMPOUND RATE OF RETURN: 2.79%
                       1995 COMPOUND RATE OF RETURN: 7.28%
                        1994 COMPOUND RATE OF RETURN: N/A
                        1993 COMPOUND RATE OF RETURN: N/A

                THIS PROGRAM IS UTILIZED ON BEHALF OF THE TRUST.

                         ------------------------------

                              DIVERSIFIED PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                 INCEPTION OF TRADING IN PROGRAM: February 1971
                           NUMBER OF OPEN ACCOUNTS: 11
                   TOTAL ASSETS UNDER MANAGEMENT: 754 million
                      TOTAL ASSETS IN PROGRAM: $322 million
                     WORST MONTHLY DRAWDOWN: (11.50)% (2/96)
               WORST PEAK-TO-VALLEY DRAWDOWN: (12.93)% (1/96-5/96)
                          ACCOUNTS CLOSED PROFITABLE: 1
                         ACCOUNTS CLOSED UNPROFITABLE: 0
                 1998 COMPOUND RATE OF RETURN (2 MONTHS): 0.03%
                      1997 COMPOUND RATE OF RETURN: 12.65%
                      1996 COMPOUND RATE OF RETURN: 17.33%
                      1995 COMPOUND RATE OF RETURN: 32.82%
                      1994 COMPOUND RATE OF RETURN: 11.78%
                      1993 COMPOUND RATE OF RETURN: 10.90%

                         THIS PROGRAM IS NOT UTILIZED ON
                          BEHALF OF THE TRUST, BUT ALSO
                          TRADES A DIVERSIFIED RANGE OF
                                    MARKETS.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                              SEE NOTES AT PAGE 96.

                     PERFORMANCE OF THE MILLBURN RIDGEFIELD
                             CLIENT TRADING PROGRAMS
                                   (CONTINUED)


                                GLOBAL PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                 INCEPTION OF TRADING IN PROGRAM: November 1989
                           NUMBER OF OPEN ACCOUNTS: 6
                   TOTAL ASSETS UNDER MANAGEMENT: $754 million
                      TOTAL ASSETS IN PROGRAM: $176 million
                     WORST MONTHLY DRAWDOWN: (10.54)% (1/94)
               WORST PEAK-TO-VALLEY DRAWDOWN: (13.74)% (6/94-1/95)
                          ACCOUNTS CLOSED PROFITABLE: 3
                         ACCOUNTS CLOSED UNPROFITABLE: 0
                1998 COMPOUND RATE OF RETURN (2 MONTHS): (2.96)%
                      1997 COMPOUND RATE OF RETURN: 13.85%
                      1996 COMPOUND RATE OF RETURN: 11.38%
                      1995 COMPOUND RATE OF RETURN: 25.76%
                      1994 COMPOUND RATE OF RETURN: (5.24)%
                       1993 COMPOUND RATE OF RETURN: 9.10%

               THIS PROGRAM IS NOT UTILIZED ON BEHALF OF THE TRUST AND TRADES IN THE SAME MARKET SECTORS AS THE TRUST
                     BUT WITH DIFFERENT MARKET ALLOCATIONS.

                                 ---------------

                               CURRENCY PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                 INCEPTION OF TRADING IN PROGRAM: November 1989
                           NUMBER OF OPEN ACCOUNTS: 9
                   TOTAL ASSETS UNDER MANAGEMENT: $754 million
                      TOTAL ASSETS IN PROGRAM: $72 million
                     WORST MONTHLY DRAWDOWN: (12.03)% (8/93)
               WORST PEAK-TO-VALLEY DRAWDOWN: (33.06)% (9/92-1/95)
                         ACCOUNTS CLOSED PROFITABLE: 22
                        ACCOUNTS CLOSED UNPROFITABLE: 17
                1998 COMPOUND RATE OF RETURN (2 MONTHS): (4.22)%
                      1997 COMPOUND RATE OF RETURN: 21.46%
                      1996 COMPOUND RATE OF RETURN: 11.29%
                      1995 COMPOUND RATE OF RETURN: 18.88%
                      1994 COMPOUND RATE OF RETURN: (7.90)%
                     1993 COMPOUND RATE OF RETURN: (13.00)%

             THIS PROGRAM IS NOT UTILIZED ON BEHALF OF THE TRUST AND
               TRADES IN DIVERSIFIED BUT DIFFERENT MARKET SECTORS.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                              SEE NOTES AT PAGE 96.

                     PERFORMANCE OF THE MILLBURN RIDGEFIELD
                             CLIENT TRADING PROGRAMS
                                   (CONTINUED)

                         HIGH LEVERAGE GLOBAL PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                   INCEPTION OF TRADING IN PROGRAM: July 1993
                           NUMBER OF OPEN ACCOUNTS: 0
                   TOTAL ASSETS UNDER MANAGEMENT: $754 million
                           TOTAL ASSETS IN PROGRAM: $0
                     WORST MONTHLY DRAWDOWN: (13.23)% (1/94)
               WORST PEAK-TO-VALLEY DRAWDOWN: (20.05)% (6/94-1/95)
                          ACCOUNTS CLOSED PROFITABLE: 4
                         ACCOUNTS CLOSED UNPROFITABLE: 1
                  1998 COMPOUND RATE OF RETURN (2 MONTHS): N/A
                      1997 COMPOUND RATE OF RETURN: 11.82%
                      1996 COMPOUND RATE OF RETURN: 11.15%
                      1995 COMPOUND RATE OF RETURN: 32.15%
                      1994 COMPOUND RATE OF RETURN: (9.03)%
                 1993 COMPOUND RATE OF RETURN (6 MONTHS): 9.34%

                                 ---------------

                        HIGH LEVERAGE CURRENCY PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                   INCEPTION OF TRADING IN PROGRAM: July 1993
                           NUMBER OF OPEN ACCOUNTS: 1
                   TOTAL ASSETS UNDER MANAGEMENT: $754 million
                      TOTAL ASSETS IN PROGRAM: $13 million
                     WORST MONTHLY DRAWDOWN: (13.10)% (8/93)
               WORST PEAK-TO-VALLEY DRAWDOWN: (29.75)% (7/93-1/95)
                          ACCOUNTS CLOSED PROFITABLE: 0
                         ACCOUNTS CLOSED UNPROFITABLE: 3
                1998 COMPOUND RATE OF RETURN (2 MONTHS): (7.06)%
                      1997 COMPOUND RATE OF RETURN: 27.99%
                      1996 COMPOUND RATE OF RETURN: 16.36%
                      1995 COMPOUND RATE OF RETURN: 25.15%
                     1994 COMPOUND RATE OF RETURN: (21.29)%
                1993 COMPOUND RATE OF RETURN (6 MONTHS): (11.10)%


           THESE PROGRAMS ARE NOT UTILIZED ON BEHALF OF THE TRUST AND
                  TRADE IN MATERIALLY DIFFERENT MARKET SECTORS.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                              SEE NOTES AT PAGE 96.

                     PERFORMANCE OF THE MILLBURN RIDGEFIELD
                             CLIENT TRADING PROGRAMS
                                   (CONTINUED)

                                 GRAIN PORTFOLIO

                  NAME OF CTA: Millburn Ridgefield Corporation
                   INCEPTION OF TRADING BY CTA: February 1971
                   INCEPTION OF TRADING IN PROGRAM: March 1997
                           NUMBER OF OPEN ACCOUNTS: 1
                   TOTAL ASSETS UNDER MANAGEMENT: $754 million
                      TOTAL ASSETS IN PROGRAM: $1.7 million
                     WORST MONTHLY DRAWDOWN: (7.84)% (5/97)
              WORST PEAK-TO-VALLEY DRAWDOWN: (14.66)% (4/97-12/97)
                          ACCOUNTS CLOSED PROFITABLE: 0
                         ACCOUNTS CLOSED UNPROFITABLE: 0
                 1998 COMPOUND RATE OF RETURN (2 MONTHS): 0.03%
                     1997 COMPOUND RATE OF RETURN: (10.66)%
                        1996 COMPOUND RATE OF RETURN: N/A
                        1995 COMPOUND RATE OF RETURN: N/A
                        1994 COMPOUND RATE OF RETURN: N/A
                        1993 COMPOUND RATE OF RETURN: N/A

             THIS PROGRAM IS NOT UTILIZED ON BEHALF OF THE TRUST AND
                        TRADES IN ONLY ONE MARKET SECTOR.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

           ALL PERFORMANCE DATA IS CURRENT THROUGH FEBRUARY 28, 1998.

                              SEE NOTES AT PAGE 96.

                         NOTES TO PERFORMANCE OF
          THE MILLBURN RIDGEFIELD CLIENT FUNDS AND TRADING PROGRAMS

NOTES TO PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT FUNDS

1.     TYPE OF POOL. The CFTC specifies that pools should be categorized as:
       (i) either publicly or privately offered; (ii) "principal protected" (I.E., generally assuring the return of some or all of an initial investment at a date certain in the future), if applicable; and
       (iii) either multi-advisor or single-advisor.

2.     INCEPTION OF TRADING is the date of inception of trading by the fund.

3. AGGREGATE SUBSCRIPTIONS is the aggregate gross capital subscriptions (without regard to redemptions).

4. CURRENT CAPITALIZATION is the net asset value of the fund at the end of the period indicated.

5. WORST MONTHLY DRAWDOWN is the largest net asset loss experienced in any calendar month during the period January 1, 1993 (or inception) through February 28, 1998, expressed as a percentage of net asset value, and includes the month and year of such drawdown.

6. WORST PEAK-TO-VALLEY DRAWDOWN is the largest calendar month-end to calendar month-end net asset loss (regardless of whether such loss is continuous) experienced during the period January 1, 1993 (or inception) through February 28, 1998, expressed as a percentage of total equity in the program, and includes the months and years in which it occurred. For example, a Worst Peak-to-Valley Drawdown of (13.78)% (1/94-1/95) (see the "Millburn Global Opportunity Fund L.P." at page 87) means that the peak-to-valley drawdown lasted from January 1994 through January 1995 and resulted in a (13.78)% drawdown.

7. COMPOUND RATE OF RETURN is calculated on the basis of the actual rate of return recognized by an initial $1,000 investment in the fund.

NOTES TO PERFORMANCE OF THE MILLBURN RIDGEFIELD CLIENT TRADING PROGRAMS

1.     NAME OF CTA is Millburn Ridgefield Corporation.

2. INCEPTION OF TRADING BY CTA is the date on which Millburn Ridgefield began trading client accounts.

3. INCEPTION OF TRADING IN PROGRAM is the date on which Millburn Ridgefield began trading client accounts pursuant to the program shown.

4. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by Millburn Ridgefield pursuant to the program shown as of February 28, 1998.

5. TOTAL ASSETS UNDER MANAGEMENT is the aggregate amount of assets under the management of Millburn Ridgefield as of February 28, 1998.

6. TOTAL ASSETS IN PROGRAM is the aggregate amount of assets in the program specified as of February 28, 1998.

7. WORST MONTHLY DRAWDOWN is the largest loss experienced by the program in any calendar month during the period January 1, 1993 through February 28, 1998 expressed as a percentage of the total equity in the program and includes the month and year of such drawdown.

8. WORST PEAK-TO-VALLEY DRAWDOWN is the largest calendar month-end to calendar month-end net asset loss experienced by the program (regardless of whether such loss is continuous) during the period January 1, 1993 (or inception) through February 28, 1998 expressed as a percentage of total equity in the program and includes the months and years in which it occurred. For example, a Worst Peak-to-Valley Drawdown of (20.05)% (6/94-1/95) (see the "High Leverage Global Portfolio" at page 94) means that the peak-to-valley drawdown was (20.05)% and lasted from June 1994 through January 1995.

9. ACCOUNTS CLOSED PROFITABLE is the number of accounts traded pursuant to the program that were closed while profitable during the period January 1, 1993 (or inception) through February 28, 1998.

10. ACCOUNTS CLOSED UNPROFITABLE is the number of accounts traded pursuant to the program that were closed while unprofitable during the period January 1, 1993 (or inception) through February 28, 1998.

11. COMPOUND RATE OF RETURN is computed on a compounded monthly basis assuming reinvestment of accrued profits. Rate of Return is computed by reference to total equity in the program. These numbers represent the composite performance of all accounts in the program, not the performance of any specific account.

                    ANNUAL RATES OF RETURN SINCE INCEPTION
                    OF THE MILLBURN RIDGEFIELD CLIENT FUNDS

           The following are the annual rates of return of the client (as opposed to proprietary) futures funds sponsored by Millburn Ridgefield (other than the Trust itself; see "Performance of the Trust" at page 21). Of the following funds, Nestor Partners trades a diversified portfolio most similar (but nevertheless materially different) in market sector emphasis to the World Resource Portfolio. THE MANAGING OWNER WISHES TO EMPHASIZE TO PROSPECTIVE INVESTORS THAT THERE HAVE BEEN A NUMBER OF YEARS IN WHICH MILLBURN RIDGEFIELD CLIENT FUNDS HAVE SUSTAINED SIGNIFICANT LOSSES AND THAT THE VOLATILITY OF THESE FUNDS' PERFORMANCE IS QUALITATIVELY GREATER THAN THAT OF MANY MANAGED FUTURES FUNDS.

           None of the following funds is managed pursuant to the World Resource Portfolio. None of the following funds is being offered to investors pursuant to the Prospectus, and it is the performance of the Trust itself, not of Millburn Ridgefield's other funds, which is most pertinent to a decision whether or not to invest in the Units.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MILLBURN GLOBAL                                MILLBURN CURRENCY                             NESTOR PARTNERS
OPPORTUNITY FUND L.P.                          FUND II, L.P.                                 (DIVERSIFIED;
(CURRENCIES AND FINANCIALS;                    (CURRENCIES ONLY;                             PRIVATELY OFFERED)
PUBLICLY OFFERED)                              PUBLICLY OFFERED)

                       ANNUAL                                        ANNUAL                                         ANNUAL
YEAR               RATE OF RETURN              YEAR              RATE OF RETURN              YEAR               RATE OF RETURN
----               --------------              ----              --------------              ----               --------------
1998 (2 mos.)           (3.44)%                1998 (2 mos.)          (4.81)%                1998 (2 mos.)           (0.36)%
1997                    11.51                  1997                   18.65                  1997                    11.76
1996                     9.42                  1996                    7.84                  1996                    14.21
1995                    24.00                  1995                   11.49                  1995                    26.68
1994                    (8.99)                 1994                  (16.59)                 1994                     9.53
1993                     6.28                  1993                  (12.17)                 1993                     8.43
                                               1992                   11.39                  1992                    14.91
                                               1991 (5 mos.)           4.75                  1991                     4.43
                                                                                             1990                    48.25
                                                                                             1989                     0.43
                                                                                             1988                     2.20
                                                                                             1987                    43.70
                                                                                             1986                   (17.09)
                                                                                             1985                    26.56
                                                                                             1984                    20.74
                                                                                             1983                    (6.28)
                                                                                             1982                    26.54
                                                                                             1981                    39.11
                                                                                             1980                    48.57
                                                                                             1979                    60.93
                                                                                             1978                    20.78
                                                                                             1977 (11 mos.)           3.33

         PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS.

                                                  ANNUAL RATES OF RETURN SINCE INCEPTION
                                                  OF THE MILLBURN RIDGEFIELD CLIENT FUNDS
                                                                (CONTINUED)

MILLBURN GLOBAL                                MILLBURN CURRENCY                             MRC CURRENCY
MARKETS PORTFOLIO L.P.                         FUND L.P.                                     PARTNERS L.P.
(DIVERSIFIED; PRIVATELY OFFERED)               (CURRENCIES ONLY;                             (CURRENCIES ONLY;
                                               PRIVATELY OFFERED)                            PRIVATELY OFFERED)

                       ANNUAL                                        ANNUAL                                         ANNUAL
YEAR               RATE OF RETURN              YEAR              RATE OF RETURN              YEAR               RATE OF RETURN
----               --------------              ----              --------------              ----               --------------
1998 (2 mos.)           (3.11)%                1998 (2 mos.)          (4.38)%                1998                      N/A
1997                    13.59                  1997                   20.13                  1997 (5 mos.)*          15.31%
1996                    11.77                  1996                   13.87                  1996                    16.59
1995                    28.76                  1995                   19.28                  1995                    22.02
1994                    (4.35)                 1994                   (8.63)                 1994                    (6.71)
1993 (3 mos.)            9.24                  1993                  (11.71)                 1993                    (8.53)
                                               1992                   14.57                  1992                    15.67
                                               1991                    3.63                  1991                     6.35
                                               1990                   51.64                  1990 (5 mos.)           26.16

                                            * Ceased operations May 31, 1997.

MILLBURN WORLD
RESOURCE FUND L.P.
(DIVERSIFIED; PRIVATELY OFFERED)

                         ANNUAL
YEAR                 RATES OF RETURN
----                 ---------------
1998 (2 mos.)              3.09%
1997                      10.50
1996                      17.43
1995                      36.25

                           ------------------------

           Prospective investors should note the significant extent to which Millburn Ridgefield's private pools have outperformed its public funds. This is due in principal part to the significantly higher costs to which public funds are subject, due primarily to the costs associated with the distribution of the interests in such funds to the public. The Trust, as a public fund, is subject to such higher costs, and its performance can be expected to reflect the effect of such costs, which cumulate significantly over time.

           THE ANNUAL RATES OF RETURN SET FORTH ABOVE SUGGEST THAT MILLBURN RIDGEFIELD'S PERFORMANCE MAY HAVE BEEN ADVERSELY AFFECTED BY INCREASING THE AMOUNT OF ASSETS UNDER ITS MANAGEMENT. MILLBURN RIDGEFIELD, IN GENERAL, APPEARS TO HAVE BEEN ABLE TO ACHIEVE BETTER PERFORMANCE IN EARLIER THAN IN MORE RECENT YEARS. ALTHOUGH THIS COULD BE DUE TO A NUMBER OF FACTORS, INCREASED ASSETS UNDER MANAGEMENT MAY WELL BE A MATERIALLY CONTRIBUTING FACTOR. SEE "RISK FACTORS --
(7) POSSIBLE ADVERSE EFFECTS OF INCREASING MILLBURN RIDGEFIELD'S ASSETS UNDER MANAGEMENT" AT PAGE 13.

           PAST PERFORMANCE -- AND CERTAINLY THE PAST PERFORMANCE OF FUNDS OTHER THAN THE TRUST -- IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, EACH OF THE FOREGOING FUNDS TRADES A DIFFERENT PORTFOLIO THAN DOES THE MILLBURN WORLD RESOURCE TRUST.

           THERE ARE MATERIAL DIFFERENCES BETWEEN THE PORTFOLIOS TRADED BY THE OTHER MILLBURN RIDGEFIELD CLIENT FUNDS (EVEN THE DIVERSIFIED FUNDS -- NESTOR PARTNERS AND MILLBURN GLOBAL MARKETS PORTFOLIO L.P.) AND THAT TRADED BY THE TRUST. FURTHERMORE, MILLBURN RIDGEFIELD'S SYSTEMS HAVE DEVELOPED SIGNIFICANTLY OVER THE PERIOD PRESENTED IN THE PERFORMANCE RECORDS INCLUDED HEREIN, SO THAT SUCH SYSTEMS ARE NOT CURRENTLY THE SAME AS THOSE WHICH GENERATED A SUBSTANTIAL PORTION OF THE PERFORMANCE REFLECTED HEREIN. NO REPRESENTATION IS OR COULD BE MADE THAT THE TRUST WOULD HAVE PERFORMED, OR WILL IN THE FUTURE PERFORM, IN A MANNER SIMILAR TO THE RESULTS SET FORTH IN THE APPENDICES.

           PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN THESE FUNDS.

                                     APPENDIX

                                "BLUE SKY" GLOSSARY

           PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING DEFINITIONS WHICH ARE APPLIED BY THE STATE SECURITIES ADMINISTRATORS WHEN REVIEWING A PUBLIC FUTURES FUND OFFERING FOR COMPLIANCE WITH THE "GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS" STATEMENT OF POLICY PROMULGATED BY THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. A COPY OF SAID "GUIDELINES" IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THE PROSPECTUS IS A PART. THE FOLLOWING DEFINITIONS ARE REPRINTED VERBATIM FROM SAID GUIDELINES AND MAY, ACCORDINGLY, NOT IN ALL CASES BE RELEVANT TO AN INVESTMENT IN THE TRUST. FOR AN INDEX OF DEFINED TERMS THAT APPEAR IN THE PROSPECTUS, SEE "INDEX OF DEFINED TERMS" AT PAGE 69.

                     DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

                     ADMINISTRATOR -- The official or agency administering the security laws of a state.

                     ADVISOR -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

                     AFFILIATE -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person;
           (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

                     CAPITAL CONTRIBUTIONS -- The total investment in a Program by a Participant or by all Participants, as the case may be.

                     COMMODITY BROKER -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

                     COMMODITY CONTRACT -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

                     CROSS-REFERENCE SHEET -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

                     NET ASSETS -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

                     NET ASSET VALUE PER PROGRAM INTEREST -- The Net Assets divided by the number of Program Interests outstanding.

                     NET WORTH -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

                     NEW TRADING PROFITS -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

                                       APP-1

                     ORGANIZATIONAL AND OFFERING EXPENSES -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

                     PARTICIPANT -- The holder of a Program Interest.

                     PERSON -- Any natural Person, partnership, corporation, association or other legal entity.

                     PIT BROKERAGE FEE -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

                     PROGRAM -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

                     PROGRAM BROKER -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

                     PROGRAM INTEREST -- A limited partnership interest or other security representing ownership in a Program.

                     PYRAMIDING -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

                     SPONSOR -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

                     VALUATION DATE -- The date as of which the Net Assets of the Program are determined.

                     VALUATION PERIOD -- A regular period of time between Valuation Dates.

                                       APP-2

                                                                EXHIBIT A






                        THE MILLBURN WORLD RESOURCE TRUST






                           SECOND AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT


                             DATED AS OF MAY 1, 1996


                                      APP-3

                        THE MILLBURN WORLD RESOURCE TRUST

                           SECOND AMENDED AND RESTATED
                    DECLARATION OF TRUST AND TRUST AGREEMENT

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
 1.   Declaration of Trust..........................................................  TA-1
 2.   The Trustee...................................................................  TA-2
      (a)  Term; Resignation........................................................  TA-2
      (b)  Powers...................................................................  TA-2
      (c)  Compensation and Expenses of the Trustee.................................  TA-2
      (d)  Indemnification..........................................................  TA-2
      (e)  Successor Trustee........................................................  TA-3
      (f)  Liability of the Trustee.................................................  TA-3
      (g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel........  TA-4
      (h)  Not Part of Trust Estate.................................................  TA-4
 3.   Principal Office..............................................................  TA-5
 4.   Business......................................................................  TA-5
 5.   Term, Dissolution, Fiscal Year and Net Asset Value............................  TA-5
      (a)  Term.....................................................................  TA-5
      (b)  Dissolution..............................................................  TA-5
      (c)  Fiscal Year..............................................................  TA-6
      (d)  Net Asset Value..........................................................  TA-6
 6.   Net Worth of Managing Owner...................................................  TA-6
 7.   Capital Contributions; Units; Managing Owner's Liability .....................  TA-6
 8.   Allocation of Profits and Losses..............................................  TA-7
      (a)  Capital Accounts and Allocations.........................................  TA-7
      (b)  Allocation of Profit and Loss for Federal Income Tax Purposes............  TA-9
      (c)  Profit Share; New Profits Memo Account...................................  TA-11
      (d)  Expenses; Interest Income................................................  TA-12
      (e)  Limited Liability of Unitholders.........................................  TA-13
      (f)  Return of Capital Contributions..........................................  TA-13
 9.   Management of the Trust.......................................................  TA-13
      (a)  Authority of the Managing Owner..........................................  TA-13
      (b)  Notification of Basic Changes............................................  TA-14
      (c)  Certain Agreements.......................................................  TA-14
      (d)  Fiduciary Duties.........................................................  TA-14
      (e)  Brokerage Arrangements...................................................  TA-14
      (f)  Prohibited Activities....................................................  TA-14
      (g)  Freedom of Action........................................................  TA-15
10.   Audits and Reports to Unitholders.............................................  TA-15
11.   Assignability of Units........................................................  TA-16
12.   Redemptions...................................................................  TA-17
13.   Offering of Units.............................................................  TA-18
14.   Special Power of Attorney.....................................................  TA-19
15.   Withdrawal of a Unitholder....................................................  TA-19
16.   Benefit Plan Investors........................................................  TA-20
17.   Standard of Liability; Indemnification........................................  TA-20
      (a)  Standard of Liability for the Managing Owner.............................  TA-20
      (b)  Indemnification of the Managing Owner by the Trust.......................  TA-20
      (c)  Indemnification by the Unitholders.......................................  TA-22

                                        TA-i

                                                                                       PAGE
                                                                                       ----
18.   Amendments; Meetings...........................................................  TA-22
      (a)  Amendments with Consent of the Managing Owner.............................  TA-22
      (b)  Amendments and Actions without Consent of the Managing Owner..............  TA-22
      (c)  Meetings; Other...........................................................  TA-23
      (d)  Consent by Trustee........................................................  TA-23
19.   Governing Law..................................................................  TA-23
20.   Miscellaneous..................................................................  TA-23
      (a)  Notices...................................................................  TA-23
      (b)  Binding Effect............................................................  TA-23
      (c)  Captions..................................................................  TA-24
21.   Certain Definitions............................................................  TA-24
22.   No Legal Title to Trust Estate.................................................  TA-26
23.   Legal Title....................................................................  TA-26
24.   Creditors......................................................................  TA-26

      Testimonium
      Signatures


      Schedule A -- Certificate of Trust.............................................  TA-28


      Annex -- Request for Redemption................................................   RR-1

                         THE MILLBURN WORLD RESOURCE TRUST

                          SECOND AMENDED AND RESTATED
                   DECLARATION OF TRUST AND TRUST AGREEMENT

                     This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT ("Declaration of Trust") of THE MILLBURN WORLD RESOURCE TRUST (the "Trust") is made and entered into as of this 1st day of May, 1996 by and among MILLBURN RIDGEFIELD CORPORATION, a Delaware corporation, as managing owner (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee"), and each other party who shall execute a counterpart of this Declaration of Trust as an owner of a unit ("Unit") of beneficial interest of the Trust or who becomes a party to this Declaration of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

                             W I T N E S S E T H:

                     WHEREAS, the parties hereto desire to form and continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the original Declaration of Trust and Trust Agreement of the Trust in its entirety.

                     NOW THEREFORE, the parties hereto agree as follows:

                     1.        DECLARATION OF TRUST.

                     The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Act, and that this Declaration of Trust shall constitute the governing instrument of the Trust. The Trustee has filed the Certificate of Trust required by
Section 3810 of the Delaware Business Trust Act, 12 DEL. C. SECTION 3801, ET SEQ., as amended from time to time (the "Act").

                     Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

                     2.        THE TRUSTEE.

                     (a)       TERM; RESIGNATION.   (i)   Wilmington Trust
Company has been appointed and has agreed to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

                     (ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

                     (b)       POWERS.   Except to the extent expressly set
forth in this Section 2, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

                     (c) COMPENSATION AND EXPENSES OF THE TRUSTEE. The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

                     (d)       INDEMNIFICATION.   The Managing Owner agrees,
whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Declaration of Trust or the removal or resignation of the Trustee. In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the "Trust Estate") to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

                     (e)       SUCCESSOR TRUSTEE.   Upon the resignation or
removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration of Trust.

                     (f)       LIABILITY OF THE TRUSTEE.   Except as
otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

                     (i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

                     (ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

                     (iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

                     (iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any selling agent or any additional selling agent;

                     (v) no provision of this Declaration of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                     (vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration of Trust or any other agreements to which the Trust is a party;

                     (vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration of Trust, or to institute, conduct or defend any litigation under this Declaration of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

                     (viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

                     (g) RELIANCE BY THE TRUSTEE AND THE MANAGING OWNER; ADVICE OF COUNSEL. (i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration of Trust. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

                     (ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Declaration of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

                     (h)       NOT PART OF TRUST ESTATE.   Amounts paid to
the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

                     3.        PRINCIPAL OFFICE.

                     The address of the principal office of the Trust is c/o the Managing Owner, 600 Steamboat Road, Greenwich, Connecticut 06830; telephone: (203) 625-7554. The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

                     4.        BUSINESS.

                     The Trust's business and purpose is to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary, convenient or incidental thereto. The objective of the Trust's business is appreciation of its assets through speculative trading. The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purposes. The Trust shall do so under the direction of the Managing Owner.

                     5.        TERM, DISSOLUTION, FISCAL YEAR AND NET ASSET
VALUE.

                     (a) TERM. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2025; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the total number of outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than 90 days prior to the effective date of such dissolution;
(3) death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless,
(i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within 90 days after such event Unitholders owning at least fifty percent (50%) of the total number of outstanding Units then owned by Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust pursuant to the terms of Sections 18(b) and 18(c); (4) a decline in the aggregate Net Assets of the Trust to less than $250,000; (5) a decline in the Net Asset Value per Unit to $250 or less; (6) dissolution of the Trust pursuant hereto; or (7) any other event which shall make it unlawful for the existence of the Trust to be continued or shall require termination of the Trust.

                     (b) DISSOLUTION. Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution, the New Profits Memo Account will be added to the Managing Owner's capital account.

                     Upon the dissolution of the Trust, the Managing Owner (or, if the Managing Owner has withdrawn, such person as the Unitholders may, by majority vote of the Units, select) shall wind up the Trust's affairs and, in connection therewith, shall distribute the Trust's assets in the following manner and order:

                     (i) FIRST TO payment and discharge of all claims of creditors of the Trust (including creditors who are Unitholders);

                     (ii) SECOND TO creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

                     (iii) THIRD TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

                     (c) FISCAL YEAR. The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

                     (d) NET ASSET VALUE. The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a futures, forward or other contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. The Trust's accrued liability to the Managing Owner for reimbursement of its organizational and initial offering costs will not reduce Net Asset Value for any purpose other than, and only if and to the extent required for, financial reporting purposes; rather, reimbursement payments will reduce Net Asset Value only as actually paid out in twenty-four (24) monthly installments (unless such period is extended as described in Section 8(d) hereof).

                     The Brokerage Fee shall be charged (other than to the Managing Owner's capital account) at the basic rate of 9.0% per annum of the average month-end Net Assets of the Trust (prior to reduction for accrued but unpaid fees) allocable to the Unitholders (but not to the Managing Owner's capital account), and additional Units shall be allocated to Unitholders subject to a 7.0% per annum Brokerage Fee as described in Section 8(a)(3) hereof. Brokerage Fees, accrued as well as paid, shall reduce Net Asset Value.

                     Accrued Profit Shares (as described in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares may never, in fact, be paid. Accrued Profit Shares shall be calculated on a basis which reflects any aggregate New Trading Profit (as defined), accrued equally in respect of all outstanding Units (except as necessary to reflect the difference in the Brokerage Fees charged certain Unitholders) but not in respect of the Managing Owner's capital account or the New Profits Memo Account (see Section 8(a)).

                     6.        NET WORTH OF MANAGING OWNER.

                     The Managing Owner agrees that at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than the greater of $50,000 or 5% of the total contributions to the Trust and to all other entities of which it is managing owner or general partner. In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel is necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

                     7.        CAPITAL CONTRIBUTIONS; UNITS; MANAGING OWNER'S
LIABILITY.

                     (a) The beneficial interests in the Trust shall consist of two types: a general liability interest and limited liability Units. The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

                     (b) Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust. The Managing Owner's general liability interest shall be accounted for on a Unit-equivalent basis, but may receive allocations on an aggregate basis so as to simplify the Trust's accounting. The Managing Owner's general liability interest will not be subject to full Brokerage Fees, but rather only to actual execution costs, nor shall it be subject to Profit Shares.

                     (c) No certificates or other evidences of beneficial ownership of the Units will be issued.

                     (d) Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration of Trust.

                     The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

                     The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner's assets.

                     The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

                     The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than the lesser of (i) 1% of the total capital contributions to the Trust (including the Managing Owner's contributions) or
(ii) $500,000, but in no event shall the Managing Owner invest less than 0.2% of the total capital contributions to the Trust. The Managing Owner may withdraw any interest it may have in excess of such requirement as of any month-end on the same terms as any Unitholder.

                     Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

                     The general liability interest in the Trust held by the Managing Owner will be non-voting.

                     8.        ALLOCATION OF PROFITS AND LOSSES.

                     (a)       CAPITAL ACCOUNTS AND ALLOCATIONS.   A capital
account shall be established for each Unit and for the Managing Owner. In addition, a New Profits Memo Account shall be established on the books of the Trust for bookkeeping purposes only. The initial balance of each capital account shall be the amount contributed to the Trust in respect of a Unit or by the Managing Owner. As of the close of business (as determined by the Managing Owner) on the last day of each month, the following determinations and allocations shall be made:

                     (1) The Net Assets of the Trust will be determined without regard to Brokerage Fees or Profit Shares.

                     (2) Any increase or decrease in the Trust's Net Assets (as determined pursuant to Paragraph 1 above), as compared to the last such determination of Net Assets, shall then be credited or charged equally to the capital account of each Unit and PRO RATA to the capital account of the Managing Owner and to the New Profits Memo Account.

                     (3) Brokerage Fees shall be charged equally to all Units at the rate of 0.75 of 1% of the month-end Trust assets (prior to reduction for any accrued but unpaid fees or Profit Shares) allocable to such Units, not including the Managing Owner's capital account or the New Profits Memo Account (a 9.0% annual rate). Such Brokerage Fees shall be paid out to the Managing Owner; provided that in respect of Units which are subject to Brokerage Fees of 7.0% per annum of the average month-end Trust assets allocable to such Units, the difference between the 0.75 of 1% Brokerage Fees charged and the 0.583 of 1% Brokerage Fee due as of the end of each month shall not be paid out to the Managing Owner but shall instead be credited to a Suspense Account which shall not be included in the Net Asset Value of the Units, and shall be used solely as a means of efficiently accounting for the reduction in the Brokerage Fee payable by such Unitholders while maintaining a uniform Net Asset Value per Unit.

                     Brokerage Fees will not be charged to (or calculated on a basis of average month-end Trust assets which include) either the Managing Owner's capital account or the New Profits Memo Account. The capital account of the Managing Owner and the New Profits Memo Account shall be charged for their respective PRO RATA shares of the out-of-pocket brokerage commissions paid by the Managing Owner on behalf of the Trust, but not for any Brokerage Fees.

                     (4) The Managing Owner's Profit Share will equal 17.5% of any New Trading Profit (as defined in Section 8(c)). As of the end of each month, the amount of any such Profit Share shall be calculated and shall reduce the Net Asset Value per Unit. The amount of any such Profit Share shall be deducted from each Unit's capital account and credited to the New Profits Memo Account, as a bookkeeping entry only, as of the end of each calendar quarter. The Managing Owner's capital account and the New Profits Memo Account will not be subject to the Profit Share.

                     (5) The amounts credited to the Suspense Account as provided in Paragraph 3 above as of the end of any month shall be reduced by the 17.5% Profit Share if there is an accrued Profit Share in respect of the Units as of the month-end that such amounts are so credited. If such month-end is also a quarter-end, the amount of such Profit Share shall be credited to the New Profits Memo Account, as a bookkeeping entry only, and the remainder of the Suspense Account shall be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Unitholders. If such month-end is not also a quarter-end, the Profit Share accrual, as well as the remainder of the Suspense Account, shall be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Unitholders.

                     (6) The Managing Owner's Profit Share with respect to Units redeemed as of a month-end which is not the end of a calendar quarter shall be computed as though such month-end were the end of a calendar quarter, and the amount of the Profit Share so computed shall be deducted from the redeemed Units' capital accounts and credited to the New Profits Memo Account, as a bookkeeping entry only.

                     (7) When Units subject to the 7.0% per annum Brokerage Fee are redeemed: (i) if a Profit Share is then accrued, the difference between the 9.0% per annum and 7.0% per annum Brokerage Fee attributable to such Units for the month-end of redemption shall be assessed a 17.5% Profit Share which shall be credited to the New Profits Memo Account, as a bookkeeping entry only; and (ii) the Profit Share, if any, due in respect of such Units shall be calculated on the same basis as in respect of all other Units, as set forth in Paragraph 4 above, and credited to the New Profits Memo Account, as a bookkeeping entry only.

                     If no Profit Share is accrued as of the date of redemption, then no New Profits Memo Account credits shall be made in respect of any portion of the Units redeemed.

                     (8) The amount of any distributions made in respect of a Unit as of the end of such month and any amount (not reduced by any early redemption charges) paid upon partial redemption of Units or upon withdrawal of the Managing Owner's interest as of the end of such month shall be charged against the capital account of such Unit or of the Managing Owner. The capital account of any Unit fully redeemed shall be eliminated.

                     (9) Brokerage Fees shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the general liability interest held by the Managing Owner.

                     (10) Persons who make a net capital investment in the Trust, including both initial and subsequent investments and without regard to profits or losses, of $1,000,000 or more shall be entitled to pay Brokerage Fees of 7.0% per annum of the average month-end assets of their respective capital accounts; provided that, if after any redemption of Units, the aggregate Net Asset Value of an investor's Units is less than $1,000,000, such Unitholder will no longer be eligible for 7.0% per annum, as opposed to a 9.0% Brokerage Fee. Should such person subsequently make an additional subscription, if the amount of such subsequent subscription plus such Unitholder's remaining net capital contributions (subscriptions less redemptions, but assuming redemptions to be made first from accumulated net profits, not capital contributions) equals $1,000,000 or more, reduced Brokerage Fees will again apply.

                     Reduced Brokerage Fees apply to a Unitholder's entire capital account, not just that part of such capital account corresponding to capital contributions of $1,000,000 or more.

                     (b) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. Each of the parties hereto, by entering into this Declaration of Trust, (i) expresses its intention that the Units will qualify under applicable tax law as though the Units were interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as though it were a partnership in which each of the Unitholders is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such Unitholder with respect to the treatment of the Units as anything other than interests in a partnership. As of the end of each fiscal year, income and expense and capital gain or loss of the Trust shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. Such allocations shall be PRO RATA from short-term capital gain or loss and long-term capital gain or loss. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

                     (1) Items of ordinary income and expenses attributable to the Trust (other than Brokerage Fees, which shall be allocated as set forth in Section 8(b)(2)), shall be allocated equally among all Units of the Trust outstanding as of the end of each calendar month (including Units being then redeemed), and PRO RATA to the account of the Managing Owner.

                     (2) Ordinary deductions attributable to Brokerage Fees paid to the Managing Owner shall be allocated to each Unitholder and the Managing Owner in the same manner as such Brokerage Fees are allocated for financial purposes pursuant to Section 8(a).

                     (3) Capital Gain or Loss (as defined in Section 8(b)(3)(H)) shall be allocated as follows:

                     (A) There shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner. The initial balance of each tax account shall be the net amount paid to the Trust for each Unit and the amount contributed to the Trust by the Managing Owner. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) hereof, shall not increase the aggregate tax basis of the affected Unitholders in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. As of the end of each of the first twenty-four full calendar months after the Trust begins operations (or, if longer, for as long as the reimbursement payments continue), the balance of each Unit's tax account shall be reduced by such Unit's allocable share of the amount payable to the Managing Owner as reimbursement for the organizational and initial offering costs incurred in connection with the Trust, as described in the current prospectus of the Trust (the "Prospectus"), provided that no tax basis account shall be reduced below $0. The adjustment to reflect the reimbursement of organizational and initial offering costs shall be made prior to the allocations of capital gain or loss (and shall be taken into account in making such allocations). As of the end of each fiscal year:

                               (i) Each tax account for the Units and the
                     Managing Owner shall be increased by the amount of income or gain allocated to such tax account pursuant to Sections 8(b)(1), 8(b)(3)(B) and 8(b)(3)(D).

                               (ii) Each tax account for the Units shall be
                     decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(F) and by the amount of any distributions paid out with respect to such Units other than upon redemption.

                               (iii) When a Unit is redeemed, the tax account
                     attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

                     (B) The Managing Owner shall be allocated Capital Gain, if any, up to the amount of any bookkeeping credit to the New Profits Memo Account, including any credits made as of the end of the fiscal year of allocation. To the extent any such tax allocation is made, the balance in the New Profits Memo Account shall be reduced, and the balance in the Managing Owner's capital account, for financial purposes, correspondingly increased.

                     (C) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this
           Section 8(b)(3)(C)) allocable to such Units (an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(C) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

                     (D) Capital Gain remaining after the allocation described in Section 8(b)(3)(C) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of the related tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2)) allocable to such Units, in the ratio that each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in said sentence in proportion to their holdings of such Units.

                     (E) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(E)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event that the aggregate amount of available Capital Loss required to be allocated pursuant to this
           Section 8(b)(3)(E) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

                     (F) Capital Loss remaining after the allocation described in Section 8(b)(3)(E) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2) with respect to such Units, in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders. Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders described in such sentence in proportion to their holdings of such Units.

                     (G) For purposes of this Section 8(b), the Managing Owner's interest in the Trust will be treated as if it were a single Unit.

                     (H) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

                     (4) The allocation of profit and loss for federal income tax purposes set forth herein allocates taxable profit and loss among the Unitholders in the ratio and to the extent that financial profit and loss are allocated to such Unitholders and so as to eliminate, to the maximum practicable extent, any disparity between a Unit's capital account and its tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

                     (5) The allocations of profit and loss to the Unitholders in respect of their Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

                     (c) PROFIT SHARE; NEW PROFITS MEMO ACCOUNT. The Managing Owner's Profit Share will equal 17.5% of any cumulative trading profits ("New Trading Profit"), not including interest income, after deduction of all accrued but unpaid fees and expenses other than the Profit Share itself ("Trading Profit"), over the highest level of such cumulative Trading Profit as of any previous calendar quarter-end, or $0, if higher (the "Profit Share High Water Mark"). Profit Shares will be calculated on Units subject to a 7.0% per annum as well as on those subject to a 9.0% per annum Brokerage Fee in the manner described in Section 8(a) hereof. Trading Profit does not include profits allocable to the Managing Owner's capital account or to the New Profits Memo Account.

                     New Trading Profit is not reduced by organizational and initial offering cost reimbursement payments, but is reduced by routine administrative expenses.

                     If Units are redeemed when there is a loss carryforward for Profit Share calculation purposes (I.E., the current level of cumulative Trading Profit is below the Profit Share High Water Mark), such loss carryforward will be reduced in proportion to the proportion of the total outstanding Units redeemed.

                     Neither any Unitholder nor the Managing Owner shall have any interest in the New Profits Memo Account, except as described in Section 5(b) hereof. However, as described in Section 8(b)(3)(B), bookkeeping entries in the New Profits Memo Account shall be reduced, and the Managing Owner's capital account correspondingly increased to the extent that priority allocations of Capital Gain are made to the Managing Owner pursuant to said
Section 8(b)(3)(B).

                     In the event that the Net Asset Value per Unit is less than $400 as of any calendar month-end, the balance of any bookkeeping entries to the New Profits Memo Account then outstanding will be cancelled, and an amount equal to such balance shall be allocated equally among all outstanding Units, but not to the Managing Owner's capital account.

                     (d) EXPENSES; INTEREST INCOME. The Managing Owner is being reimbursed for organizational and initial offering costs (excluding selling commissions), in the amount of $600,000, incurred in connection with the formation of the Trust and the initial offering of the Units in 24 equal monthly installments ending September 30, 1997.

                     The Trust shall bear all of any taxes applicable to it. The Trust shall pay the Managing Owner a Brokerage Fee equal to 0.75 of 1% (a 9.0% annual rate) of the month-end assets of the Trust (prior to reduction for any accrued but unpaid Brokerage Fees and Profit Shares), not including the Managing Owner's capital account; provided that in the case of subscribers who invest $1,000,000 or more in the Trust, such Brokerage Fee shall be reduced to 0.583 of 1% (a 7.0% annual fee) of such month-end assets of the Trust attributable to each such Unitholder's capital account, as contemplated by Section 8(a)(10) above.

                     The Managing Owner shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, exchange, clearinghouse, regulatory, floor brokerage and "give-up" fees). Any extraordinary charges incidental to trading (for example, insurance or delivery charges) will be paid by the Trust.

                     The Trust will pay its ongoing administrative expenses, including the fees of the Trustee. All of the expenses which are for the account of the Trust shall be billed directly to the Trust. The Trust shall bear all of its own legal, accounting and administrative expenses, but none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries and rent) shall be charged to the Trust.

                     Appropriate reserves may be created, accrued and charged against the Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

                     Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations.

                     In the event that the Trust shall be subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of the Trust's income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner's request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem Units of such Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the Internal Revenue Service ("IRS") or other taxing authority, from the date of the

Managing Owner's request for payment to the date of payment or redemption, as the case may be, at the rate of two percent (2%) per annum over the prime rate charged from time to time by Chemical Bank, New York, New York. Any amount payable by the Trust to such Unitholder shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Declaration of Trust.

                     The Trust will receive all interest income earned on its assets.

                     (e) LIMITED LIABILITY OF UNITHOLDERS. Each Unit, when purchased in accordance with this Declaration of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable. Any provisions of this Declaration of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                     The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

                     Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders' personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

                     (f) RETURN OF CAPITAL CONTRIBUTIONS. No Unitholder or subsequent assignee shall have any right to demand the return of his or her capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

                     9.        MANAGEMENT OF THE TRUST.

                     (a)       AUTHORITY OF THE MANAGING OWNER.  Pursuant to
Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration of Trust.

                     The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

                     The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.

                     The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

                     The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

                     (b) NOTIFICATION OF BASIC CHANGES. The Managing Owner shall send to all Unitholders and assignees prior notice of any change in the basic investment approach of the Trust and of any increase in its charges. Such notifications shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such change or increase. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Customer Agreements, the Escrow Agreement, the Selling Agreements and the Additional Selling Agent Agreements as described in the Prospectus.

                     (c) CERTAIN AGREEMENTS. In addition to any specific contract or agreements described herein, the Trust, and the Managing Owner on behalf of the Trust, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of any Unitholder other than the Managing
Owner, notwithstanding any other provisions of this Declaration of Trust, the Act or any applicable law, rule or regulations.

                     (d) FIDUCIARY DUTIES. The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust, and the Managing Owner will not use the assets of the Trust as compensating balances for the Managing Owner's exclusive benefit.

                     (e) BROKERAGE ARRANGEMENTS. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

                     The Brokerage Fees paid by the Trust may not exceed the amount permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("Blue Sky Guidelines") in effect as of the date hereof.

                     (f) PROHIBITED ACTIVITIES. The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). The Managing Owner shall make no loans to the Trust.

                     The Trust shall not employ the trading technique commonly known as "pyramiding." The Managing Owner taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

                     No person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any per-trade commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.

                     The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive, shall not exceed one year. Any material change in the basic investment policies or structure of the Trust shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of the total outstanding Units owned by Unitholders as of a record date established for a vote thereon. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner shall be terminable by the Trust upon no more than 60 days' written notice.

                     (g) FREEDOM OF ACTION. The Managing Owner is engaged, and may in the future engage, into other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. The Trustee and the Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to the conduct of the Trust's business and affairs.

                     10.       AUDITS AND REPORTS TO UNITHOLDERS.

                     The Trust's books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his or her federal income tax return and (iii) such other annual and monthly information as the Commodity Futures Trading Commission may by regulation require. Unitholders or their duly authorized representatives may inspect the books and records of the Trust during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder's interest as an investor in the Trust.

                     The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

                     The Brokerage Fees and Profit Share may not be increased without prior written notice to all Unitholders within sufficient time for the exercise of their redemption rights prior to any such increase becoming effective. The Brokerage Fees and the Profit Share may not be increased during any period when a redemption charge is in effect with respect to any Units.

                     The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Managing Owner which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Profit Share or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust. The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change. Such notification shall set forth the Unitholders' voting and redemption rights. The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of the Unitholders' voting and redemption rights. The Managing Owner, not the Trust, shall pay the cost of any notification delivered pursuant to this paragraph.

                     The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust. The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust are in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

                     The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six (6) years from the receipt of such records.

                     In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

                     The Managing Owner shall seek the best price and services for the Trust's trading, and will, with the assistance of the Trust's commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers. If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust. The Managing Owner shall also make an annual review of the forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

                     11.       ASSIGNABILITY OF UNITS.

                     Each Unitholder expressly agrees that he or she will not assign, transfer or dispose of, by gift or otherwise, any of his or her Units or any part or all of his or her right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner. No assignment, transfer or disposition by an assignee of Units or of any part of his or her right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner (such consent to be withheld only in the event that such assignment could give rise to negative legal or tax consequences), may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust, the Trustee or the Managing Owner until the first business day of the calendar month following the month in which the Managing Owner receives notice of such assignment, transfer or disposition. The Managing Owner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Trust's books and records.

                     12.       REDEMPTIONS.

                     A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration of Trust) or any assignee of Units of whom the Managing Owner has received written notice, may redeem all or any of his or her Units, effective as of the close of business (as determined by the Managing Owner) on the last business day of any calendar month, provided that (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them and (ii) the Managing Owner shall have received a redemption request at least ten business days prior to the date of redemption, or such later time as shall be acceptable to the Managing Owner. Unitholders who redeem Units on or prior to the end of the first and second successive six-month periods after such Units are sold will be assessed redemption charges of 4% and 3%, respectively (3% and 2%, respectively, in the case of Unitholders who have invested $1,000,000 or more in the Trust), of their Units' Net Asset Value as of the date of redemption. Units purchased by the same Unitholder on different closing dates will be treated on a "first-in, first-out" basis for purposes of calculating the foregoing six-month periods. Additional Units issued to Unitholders subject to a 7.0% rather than a 9.0% annual Brokerage Fee will be deemed all to have been issued as of the date of the longest outstanding Units held by a particular Unitholder. All redemption charges will be paid to the Managing Owner.

                     Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Unitholder's entire interest in the Trust.

                     Redemption requests must be in writing unless the Managing Owner determines otherwise.

                     The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.


                     Redemption payments will be made (by mailing a check or crediting a customer securities account) within 15 business days after the date of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions or default or delay in payments due from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the aggregate Net Asset Value of the Trust represented by the sums which are the subject of such default or delay.

                     All redemptions will be made at Net Asset Value as of the effective date of the redemption.

                     The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use its best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

                     If at the close of business (as determined by the Managing Owner) on any business day, the Net Asset Value per Unit has decreased to $500 or less, after adding back all distributions, the Trust will liquidate all open positions as expeditiously as possible and suspend trading. Within 10 business days after any such suspension of trading, the Managing Owner shall declare a "Special Redemption Date." Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder's or assignee's interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder's interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice (see Section 11) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $250,000 and the Net Asset Value per Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. If the preceding conditions are not met or the Managing Owner determines not to resume trading, the Trust will be terminated.

                     The Managing Owner may declare additional Special Redemption Dates upon notice to the Unitholders and assignees of whom the Managing Owner has received notice. In the event the Managing Owner does, in its discretion, declare a Special Redemption Date, the Managing Owner may, in its notice of such Special Redemption Date modify the circumstances under which the Managing Owner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

                     13.       OFFERING OF UNITS.

                     The Managing Owner on behalf of the Trust shall (i) cause to be filed from time to time a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of Units, (ii) use its best efforts to qualify Units for sale from time to time under the securities laws of such states of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in
(i) and (ii) as the Managing Owner shall deem advisable or necessary.

                     The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to be considered to hold "plan assets" for any purpose of ERISA or Section 4975 of the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or with respect to any "plan" as defined in Section 4975 of the Code.

                     All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check in the subscription amount) are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Trust shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the Managing Owner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Trust in connection with its trading allocable to cancelled Units shall be deemed an increase or decrease in the Net Assets of the Trust and allocated as described above in Section 8, not a liability of the Managing Owner.

Each subscriber agrees to reimburse the Trust for any expense or losses incurred in connection with any such cancellation of Units issued to him or her.

                     Units will be sold as of the first day of each calendar month subject to the Managing Owner's discretion to hold intra-month closings and to suspend or terminate the offering of Units.

                     Each Unitholder consents, by the act of purchasing Units, to the Trust issuing to such Unitholder additional Units (in fractions calculated up to three decimal places) in lieu of all interest earned on such Unitholder's subscription while held pending investment in the Units.

                     14.       SPECIAL POWER OF ATTORNEY.

                     Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as his or her true and lawful attorney-in-fact, in his or her name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his or her behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Declaration of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section
14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

                     15.       WITHDRAWAL OF A UNITHOLDER.

                     The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration of Trust, at any time upon 120 days' written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice. If the Managing Owner withdraws from the Trust and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal.

                     The Managing Owner may not assign its general liability interest or its obligation to direct the trading of the Trust without the consent of each Unitholder. The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

                     The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his or her estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Declaration of Trust for a Unitholder to be informed of the Net Asset Value of his or her Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

                     16.       BENEFIT PLAN INVESTORS.

                     Each Unitholder that is an "employee benefit plan" as defined in and subject to ERISA or a "plan" as defined in Section 4975 of the Code (each such employee benefit plan and plan, a "Plan"), and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto;
(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by such Plan is consistent with such Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement entered into thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, either of Prudential Securities Incorporated or PaineWebber Incorporated (collectively, the "Principal Selling Agents"), any Additional Selling Agent, the Trustee, Chemical Bank, N.A., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of the Plan used to purchase Units;
(ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or
(iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, both of the Principal Selling Agents, any Additional Selling Agent, the Trustee, Chemical Bank, N.A. and any of their respective affiliates; and (iii) is qualified to make such investment decision.

                     17.       STANDARD OF LIABILITY; INDEMNIFICATION.

                     (a) STANDARD OF LIABILITY FOR THE MANAGING OWNER. The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

                     (b) INDEMNIFICATION OF THE MANAGING OWNER BY THE TRUST. To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

                     Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

                     The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

                     For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or
(4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

                     Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

                     Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and
(3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

                     In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the Blue Sky Guidelines as in effect on the date of this Declaration of Trust.

                     In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

                     In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

                     (c) INDEMNIFICATION BY THE UNITHOLDERS. In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

                     18.       AMENDMENTS; MEETINGS.

                     (a) AMENDMENTS WITH CONSENT OF THE MANAGING OWNER. If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units. Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures. Notwithstanding the foregoing, the Managing Owner may amend this Declaration of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, and (viii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

                     (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE MANAGING OWNER. In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs: (i) this Declaration of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration of Trust without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days' notice.

                     (c)       MEETINGS; OTHER.   Any Unitholder upon request
addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

                     The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

                     In the event that the Managing Owner or the Unitholders vote to amend this Declaration of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

                     (d)       CONSENT BY TRUSTEE.   The Trustee's written
consent to any amendment of this Declaration of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 18(b)(ii)-(vi). Notwithstanding anything to the contrary contained in this Declaration of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders' actions pursuant to subsections 18(b)(i)-(vi) would adversely affect the Trustee in any manner.

                     19.       GOVERNING LAW.

                     The validity and construction of this Declaration of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

                     20.       MISCELLANEOUS.

                     (a) NOTICES. All notices under this Declaration of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

                     (b)       BINDING EFFECT.   This Declaration of Trust
shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

                     (c)       CAPTIONS.   Captions in no way define, limit,
extend or describe the scope of this Declaration of Trust nor the effect of any of its provisions. Any reference to "persons" in this Declaration of Trust shall also be deemed to include entities, unless the context otherwise requires.

                     21.       CERTAIN DEFINITIONS.

                     This Declaration of Trust contains certain provisions required by the Blue Sky Guidelines. The terms used in such provisions are defined as follows (the following definitions are included VERBATIM from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration of Trust):

           ADMINISTRATOR. The official or agency administering the securities laws of a state.

           ADVISOR. Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

           AFFILIATE. An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

           CAPITAL CONTRIBUTIONS. The total investment in a Program by a Participant or by all Participants, as the case may be.

           COMMODITY BROKER. Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

           COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

           CROSS REFERENCE SHEET. A compilation of the Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

           NET ASSETS. The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

           NET ASSET VALUE PER PROGRAM INTEREST. The Net Assets divided by the number of Program Interests outstanding.

           NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

           NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

           ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants' and attorneys' fees. (Organizational and Offering Expenses as used in this Declaration of Trust does not include selling commissions).

           PARTICIPANT. The holder of a Program Interest.

           PERSON. Any natural Person, partnership, corporation, association or other legal entity.

           PIT BROKERAGE FEE. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

           PROGRAM. A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

           PROGRAM BROKER. A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

           PROGRAM INTEREST. A limited partnership interest or other security representing ownership in a Program.

           PYRAMIDING. A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

           SPONSOR. Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

           VALUATION DATE. The date as of which the Net Assets of the Program are determined.

           VALUATION PERIOD. A regular period of time between Valuation Dates.

                     Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

                     22.       NO LEGAL TITLE TO TRUST ESTATE.

                     The Unitholders shall not have legal title to any part of the Trust Estate.


                     23.       LEGAL TITLE.

                     Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

                     24.       CREDITORS.

                     No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

                     IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                                  WILMINGTON TRUST COMPANY
                                  as Trustee


                                  By: /s/  Emmett R. Harmon
                                     -----------------------------------------
                                           Emmett R. Harmon
                                           Vice President


                                  MILLBURN RIDGEFIELD CORPORATION
                                  as Managing Owner


                                  By: /s/  Harvey Beker
                                     -----------------------------------------
                                           Harvey Beker
                                           Co-Chief Executive Officer


                                  All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.



                                  By:  MILLBURN RIDGEFIELD CORPORATION
                                         as Attorney-in-Fact


                                  By: /s/  George E. Crapple
                                     -----------------------------------------
                                           George E. Crapple
                                           Co-Chief Executive Officer

                                  SCHEDULE A

                             CERTIFICATE OF TRUST
                                      OF
                       THE MILLBURN WORLD RESOURCE TRUST

                     THIS Certificate of Trust of THE MILLBURN WORLD RESOURCE TRUST (the "Trust"), dated June 7, 1995, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. SECTION 3801 ET SEQ.).

                     1.   NAME.   The name of the business trust formed
hereby is THE MILLBURN WORLD RESOURCE TRUST.

                     2.   DELAWARE TRUSTEE.   The name and business address
of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

                     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                            WILMINGTON TRUST COMPANY,
                                            as Trustee



                                            By: /S/ Norma P. Closs
                                               -------------------------------
                                                       Norma P. Closs
                                                       Vice President

                                                                ANNEX

                      THE MILLBURN WORLD RESOURCE TRUST

                           REQUEST FOR REDEMPTION

THE MILLBURN WORLD RESOURCE TRUST          ________________________________
C/O MILLBURN RIDGEFIELD CORPORATION                     DATE
    MANAGING OWNER
CHICAGO MERCANTILE EXCHANGE CENTER
30 SOUTH WACKER DRIVE
SUITE 2114
CHICAGO, ILLINOIS  60606

Dear Sirs:

           The undersigned (trust account number WR-_______) hereby requests redemption subject to all the terms and conditions of the Declaration of Trust and Trust Agreement (the "Declaration of Trust") of THE MILLBURN WORLD RESOURCE TRUST (the "Trust") of _____ Units of Beneficial Interest ("Units") in the Trust. (INSERT NUMBER OF WHOLE UNITS TO BE REDEEMED; SUBSCRIBERS MAY REDEEM ANY NUMBER OF WHOLE UNITS, THEY NEED NOT REDEEM ALL OR ANY MINIMUM NUMBER OF THEIR UNITS IN ORDER TO REDEEM CERTAIN OF THEIR UNITS; HOWEVER, IF NO NUMBER IS INDICATED, ALL UNITS HELD OF RECORD BY THE UNDERSIGNED WILL BE REDEEMED; FRACTIONAL UNITS MAY ONLY BE REDEEMED UPON COMPLETE REDEMPTION OF THE UNDERSIGNED'S INTEREST IN THE TRUST.) Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration of Trust, less any applicable redemption charge (see below). Redemption shall be effective as of the end of the current calendar month; provided that this Request for Redemption is received at least ten (10) business days prior to the end of such month. Payment of the redemption price of Units will generally be made within fifteen (15) business days of the date of redemption.

           The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

           Redemption charges of 4% and 3% (3% and 2% in the case of subscriptions for $1,000,000 or more) of the Net Asset Value of Units redeemed on or before the end of the 6th and after the end of the 6th but on or before the end of the 12th full calendar months, respectively, after the undersigned has purchased the Units being redeemed will be deducted from the redemption price of all such Units and paid to the Managing Owner. If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

                           -------------------

UNITED STATES UNITHOLDERS ONLY:

           Under the penalties of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

NON-UNITED STATES UNITHOLDERS ONLY:

           Under the penalties of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or
(b) (in the case of an investor which is not an individual) the undersigned is not a United States corporation, partnership, estate or trust.

    SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

/ / Credit my customer securities account     / / Send to the address below

-------------------------------------------------------------------------------
Name                      Street                 City, State and Zip Code

Entity Unitholder                       Individual Unitholder(s)
(or assignee)                           (or assignee(s))


---------------------------------       ---------------------------------
       (Name of Entity)
                                        ---------------------------------


By:
   ------------------------------       ---------------------------------
   (Authorized corporate officer,       (Signature(s) of all Unitholder(s)
   partner or trustee)                  or assignee(s))

Social Security or Taxpayer ID Number
                                      --------------------------

                                                                EXHIBIT B

                       THE MILLBURN WORLD RESOURCE TRUST

                           SUBSCRIPTION REQUIREMENTS

           By executing a Subscription Agreement and Power of Attorney Signature Page for THE MILLBURN WORLD RESOURCE TRUST (THE "TRUST"), each PURCHASER ("PURCHASER") of UNITS OF BENEFICIAL INTEREST ("UNITS") in the Trust irrevocably subscribes for Units at the Net Asset Value per Unit, as described in the Trust's PROSPECTUS DATED ________, 1998 (THE "PROSPECTUS"). The minimum initial subscription is $5,000; $2,000 for trustees or custodians of employee benefit plans. Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums. Existing Unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments. Units are sold in fractions calculated to three decimal places.

           Purchaser is herewith delivering to Purchaser's Selling Agent or Additional Selling Agent (hereinafter, "Selling Agent") an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser's subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser's customer securities account maintained with such Selling Agent for the full amount of Purchaser's subscrip tion in accordance with the procedures described under "Plan of Distribution --Subscription Procedure" in the Prospectus. If Purchaser's Subscription Agreement and Power of Attorney is accepted, Purchaser agrees to contribute Purchaser's subscription to the Trust and to be bound by the terms of the Trust's Declaration of Trust (Exhibit A to the Prospectus). Purchaser agrees to reimburse the Trust and MILLBURN RIDGEFIELD CORPORATION (THE "MANAGING OWNER") for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

           If Purchaser is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (the subscribing "employee benefit plan" or a "plan" being hereinafter referred to as the "Plan"), Purchaser, as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") understands that: the Plan Fiduciary must consider an investment in the Units in light of the risks relating thereto; the Plan Fiduciary must determine that, in view of such considerations, the Plan's investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; the Plan's investment in the Trust must not violate and must not be otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; and the Plan Fiduciary (i) must be responsible for the decision to invest in the Units, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) must be independent of the Managing Owner, any of the Trust's Selling Agents or Additional Selling Agents, Wilmington Trust Company, Chemical Bank, N.A. and any of their respective affiliates, (iii) must be qualified to make such investment decision, and (iv) none of the Managing Owner, any of the Trust's Selling Agents or Additional Selling Agents, Wilmington Trust Company, Chemical Bank, N.A., any of their respective affiliates or any of their respective agents or employees may either: (a) have investment discretion with respect to the investment of the assets of the Plan used to purchase Units; (b) have authority or responsibility to or regularly give investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or
(c) be an employer maintaining or contributing to the Plan. The undersigned must, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

INVESTOR SUITABILITY

           PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH (SIMILARLY CALCULATED) OF AT LEAST $45,000. RESIDENTS OF THE FOLLOWING

STATES MUST MEET THE SPECIFIC REQUIREMENTS SET FORTH BELOW (NET WORTH IS, IN ALL CASES, TO BE CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, NO PURCHASER MAY INVEST MORE THAN 10% OF HIS OR HER NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) IN THE UNITS. NO ENTITY, INCLUDING ERISA PLANS, MAY INVEST MORE THAN 10% OF ITS LIQUID NET WORTH (READILY MARKETABLE SECURITIES) IN THE UNITS.

           1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

           2. California -- Liquid net worth of at least $100,000 and an annual taxable income of at least $50,000.

           3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.

           4. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

           5. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income during the preceding year of at least $60,000.

           6. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

           7. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

           8. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual taxable income of at least $50,000.

           9. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

           10. Pennsylvania -- Net worth of at least $175,000 or a net worth of at least $100,000 and an annual income of at least $50,000.

           11. South Carolina -- Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.

           12. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

           13. Tennessee -- Net worth of at least $250,000 or a net worth of at least $65,000 and annual taxable income of at least $65,000.

           14. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

                           -------------------------

           In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.

           THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE PURCHASER MEETS SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE UNITS IS, IN FACT, SUITABLE FOR PURCHASER.

                                                                EXHIBIT C


          THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
        OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT.

                       THE MILLBURN WORLD RESOURCE TRUST
                         UNITS OF BENEFICIAL INTEREST

                               ---------------

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934

                               ---------------

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

THE MILLBURN WORLD RESOURCE TRUST
C/O MILLBURN RIDGEFIELD CORPORATION
    MANAGING OWNER
CHICAGO MERCANTILE EXCHANGE CENTER
30 SOUTH WACKER DRIVE
SUITE 2114
CHICAGO, ILLINOIS  60604

Dear Sirs:

           1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the dollar amount of UNITS OF BENEFICIAL INTEREST ("UNITS") in THE MILLBURN WORLD RESOURCE TRUST (the "Trust") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of employee benefit plans), at a purchase price per Unit of Net Asset Value. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to three decimal places. The terms of the offering of the Units are des cribed in the current Prospectus of the Trust (the "Prospectus"). I have either (i) authorized my selling agent to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my selling agent made out to "CHEMICAL BANK, AS ESCROW AGENT FOR THE MILLBURN WORLD RESOURCE TRUST, ESCROW ACCOUNT NO. SE14791." If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units, which will occur no later than three (3) business days after the acceptance of my subscription. My Registered Representative shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted, in the form of a selling agent check or wire transfer made out to "CHEMICAL BANK, AS ESCROW AGENT FOR THE MILLBURN WORLD RESOURCE TRUST, ESCROW ACCOUNT NO. SE14791," directly to the Escrow Agent. MILLBURN RIDGEFIELD CORPORATION (THE "MANAGING OWNER") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. SUBSCRIPTIONS ARE REVOCABLE FOR FIVE BUSINESS DAYS AFTER SUBMISSION. ALL UNITS ARE OFFERED SUBJECT TO PRIOR SALE.

           Subscriptions generally must be submitted no later than five calendar days prior to the end of a month in order to be invested in the Units as of the beginning of the immediately following month.

           2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received the current Prospectus together with a recent Monthly Report of the Trust. I understand that certain investor suitability standards must be met as a condition of my investment in the Units. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "Exhibit B -- Subscription Requirements" to the Prospectus. If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans. If subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, any Selling Agent, Additional Selling Agent or the escrow agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as the primary basis for investment decisions with respect to such trust assets and that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of subscriber is duly authorized to execute such Signature Page.

           3. POWER OF ATTORNEY. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

           4. GOVERNING LAW. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

           5. RISKS. These securities are speculative and involve a high degree of risk. Risk factors relating to the Units include the following:

           (i) INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT; PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS; AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK;
(ii) FUTURES AND FORWARD TRADING IS SPECULATIVE, VOLATILE AND LEVERAGED, AND INVOLVES A HIGH DEGREE OF RISK; (iii) THE TRUST HAS TO DATE EXHIBITED, AND IS EXPECTED TO CONTINUE TO EXHIBIT, CONSIDERABLE PERFORMANCE VOLATILITY; THE UNITS ARE SUITABLE ONLY FOR A LIMITED PORTION OF THE RISK SEGMENT OF AN INVESTMENT PORTFOLIO; (iv) THE TRUST HAS BEEN THE FIRST MILLBURN RIDGEFIELD CLIENT ACCOUNT TO TRADE THE "WORLD RESOURCE PORTFOLIO" OF MARKETS; (v) SINGLE-ADVISOR FUNDS SUCH AS THE TRUST ARE TYPICALLY CONSIDERED -- EVEN AMONG SPECULATIVE MANAGED FUTURES FUNDS -- UNUSUALLY HIGH RISK; MOREOVER, THE TRUST IS VULNERABLE TO ADVERSE CHANGES AFFECTING MILLBURN RIDGEFIELD WHICH COULD DIRECTLY IMPACT THE TRUST'S ABILITY TO CONTINUE TRADING; (vi) THE TRUST IS SUBJECT TO SUBSTANTIAL CHARGES, PAYABLE IRRESPECTIVE OF PROFITABILITY, AS WELL AS TO QUARTERLY PROFIT SHARES; THE MANAGING OWNER ESTIMATES THAT THE TRUST NEEDS TO ACHIEVE TRADING PROFITS IN THE FIRST TWELVE MONTHS AFTER A UNIT IS ISSUED OF APPROXIMATELY 5.75% TO OFFSET EXPENSES AND OF APPROXIMATELY 8.85% TO OFFSET BOTH EXPENSES AND THE 3% REDEMPTION CHARGES DUE ON UNITS REDEEMED AS OF THE END OF THE TWELFTH MONTH AFTER ISSUANCE, ASSUMING THE TRUST CONTINUES TO EARN INTEREST ON IT ASSETS AT CURRENT RATES; (vii) THE TRUST MAY BE ADVERSELY AFFECTED BY INCREASES IN THE AMOUNT OF FUNDS MANAGED BY MILLBURN RIDGEFIELD; (viii) MILLBURN RIDGEFIELD IS ALMOST EXCLUSIVELY A SYSTEMATIC, TREND-FOLLOWING TRADER; MARKET CONDITIONS IN WHICH STRONG PRICE TRENDS DO NOT DEVELOP TYPICALLY RESULT IN SUBSTANTIAL LOSSES FOR TREND-FOLLOWING TRADERS; (ix) UNLESS THE TRUST IS SUCCESSFUL, OF WHICH THERE CAN BE NO ASSURANCE, IT CANNOT SERVE AS A BENEFICIAL DIVERSIFICATION FOR AN INVESTOR'S PORTFOLIO.

         See "Risk Factors" in the Prospectus beginning at page 11.

                              ----------------

           PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY, AND ENSURE THAT YOUR REGISTERED REPRESENTATIVE KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

           The following is an estimate of the costs incurred in connection with preparing and filing this Registration Statement. The Trust pays all such costs.

                                                                APPROXIMATE
                                                                   AMOUNT
                                                                -----------

   Securities and Exchange Commission Registration Fee......    $  14,750*
   National Association of Securities Dealers, Inc.
    Filing Fee..............................................        5,500*
   Printing Expenses........................................       50,000
   Fees of Certified Public Accountants.....................       50,000
   Blue Sky Expenses (Excluding Legal Fees).................       10,000
   Fees of Counsel..........................................       50,000
   Escrow Fees..............................................       15,000
   Miscellaneous Offering Costs.............................       20,000
                                                                ---------
                            Total...........................    $ 215,250
                                                                =========

-----------------
*  Actual, not estimated.
                           ------------------------

Item 14. Indemnification of Directors and Officers.

           Section 17 of the Second Amended and Restated Declaration of Trust and Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner, certain of its affiliates and certain of its directors, officers and controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of a Managing Owner or its affiliates, directors, officers and controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Item 15.   Recent Sales of Unregistered Securities.

           The Initial Unitholder of the Trust acquired Units for $1,600 on June 7, 1995 in order to permit the formation of the Trust. This amount was returned to the Initial Unitholder, and its Units cancelled, when Units were first sold to the public. No underwriter or selling agent was used in this transaction, which was exempt from registration under Section 4(2) of the Securities Act of 1933.

Item 16.   Exhibits and Financial Statement Schedules.

           The following documents (unless indicted) are filed herewith and made a part of this Registration Statement.

           (a)   Exhibits.

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
  3.01       Second Amended and Restated Declaration of Trust and Trust Agreement
             of the Registrant (included as Exhibit A to the Prospectus).

  5.01(a)    Opinion of Sidley & Austin relating to the legality of the Units.

  5.01(b)    Opinion of Richards, Layton & Finger relating to the legality of the Units.

  8.01       Opinion of Sidley & Austin with respect to federal income tax consequences.



 10.01       Form of Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

 23.01       Consent of Sidley & Austin (contained in Exhibit 5.01(a) above).

 23.02       Consent of Richards, Layton & Finger (contained in Exhibit 5.01(b) above).

 23.03       Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

 23.04       Consent of Coopers & Lybrand L.L.P.

 27.01       Financial Data Schedule

           The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-90756), as filed with the Commission on March 1, 1996.

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
  1.01       Selling Agreement among the Trust, the Managing Owner and the Principal Selling
             Agents (includes form of Additional Selling Agent and Correspondent Selling
             Agent Agreement).

 10.02(a)    Customer Agreement among the Trust, the Managing Owner and a Principal Selling
             Agent, in its capacity as a futures commission merchant.

 10.02(b)    Customer Agreement among the Trust, the Managing Owner and a Principal Selling
             Agent, in its capacity as a futures commission merchant.

 10.05       Escrow Agreement between the Trust and Chemical Bank. N.A.

           The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed with Amendment No. 2 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-90756), as filed with the Commission on July 11, 1995 and which became effective on July 12, 1995.

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
 10.01(a)    Form of Subscription Agreement and Power of Attorney.

           The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to Registrant's Registration Statement on Form S-1 (Reg. No. 33-90756), as filed with the Commission on June 27, 1995 and which became effective on July 12, 1995.

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
  3.02       Certificate of Trust of the Registrant.
 99.03       Treatment of Delaware Business Trusts.
 99.04       North American Securities Administrators Association, Inc. Guidelines for the
             Registration of Commodity Pool Programs.

           The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Registrant's Registration Statement on Form S-1 (Reg. No. 33-90756), as filed with the Commission on April 4, 1995 and which became effective on July 12, 1995.

EXHIBIT
NUMBER       DESCRIPTION OF DOCUMENT
-------      -----------------------
 99.01       Securities and Exchange Commission Release No. 33-6815 -- Interpretation and Request for
             Public Comment -- Statement of the Commission Regarding Disclosure by Issuers of Interests
             in Publicly Offered Commodity Pools.  (54 Fed. Reg. 5600; February 6, 1989).

 99.02       Commodity Futures Trading Commission -- Interpretive Statement and Request for Comments --
             Statement of the Commodity Futures Trading Commission Regarding Disclosure by
             Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for
             Comments.  (54 Fed. Reg. 5597; February 6, 1989).

           (b)  Financial Statement Schedules.

           No Financial Schedules are required to be filed herewith.

Item 17.  Undertakings.

           (a)(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 14th day of April, 1998.


THE MILLBURN WORLD RESOURCE TRUST


By:  Millburn Ridgefield Corporation
           Managing Owner



By  /s/  HARVEY BEKER
    ------------------------
         Harvey Beker
         President

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed below by the following persons on behalf of Millburn Ridgefield Corporation, Managing Owner of the Registrant, in the capacities and on the date indicated.

/s/  GEORGE E. CRAPPLE      Vice Chairman, Co-Chief Executive          April 14, 1998
-----------------------       Officer and Director (Principal
     George E. Crapple        Executive Officer)


/s/  HARVEY BEKER           President, Co-Chief Executive Officer      April 14, 1998
-----------------------       and Director (Principal Financial
     Harvey Beker             and Accounting Officer)



-----------------------     Chairman and Director                      April __, 1998
     Malcolm H. Wiener

           (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Millburn Ridgefield Corporation.)


MILLBURN RIDGEFIELD CORPORATION        Managing Owner of Registrant

By  /s/  HARVEY BEKER
    ------------------------                                           April 14, 1998
         Harvey Beker
         President

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF DOCUMENT

3.01 Second Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (included as Exhibit A to the Prospectus)

5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.

5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01 Form of Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

23.01 Consent of Sidley & Austin (contained in Exhibit 5.01(a) above).

23.02                Consent of Richards, Layton & Finger (contained in
                     Exhibit 5.01(b) above).

23.03                Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.04                Consent of Coopers & Lybrand L.L.P.

27.01                Financial Data Schedule.